UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Baxter International Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION
DATED MARCH 13, 2026

Baxter

May 5, 2026

Baxter International Inc. Headquarters
One Baxter Parkway
Deerfield, Illinois 60015

Dear Stockholder	Baxter International Inc. One Baxter Parkway Deerfield, Illinois 60015
March 13, 2026

I am pleased to invite you to attend Baxter’s 2026 Annual Meeting of Stockholders, to be held on Tuesday, May 5, 2026, at 9:00 a.m. Central Time. The accompanying Notice of 2026 Annual Meeting of Stockholders and Proxy Statement provide detailed information regarding the meeting and the matters to be voted upon.
I joined Baxter as president and chief executive officer (CEO) in late August 2025, at a meaningful moment in Baxter’s ongoing transformation. Since then, my focus has been clear: to listen and learn, engage deeply across the organization and with our customers and stockholders, and lead decisively, building on Baxter’s solid foundation while positioning the company for long‑term success.
It is a privilege to lead a company with Baxter’s legacy and our Mission to Save and Sustain Lives. Each year, our essential, market‑leading products help support the care of more than 350 million patients worldwide, highlighting our commitment to those we serve.
Year‑in‑Review Highlights
Baxter made meaningful progress over the past year across strategic, operational, innovation and corporate responsibility priorities, including the following:
•Portfolio Action: Completed the sale of the Kidney Care business, now known as Vantive Health LLC, to Carlyle Group Inc. on January 31, 2025, generating approximately $3.3 billion of net after‑tax proceeds. This transaction marked the final piece of the strategic transformation initiatives announced in January 2023.
•Product Introductions and Innovation: Introduced several new products and solutions across our portfolio, including:
◦Welch Allyn Connex 360 Vital Signs Monitor, a next‑generation patient monitoring device within Baxter’s connected monitoring portfolio.
◦Voalte Linq, a device powered by Scotty assistant, Baxter’s first voice‑activated technology, designed to streamline communication among care teams and integrate with Baxter’s care communications suite, including Voalte Mobile and Voalte Nurse Call.
◦Hemopatch Sealing Hemostat with room‑temperature storage, launched in markets throughout Europe to enhance accessibility in the operating room.
•Operational Resilience and Supply Chain Strength: Continued to execute recovery actions following the impact of Hurricane Helene in late September 2024 at Baxter’s North Cove manufacturing facility. By May 2025, inventory levels were restored and product allocations removed for all intravenous (IV) solutions manufactured at the site. Baxter also received a Gold Level Resiliency Badge from the Healthcare Industry Resilience Collaborative in the areas of IV Solutions, Nutrition Solutions, and Premix Drugs.
•Customer Programs and Partnerships: Expanded participation in customer supply‑assurance programs, including collaboration with Vizient Inc. (the U.S.’s largest provider‑driven healthcare performance improvement company) to incorporate IV fluids into the Vizient Reserve Program, providing participating healthcare organizations with access to dedicated, on‑demand inventory during periods of supply disruption.
•Corporate Responsibility: Published Baxter’s 2024 Corporate Responsibility Report, reinforcing our continuing commitment to responsible, transparent and sustainable business practices. As just one example, last November, the Baxter Foundation announced a renewed partnership with Northwestern University’s School of Education and Social Policy, supported by a three‑year $2.6 million grant, to continue delivering STEM programs for students and teachers across Chicagoland through the Baxter Center for Science Education.

Our Focus
Despite our many accomplishments, this past year was challenging for the company and we are in the early stages of a turnaround. My role as president and CEO is still in the early days, and I am encouraged by the engagement of our employees worldwide and by the progress underway across the company as we work to deliver strategically, operationally and commercially. Baxter remains focused on stabilizing business performance, strengthening execution, thoughtful capital allocation and long‑term value creation, guided by our Mission and supported by a resilient, dedicated global team. And as we build from this foundation, we are taking steps to help ensure we continue progressing toward Building the Best Baxter. Central to these efforts was the launch last October of the Baxter Growth and Performance System (GPS), which establishes a consistent operating cadence, shared performance expectations and culture of continuous improvement.
In parallel, we refined our operating model to reduce complexity and bring leadership closer to our customers and markets. Earlier this year, we introduced a streamlined structure that removes a layer of leadership and embeds more functional capabilities directly within our businesses. These changes are intended to support faster decision-making, clearer accountability and improved execution.
As these actions take hold, teams across Baxter are increasingly aligned around their business priorities and customer needs. Guided by GPS, we remain focused on operational effectiveness, disciplined capital allocation and sustainable long‑term value creation, always inspired by our vision to redefine healthcare delivery across the care journey.
Annual Meeting Information
Baxter’s 2026 Annual Meeting of Stockholders will be held exclusively in a virtual format. Attendance and participation information is included in the accompanying Notice of 2026 Annual Meeting of Stockholders and Proxy Statement.
Details of the business to be conducted at the Annual Meeting are described in the Proxy Statement, which stockholders are encouraged to review carefully.
Your vote is important to us, and I urge you to vote your shares as promptly as possible. Stockholders may vote by Internet or telephone. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the accompanying envelope. Stockholders of record will also be able to vote at the Annual Meeting.
You will be able to submit questions in advance of and during the Annual Meeting.
On behalf of the Board of Directors and management, thank you for your continued support and investment in Baxter. We look forward to your participation in the Annual Meeting.
Regards,

Andrew Hider President and CEO

Dear Stockholder	Baxter International Inc. One Baxter Parkway Deerfield, Illinois 60015
March 13, 2026

Thank you for your continued support and investment in Baxter. This past year has been a challenging year for the company, and it was also a year of tremendous change, during which I acted as the interim CEO beginning in February 2025 until the appointment of Andrew Hider as president and CEO this past August. We appointed Andrew following a robust search process. Our objective in appointing Andrew was to bring a proven, top-quality leader well-positioned to help unlock the full potential of Baxter as a transformed, more streamlined and focused company.
Baxter has a strong foundation built on its foundation to Save and Sustain Lives but strengthening our business and positioning for growth is a long-term transition that takes time. The full Board is supportive of the actions Andrew and the management team are taking to set a new clear path forward and deliver meaningful impact for customers, patients and long-term value creation for stockholders. The full Board continues to play a critical role in our strategy oversight, and in 2025, we completed the strategic initiatives previously announced in January 2023, including the sale of our Kidney Care business. We are also particularly proud of the swift actions Baxter took, with direct oversight from our Board, in response to Hurricane Helene, supporting our employees in the impacted communities, bringing the North Cove facility back online in late 2024 and helping to provide ongoing supply to our patients while we worked to return the facility to pre-hurricane levels (which we did in early 2025).
In 2025, the Board remained committed to strong corporate governance practices and transparent disclosure as highlighted by the following focus areas and recent developments at Baxter:
•Effective Board and Management Succession Planning: The Board took a thoughtful approach to the CEO succession process and evaluated both internal and external candidates before appointing Andrew Hider as CEO in August. We retained a leading search firm to support us and the Board formed a CEO Search Working Group consisting of independent directors to oversee the process. In 2025, the Board also formed an Operating Committee to assist management and the Board throughout the ongoing CEO transition. The Operating Committee dissolved in January 2026 in accordance with the terms of its charter.
In connection with Andrew's appointment, the Board determined it was the appropriate time to separate the roles of Chair of the Board and CEO, consistent with prior commitments made by the Board. The Board regularly reviews its leadership structure and believes that separating the positions of Chair and CEO at this stage of Baxter’s transformation best allows Andrew to focus on facilitating strong executive leadership, as well as the day-to-day strategic, operational and financial matters necessary to operate our business.
•Robust Board Refreshment and Active Committee Chair Rotation: The Board is composed of an experienced group of independent directors with an appropriate mix of skills, experience and qualifications to provide effective company oversight. The Board believes in the importance of maintaining a balance of fresh perspectives and significant institutional knowledge and expertise, and as such, views our comprehensive refreshment practices as a critical component of better positioning Baxter for long-term success in a dynamic industry and a complex regulatory environment.
As part of our thoughtful approach to Board composition, we welcomed Michael McDonnell to the Board and the Audit Committee in February. Michael is the former executive vice president and chief financial officer of Biogen Inc., and complements the Board’s breadth of expertise with decades of CFO experience across major global life sciences and technology companies, and deep proficiency in financial management, capital markets and governance. With Michael’s appointment, we have added three of our current independent directors to the Board over the last three years. We would also like to take a moment to thank our departing directors: Cathy Smith and Stephen Rusckowski, who resigned from the Board in February, and Dr. Stephen Oesterle, who will be retiring from the Board in May in accordance with our retirement policy, for their service and contributions to the Board throughout their respective tenures.
In connection with our ongoing Board refreshment, and as part of our commitment to continuously evaluate our Board Committee leadership, we are pleased to announce that William Ampofo will be taking on the role of Quality and Regulatory Compliance Committee Chair upon Dr. Oesterle's retirement and Patricia Morrison assumed the position of Nominating, Corporate Governance and Public Policy Committee Chair earlier this year in connection with Cathy Smith's departure.

•Commitment to Stockholder Engagement and Responsiveness: Baxter maintains a robust annual corporate governance engagement program that allows us to better understand the perspectives of our stockholders. In 2025, Baxter reached out to and engaged with many of our institutional stockholders, focusing conversations on strategy and performance, management succession planning, the Board leadership structure, executive compensation and other corporate governance and sustainability matters.
As a result of our stockholder engagement, the Board is better able to incorporate stockholder views into our decision-making process. Specifically, in response to the support received for a 2024 stockholder proposal, the Board amended Baxter’s stock ownership guidelines to implement additional executive stock retention requirements to better support achievement of the required holdings in the prescribed timeframe. Baxter also continues to evolve its proxy disclosure in response to feedback we have heard from our stockholders, further clarifying the factors that are considered when reviewing executive pay. We remain committed to soliciting the views of our stockholders and continuing our strong track record of responsiveness.
On behalf of the Board, thank you in advance for your support at the 2026 Annual Meeting of Stockholders, which will be held on May 5, 2026. The attached Notice of 2026 Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business being conducted.
As we move forward in 2026 and beyond, we believe Baxter is well positioned to enhance its operational effectiveness and ultimately to drive benefit to our patients, customers and stockholders. We remain confident in the strength of our leadership team and Board to guide Baxter forward.
Best regards,

Brent Shafer Non-Executive Chair of the Board

Notice of 2026 Annual Meeting of Stockholders and Proxy Statement
The accompanying proxy statement is solicited on behalf of the Board for use at the Annual Meeting to be held on Tuesday, May 5, 2026. On or about March , 2026, Baxter International Inc. (we, our, Baxter or the company) began mailing to stockholders of record a Notice of Internet Availability of Proxy Materials providing instructions on how to access proxy materials via the Internet and how to vote online (www.proxyvote.com). Stockholders who did not receive the Notice of Internet Availability of Proxy Materials as a result of a previous election will receive a paper or electronic copy of the proxy materials, which we also began sending on or about March , 2026.
To assist you in reviewing the proposals to be acted upon at the Annual Meeting, this section presents summary detail about each non-routine voting item. For more complete information, please review our Annual Report on Form 10-K for the year ended December 31, 2025 and the complete proxy statement.

Meeting Details

Tuesday, May 5, 2026 at 9:00 a.m., Central Time

Online access to the Annual Meeting will begin at 8:45 a.m., Central Time, on the same date

You can attend the Meeting by accessing www.virtual shareholdermeeting.com/BAX2026
The Annual Meeting is scheduled to be held by means of a virtual-only format to provide a safe, convenient and cost-efficient experience to all stockholders regardless of location.
The Annual Meeting will be held for the following purposes:

PROPOSAL		BOARD RECOMMENDATION	PAGE

1	To elect the nine directors named in this proxy statement.	FOR each nominee	14
2	To approve, on an advisory basis, named executive officer compensation for 2025.	FOR	41
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.	FOR	87
4	To approve the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan.	FOR	93
5	To approve an amendment to our Amended and Restated Certificate of Incorporation to amend Board size.	FOR	105
Stockholders of record at the close of business on March 13, 2026 will be entitled to vote at the Annual Meeting.
By order of the Board,
Ellen K. Bradford | Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
The proxy statement relating to the Annual Meeting and the Annual Report to Stockholders for the year ended December 31, 2025 are available at http://materials.proxyvote.com/071813
The Annual Meeting will again be held only in a virtual format to provide a safe, convenient and cost-efficient experience to all stockholders regardless of location. As always, you are encouraged to vote your shares prior to the Annual Meeting whether or not you plan to attend the Annual Meeting. Details on how to attend the Annual Meeting and further information can be found at “Other Information—Attending the Annual Meeting.”

2026 Annual Meeting of Stockholders and Proxy Statement |	1

Proxy Statement Highlights
To assist you in reviewing the proposals to be acted upon at the Annual Meeting, this section presents summary detail about each non-routine voting item. For more complete information, please review the Baxter International Inc. (we, our, Baxter or the company) Annual Report on Form 10-K for the year ended December 31, 2025 (the 2025 Form 10-K) and the complete proxy statement.

Proposal 1

Election of Directors
What am I voting on?
You will be asked to vote for the election of the nine director nominees set forth below for a term of one year.
What is the Board’s recommendation?
The Board recommends a vote FOR the election of each of the director nominees.
As reflected in the director skills matrix included on page 4, the Board believes that the nine directors standing for election possess a desirable mix of skills, backgrounds, professional and industry experience and qualifications. The composition of the Board further reflects its commitment to regular refreshment, as demonstrated by the appointment of Michael McDonnell earlier this year.
The Board believes that each director is individually qualified to make meaningful and substantial contributions to the Board, and, collectively, the directors’ diverse and complementary skill sets, viewpoints and perspectives enable the Board to provide Baxter with valuable insight and effective oversight with respect to our business, overall performance and strategic direction. Our directors’ qualifications have also enabled the Board, as a whole, to more effectively consult with management on succession planning, including in connection with Andrew Hider's appointment as President and CEO, effective in August 2025, as well as with respect to our strategic and operational actions and capital allocation decisions (including the January 2025 sale of our Kidney Care business and our response to Hurricane Helene). See below for additional information regarding the qualifications, experiences and backgrounds of the director nominees and recent Board developments.

Where can I find more information?
Concise supporting information is presented below.
See also “Corporate Governance at Baxter International Inc.—Proposal 1—Election of Directors” for additional information.

The Board recommends a vote FOR the election of each of the director nominees.

2	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Proxy Statement Highlights
Overview of Director Nominees

NAME[1] PRIMARY OCCUPATION	AGE	DIRECTOR SINCE	INDEPENDENT Y/N	KEY ATTRIBUTES AND SKILLS	A	CHC	NCGPP	QRC

William A. Ampofo II Senior Vice President, Parts & Distribution Services and Supply Chain, Boeing Global Services, Boeing Company	52	2023	Y	•Deep operational expertise and strong track record as a supply chain leader •Significant experience driving transformation and enabling strategic transactions at multinational companies				●
Jeffrey A. Craig Former Chief Executive Officer and President, Meritor, Inc.	65	2024	Y	•Significant financial expertise, including as Chief Financial Officer at Meritor, Inc. •Meaningful leadership, risk management and operational experience	●	■
Andrew P. Hider President and Chief Executive Officer	49	2025	N	•Strong track record of disciplined execution and innovation •Meaningful experience leading global organizations and driving strategic transactions
Michael R. McDonnell Former Executive Vice President and Chief Financial Officer of Biogen Inc.	62	2026	Y
•Significant financial expertise and corporate leadership experience, including in business transformation, complex refinancing and capital structure optimization, financial management, accounting principles and practices and capital markets transactions
•Meaningful management experience in the global healthcare industry
					■
Patricia B. Morrison Former Executive Vice President, Customer Support Services & Chief Information Officer, Cardinal Health, Inc.	66	2019	Y	•Significant experience in information technology (IT) and cybersecurity at global healthcare companies •Meaningful human capital management experience	■		●
Nancy M. Schlichting Former President and Chief Executive Officer, Henry Ford Health System	71	2021	Y	•Significant experience in healthcare administration in senior-level executive roles with health care providers •Meaningful human capital management experience		●		■
Brent Shafer ▲ Former Chair and Chief Executive Officer, Cerner Corporation	68	2022	Y
•Significant experience leading global organizations, including as Chair and Chief Executive Officer of Cerner Corporation
•Strong digital health capabilities and experience transforming complex organizations
							■
Amy A. Wendell Former Senior Vice President of Strategy and Business Development, Covidien plc	65	2019	Y
•Extensive experience in business development and strategy in the healthcare industry, including significant mergers & acquisitions and integration experience
•Expertise in portfolio management and resource allocation decision making
						■		■
David S. Wilkes, M.D. Former Dean of University of Virginia School of Medicine, Chief Scientific Officer and Co- Founder, ImmuneWorks, Inc.	69	2021	Y
•Significant scientific and medical experience, including as the co-founder and chief scientific officer of a biotechnology start-up
•Extensive experience leading large, complex organizations, including as a former dean of a large medical school
							■	■

●	Committee Chair	▲	Independent Chair of the Board	NCGPP	Nominating, Corporate Governance and Public Policy Committee
■	Committee Member	A	Audit Committee	QRC	Quality and Regulatory Compliance Committee
		CHC	Compensation and Human Capital Committee

1.Directors standing for election on May 5, 2026. Committee assignments and ages reflected in this chart generally speak as of March 13, 2026; provided, that Mr. Ampofo’s appointment as the chair of the QRC Committee will become effective in May 2026 in connection with Dr. Stephen Oesterle’s retirement from the Board.

2026 Annual Meeting of Stockholders and Proxy Statement |	3

Proxy Statement Highlights	Table of Contents
Board Qualifications, Experiences and Backgrounds
The matrix included below represents some of the key skills, experiences and backgrounds that the Board has identified as particularly valuable and illustrates how the current director nominees individually and collectively possess these key competencies and backgrounds. The matrix does not encompass all of the skills, experience, qualifications and attributes of the director nominees (including additional ones that may have been considered in this year's director nomination process), and no specific weights are assigned to any of the skill sets in the matrix. Additionally, the fact that a particular skill, experience, qualification or attribute for a nominee is not listed below does not mean that he or she does not possess that particular skill, experience, qualification or attribute. The Board believes that its highly qualified director nominees provide the Board with a complementary mix of skills, experience and perspectives necessary for effective oversight.

SKILLS AND EXPERIENCE	WILLIAM AMPOFO	JEFFREY CRAIG	ANDREW HIDER	MICHAEL MCDONNELL	PATRICIA MORRISON	NANCY SCHLICHTING	BRENT SHAFER	AMY WENDELL	DAVID WILKES

Healthcare Marketing / Delivery
Relevant expertise required to effectively assess Baxter’s portfolio management and innovation strategies in light of the competitive and dynamic landscape in which we operate
				■	■	■	■	■	■

Quality, Regulatory and Compliance
Critical skills (including the development and oversight of clinical trials) needed to help us launch new products and maintain our commitment to patient safety and quality
	■					■		■	■
Financial Expertise / Risk Management Critical skills necessary to help promote our financial performance and to help maintain appropriate internal controls	■	■	■	■	■	■	■	■

Manufacturing and R&D
Critical knowledge to help oversee our global manufacturing and research and development operations, including in response to global supply chain challenges and evolving macroeconomic dynamics
	■	■	■				■	■
Cyber / IT Relevant expertise as we pursue digital health opportunities, consistent with emerging cybersecurity, privacy and artificial intelligence regulations as well as evolving market demands		■			■
M&A / Transactional Important skills to help us achieve our long term strategies as we assess potential future portfolio adjustments consistent with our deleveraging commitments	■	■	■	■		■	■	■
International International market knowledge and business acumen relevant to our international business operations.	■	■	■	■	■		■	■
Human Capital Management Essential skills to help oversee our talent and leadership development, employee compensation and employee engagement efforts		■	■	■	■	■	■		■
Other Sector Leadership Enables the Board to incorporate best practices from other industries, in response to emerging trends or otherwise	■	■	■	■	■		■	■	■

DEMOGRAPHIC INFORMATION(1)

Gender	M	M	M	M	F	F	M	F	M
Ethnic/Racial Diversity	■								■
LGBTQ+						■
1.As self-identified by each director nominee.

4	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Proxy Statement Highlights
2025 Board and Governance Highlights
Strong Governance Practices
We remain committed to strong corporate governance practices and protecting stockholder rights. As a result, the Board has adopted the following practices and provisions, among others:

CORPORATE GOVERNANCE HIGHLIGHTS

COMMITMENT TO STOCKHOLDER RIGHTS	STRONG GOVERNANCE PRACTICES

•Annual director elections
•Stockholders have the right to call special meetings (with a 15% threshold)
•Stockholders have the right to act by written consent
•Proxy access rights
•Majority voting standard coupled with a resignation policy
•Single class of voting stock
•No poison pill in place
•No supermajority voting provisions
•Annual “Say-on-Pay” advisory vote
•Robust stockholder engagement program, including participation of select directors

•Meaningful director and officer stock ownership requirements, which were recently revised consistent with peer company practices and in response to stockholder feedback
•Policy on directors’ outside public company board service
•Annual Board and committee self-evaluations (with the assistance of third-party advisors from time to time)
•Annual independent director evaluations of the CEO
•Comprehensive Board oversight of strategic and operational plans, transformation initiatives, risk management (including cybersecurity, data protection, artificial intelligence and sustainability and corporate responsibility matters) and Board and management succession planning
•Policies prohibiting hedging, short selling and pledging of our common stock
•Robust director orientation and continuing education

BOARD COMPOSITION	INDEPENDENCE

•Separated the Chair and CEO positions, with an independent Non-Executive Chair
•Board comprised of directors with a diverse mix of skills, backgrounds, professional and industry experience and qualifications
•Mandatory retirement age (subject to certain specified exceptions)
•Regular Board refreshment, which has resulted in the appointment of three of our current independent directors over the last three years
•Varied lengths of Board tenure with an average tenure of 3.6 years for the director nominees

•All Board committee members are independent
•Eight of nine director nominees are independent
•Use of independent experts, such as auditors and compensation consultants
•Executive sessions of independent directors held at each regularly scheduled Board meeting

Governance Practices	See pages 24 and 27

2026 Annual Meeting of Stockholders and Proxy Statement |	5

Proxy Statement Highlights	Table of Contents
Focus on Board Refreshment and Oversight Responsibilities
Continued Board focus on refreshment, as well as consideration of feedback from our stockholders, led to the separation of the Chair and CEO roles and additional changes in Board and committee composition and responsibilities in 2025 and 2026, as described below:

BOARD REFRESHMENT AND OVERSIGHT RESPONSIBILITIES

•In February 2025, Brent Shafer was appointed as Executive Chair and Interim CEO in connection with the departure of Joe Almeida, our former CEO, while the Board searched for a permanent CEO with the assistance of a leading search firm. The Board also formed a CEO Search Working Group consisting of independent directors to oversee the search. Nancy Schlichting served as Lead Independent Director during this interim period.
•In February 2025, the Operating Committee of the Board was formed to support the CEO transition. It was dissolved in January 2026, six months after the appointment of the permanent CEO in accordance with the terms of its charter.
•In August 2025, Andrew Hider was appointed as President and CEO and as a director of the Board after completion of a robust search process.
•In August 2025 in connection with Mr. Hider's appointment, the roles of Chair of the Board and CEO were separated (consistent with the Board’s prior commitments) and Brent Shafer was appointed to serve as Non-Executive Chair of the Board.

•In February 2026, the Board appointed Michael McDonnell, former Chief Financial Officer of Biogen Inc., to the Board.
•Ongoing Board refreshment resulted in the appointment of Jeffrey Craig to the CHC Committee and the appointment of Mr. McDonnell to the Audit Committee. Patricia Morrison was appointed as chair of the NCGPP Committee in connection with Cathy Smith’s departure from the Board.
•Dr. Stephen Oesterle will retire from the Board, in accordance with the Board's mandatory retirement policy, in May 2026. William Ampofo will become the chair of the QRC Committee, effective upon Dr. Oesterle's retirement.
•Refreshed our Corporate Governance Guidelines and each standing committee's charter in furtherance of our continuing commitment to strong governance and transparency. For additional information on our Corporate Governance Guidelines and committee charters, see "Corporate Governance at Baxter International Inc.—Other Corporate Governance Information—Corporate Governance Guidelines” and "Corporate Governance at Baxter International Inc.—Committees of the Board", respectively.

Average Director Age*	Average Director Tenure*
63 years	3.6 years

*Applicable to director nominees as of March 13, 2026.
Board's and Board Committees' Annual Self-Assessment Process
In November 2025, the Board and each of its committees conducted a self-assessment process in which each independent director provided commentary on the performance and effectiveness of the Board and each committee on which he or she served. Outputs from this assessment process informed the Board's and each committee's continuing refreshment efforts as well as changes to standing committee charters and our Corporate Governance Guidelines. For more information regarding this annual evaluation process, see "Corporate Governance at Baxter International Inc.— Board of Directors— Annual Board and Committee Evaluation".

6	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Proxy Statement Highlights
Stockholder Engagement
We have a robust corporate governance outreach program in place to enable us to better understand the perspectives of our stockholders. Our efforts to engage with stockholders on these important topics are reflected by the following statistics:

Total Percentage of Shares Held by Stockholders Contacted in 2025*	Total Percentage of Shares Held by Stockholders Engaged in 2025*
~ 68%	~ 61%
*Calculated as of December 31, 2025.
Topics discussed with stockholders in 2025 included our strategy and performance, management succession planning (including the Board's search for a permanent CEO) and other corporate governance and strategic matters, including Board composition, Board leadership structure, executive compensation matters, proposed changes to our stock ownership guidelines and sustainability and corporate responsibility initiatives.
Responsiveness to Stockholders
We are committed to being responsive to the views of stockholders and have worked to reflect stockholders' perspectives in our governance policies, executive compensation program and sustainability and corporate responsibility initiatives. This engagement over the years has resulted in enhancements to our proxy statement disclosure, including disclosures relating to ongoing Board refreshment efforts, management succession planning as well as various corporate governance and sustainability and corporate responsibility related updates. In addition, the Board amended Baxter's stock ownership guidelines to implement additional stock retention requirements to better support achievement of the required stock ownership in the applicable compliance period (see "Executive Compensation—Compensation Discussion and Analysis—Additional Compensation Governance—Stock Ownership Guidelines for Executive Officers" for additional detail on the amendments to our stock ownership guidelines). While the Board adopted these changes consistent with peer company practices, stockholder feedback in response to a related stockholder proposal informed the Board's decision making. We continue to evolve our disclosure regarding the performance reviews of the CEO and the other named executive officers (NEOs) and related incentive payout determinations. We also continue to evaluate our compensation policies in light of stockholder feedback as recently shown with the implementation of our new executive cash severance policy, which limits each named executive officers' cash severance benefits. These actions are a continuation of the Board’s strong track record of attentiveness to stockholder feedback.

2026 Annual Meeting of Stockholders and Proxy Statement |	7

Proxy Statement Highlights	Table of Contents

Proposal 2

Advisory Vote to Approve Named Executive Officer Compensation for 2025
What am I voting on?
You are asked to cast a non-binding advisory vote to approve Baxter’s 2025 compensation programs as described in the “Executive Compensation—Compensation Discussion and Analysis” section of the proxy statement.
What is the Board’s recommendation?
The Board recommends a vote FOR this proposal.
The Board and the CHC Committee believe that Baxter’s executive compensation programs appropriately align executives’ interests with Baxter’s strategies and long-term objectives. See “—Performance Highlights” below for additional information regarding 2025 financial and compensation design highlights.

Where can I find more information?
Concise supporting information is presented below.
See “Executive Compensation—Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation for 2025” for additional information.

The Board recommends a vote FOR this proposal.

8	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Proxy Statement Highlights
Performance Highlights
Baxter's publicly reported financial results from continuing operations for 2025 are set forth below. Our performance in 2025 reflects the impact of certain macroeconomic and operational challenges, including the impact of global tariffs and clinical practice changes following Hurricane Helene. These amounts do not include results for our former Kidney Care business, which was sold in January 2025 and the results of which are reflected in our discontinued operations for 2024 and 2025.

Baxter’s publicly disclosed results from continuing operations for 2025	Adjusted Earnings per Share	Operating Cash Flow
	$2.27	$951M
	20% versus 2024	16% versus 2024

Global Net Sales	GAAP Earnings per Share	Free Cash Flow
$11.2B	($1.75)	$438M
6% versus 2024	NM1	17% versus 2024
1.No material change from 2024.
The amounts set forth above represent Baxter’s publicly disclosed results from continuing operations for 2025. Adjusted earnings per share (EPS) and free cash flow are non-GAAP financial measures. Adjusted EPS excludes the impact of special items, net of the related income tax effects. For purposes of calculating performance under our 2025 annual incentive plan, this measure is referred to in this proxy statement as Adjusted EPS From Continuing Operations. Free cash flow represents net cash provided by operating activities less capital expenditures. For purposes of calculating performance under our 2025 annual incentive plan, this measure is referred to in this proxy statement as Free Cash Flow From Continuing Operations. See Baxter’s Periodic Report on Form 8-K dated February 12, 2026 for a reconciliation of these non-GAAP measures to the applicable measure calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and for information about why management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with GAAP and the company’s reconciliations to corresponding GAAP financial measures, may enhance an investor’s overall understanding of our past financial performance and prospects for the future. Non-GAAP financial measures should be considered in addition to, and not as substitutes for, information prepared in accordance with GAAP.
For purposes of calculating performance under the company’s 2025 annual incentive plan, net sales were calculated at budgeted exchange rates (as of January 1, 2025). This measure is referred to in this proxy statement as Adjusted Net Sales From Continuing Operations.
See “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Determination of 2025 Annual Incentive Plan Payouts” for reconciliations of Adjusted Net Sales From Continuing Operations, Adjusted EPS From Continuing Operations and Free Cash Flow From Continuing Operations to the applicable measures calculated in accordance with GAAP.

Further Information

Financial results for 2025	See page 44

2026 Annual Meeting of Stockholders and Proxy Statement |	9

Proxy Statement Highlights	Table of Contents
Compensation Design for 2025
The table below summarizes Baxter’s compensation design for 2025 and highlights design and payouts that are linked to Baxter’s pay-for-performance philosophy. More detail regarding plan design can be found in the “Executive Compensation—Compensation Discussion and Analysis” section of the proxy statement.

	OBJECTIVE	TYPE	PERFORMANCE PERIOD	PERFORMANCE CRITERIA[1]			PERFORMANCE
BASE SALARY (CASH)	Provides a base level of competitive compensation to attract and retain executive talent	Fixed	Ongoing	The CHC Committee takes into account individual and business performance amongst many other factors			Limited base salary increases in 2025 (for only two NEOs) due to a promotion and to promote retention during leadership transitions
ANNUAL INCENTIVE (CASH)	Used to motivate and reward executives for company and individual performance	100% Performance Based	One Year	Adjusted Net Sales (50%)	X	Individual Performance Assessment Modifier (0%-125%)	Payouts between 52% and 61% of target, tied to business and individual performance
Adjusted EPS (25%)
Free Cash Flow (25%)
LONG TERM INCENTIVE (STOCK)	Used to motivate and reward an executive's contributions to achieving our long-term objectives and increasing stockholder value	•50% Performance Share Units (PSUs)	100% After Three Years	Adjusted Return on Invested Capital (ROIC) (50%)	X	Relative Total Shareholder Return (TSR) Modifier (80%, 100% or 120% applied)	PSU payout for cycle ending in 2025 was 57% of target
Adjusted Net Sales Compound Annual Growth Rate (CAGR) (50%)
		•25% Stock Options •25% Restricted Stock Units (RSUs)	One-third each year for three years	Stock Options and RSUs are at-risk compensation elements, as the value fluctuates on our stock price. No value is realized from stock options unless the stock price appreciates above the grant price.
1.Financial measures include continuing operations.

10	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Proxy Statement Highlights
Pay-For-Performance Alignment
Baxter’s annual and long-term incentive plans consist of metrics that we believe are among the most critical to drive sustainable financial performance. They provide a balance among focusing on organic growth, profitability and the financial health of day-to-day operations.

ANNUAL INCENTIVE PLAN METRICS (EXCLUDING DISCONTINUED OPERATIONS):

Adjusted Net Sales
•Most important metric in the annual incentive plan, as it is assigned twice the weight (50%) as each of the other two metrics, emphasizing the importance of growing sales. For Andrew Hider, Joel Grade, Heather Knight and David Rosenbloom, Adjusted Net Sales was measured on a company-wide basis, while for Reazur Rasul, Maria (Cecilia) Soriano and Alok Sonig, it was measured on a segment basis (Healthcare Systems and Technologies, Medical Products & Therapies and Pharmaceuticals, respectively).

Baxter Performance	Medical Products & Therapies	Healthcare Systems and Technologies	Pharmaceuticals
98% of target	96% of target	99% of target	97% of target

Adjusted EPS	•Assigned 25% weight in the annual incentive plan to recognize the importance of profitability as a key investor metric. Adjusted EPS is measured on a company-wide basis.	86% of target

Free Cash Flow
•Assigned 25% weight in the annual incentive plan to recognize the importance of having available cash to help fund growth and pay financial obligations. Free Cash Flow is measured on a company-wide basis.
45% of target

LONG-TERM INCENTIVE METRICS: (WITH A THREE-YEAR PERFORMANCE PERIOD)

Results for three-year period ended on December 31, 2025:
Adjusted ROIC[1]	•Recognizes the importance of efficient use of invested capital to generate sustainable long-term value.	87% of target

Adjusted Net Sales CAGR[2]	•Recognizes the importance of sales growth over a longer period to reinforce stability and future growth.	102% of target

Relative TSR	•Recognizes the importance of maximizing stockholder return.	3.0 percentile rank

1.This amount was adjusted for the divestitures of our former BioPharma Solutions (BPS) business in October 2023 and our former Kidney Care business in January 2025.
2.This amount was adjusted to exclude BPS and Kidney Care related revenue for the periods following our divestiture of those businesses.

2026 Annual Meeting of Stockholders and Proxy Statement |	11

Proxy Statement Highlights	Table of Contents

Proposal 4

Approval of the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan
What am I voting on?
You will be asked to vote on a proposal by management to approve Baxter’s Second Amended and Restated 2021 Incentive Plan.
What is the Board’s recommendation?
The Board recommends a vote FOR this proposal.

Where can I find more information?
Concise supporting information is presented below.
See “Proposal 4—Approval of the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan” for additional information.

The Board recommends a vote FOR this proposal.

Items to consider when evaluating this proposal:
On February 10, 2026, the Board approved the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan (Amended Plan), subject to stockholder approval at the Annual Meeting. The Board believes that it is in the best interests of Baxter and its stockholders to adopt the Amended Plan to help increase stockholder value by increasing the number of shares available under the plan to provide opportunities for Baxter to reward and motivate employees, directors and others who provide services to Baxter by linking performance with long-term stockholder value creation. If the Amended Plan is approved, we will continue to be able to make awards of long-term equity incentives, which the Board believes is critical for attracting, motivating, rewarding and retaining a talented team assembled to contribute to our future success, including in light of recent organizational and management changes. If the Amended Plan is not approved by our stockholders at the Annual Meeting, we will continue to operate the Baxter International Inc. Amended and Restated 2021 Incentive Plan (Existing Plan) pursuant to its current provisions (including share limitations) and we may be required to increase the cash component of our compensation mix which would restrict our ability to align the interests of our employees, directors and other service providers with the interests of our stockholders, to recruit and retain new executives, key employees and directors and motivate our current executives and key employees over a long-term horizon.

12	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Proxy Statement Highlights

Proposal 5

Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Amend Board Size
What am I voting on?
Our Board of Directors has approved and recommends that stockholders approve an amendment to Baxter’s Amended and Restated Certificate of Incorporation to provide that the Board shall consist of no fewer than five directors.
What is the Board’s recommendation?
The Board of Directors recommends a vote FOR the proposal.

Where can I find more information?
Concise supporting information is presented below.
See “Proposal 5—Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Amend Board Size” for additional information.

The Board recommends a vote FOR this proposal

Items to consider when evaluating this proposal:
Baxter's Amended and Restated Certificate of Incorporation (the Certificate of Incorporation) currently provides that the Board shall consist of no fewer than nine directors and no more than 17 directors, with the exact number being fixed by the Board. The Board recommends amending the Certificate of Incorporation to reduce the required minimum number of directors to five with no stated maximum limit. While the Board’s size has generally remained static since completion of the spinoff of Baxter’s bioscience business in July 2015, the Board size recently contracted consistent with Baxter’s smaller footprint after completion of the Kidney Care sale in January 2025 and ongoing Board refreshment. While the Board currently intends to maintain a roughly similar size going forward (after giving effect to the reduction to occur immediately prior to the Annual Meeting in connection with Dr. Oesterle’s retirement), the actual number of directors may vary from time to time. Additional changes are more likely during periods of additional strategic transformation as we may further reevaluate and adjust our Board composition to ensure continued alignment with evolving business priorities. The Board believes that providing greater flexibility in its size is in the best interest of Baxter and our stockholders as it will enable the Board to maintain the optimal number of directors to facilitate effective decision-making while also ensuring compliance with the Certificate of Incorporation during transitional periods. Further, the Board believes that setting a minimum of five directors will help preserve a variety of skills, perspectives and experience so that the Board can continue to provide effective strategic oversight. The Board remains committed to strong corporate governance practices and protecting stockholder rights, including by maintaining annual director elections, regular refreshment and strong Board independence.

2026 Annual Meeting of Stockholders and Proxy Statement |	13

Corporate Governance at Baxter International Inc.

Proposal 1

Election of Directors The Board has nominated nine director nominees for election for a term of one year.

The Board of Directors recommends a vote FOR the election of each of the director nominees named below under "-Nominees for Election as Directors".

In uncontested elections, our Bylaws require each director to be elected by a majority of the votes cast with respect to his or her election; that is, the number of votes cast “for” a director's election must exceed the number of votes cast "against" his or her election. Abstentions and broker non-votes are not considered votes cast and therefore have no effect on the election of directors. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors.
All of the nominees have indicated their willingness to serve if elected, but if any nominee should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board. The election of directors at the Annual Meeting is an uncontested election, which means each director nominee must receive a majority of the votes cast with respect to his or her election in order to be reelected to the Board. Unless proxy cards are marked otherwise, the individuals named as proxies intend to vote the shares represented by proxy in favor of all of the Board’s nominees.
Under our Bylaws, any incumbent director who fails to be reelected at the Annual Meeting because he or she does not receive the required majority support must offer his or her resignation to the Board. The NCGPP Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will consider the NCGPP Committee’s recommendation when deciding whether to accept or reject the tendered resignation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results are certified. A director who offers his or her resignation may not participate in the Board’s or the NCGPP Committee’s discussions or decision.
Set forth below under “–Nominees for Election as Directors” is information concerning each of the nominees for election.

14	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Nominees for Election as Directors
Nominees for Election as Directors

William A. Ampofo II | 52	Independent Director

Senior Vice President, Parts & Distribution Services and Supply Chain, Boeing Global Services Boeing Company	Director Since 2023	Independent Yes

Board Committees Quality and Regulatory Compliance (Chair, effective in May 2026)

Current Other Public Company Directorships •N/A	Prior Company Directorships (within past five years) •N/A

Professional Experience
Boeing Company, a leading global aerospace company
•Senior Vice President, Parts & Distribution and Supply Chain (2022 to present)
•Chair, Supply Chain Operations Council (2022 to 2025)
•Vice President, Supply Chain (2019 to 2022)
•Vice President, Business Aviation, General Aviation & OEM Services (2017 to 2019)
•Senior Vice President Global Operations and Supply Chain, Aviall (a Boeing company) (2016 to 2017)
United Technologies Corporation, a multinational conglomerate with aerospace and defense product offerings (among others) that merged with Raytheon Company
•Vice President, Supply Chain Commodity & Cost Management (2015 to 2016)
•Vice President, Business Process Management (2013 to 2015)
•Director, Global General Procurement (2011 to 2013)

Skills and Experiences Supporting Nomination
•Quality, Regulatory and Compliance - Obtained extensive experience delivering high-quality service offerings and overseeing quality management while serving in roles of increasing responsibility at Boeing Company (Boeing) and United Technologies Corporation (United Technologies). Serves on Baxter's Quality and Regulatory Compliance Committee and will start serving as the committee's chair in May 2026.
•Financial Expertise / Risk Management - Gained meaningful finance and risk management experience working in various roles with responsibilities related to, and oversight of, corporate strategy at Boeing and United Technologies.
•Manufacturing and R&D - Deep operational expertise and strong track record as a seasoned supply chain leader. Extensive experience leading global supply chain businesses as a result of his service at Boeing and United Technologies, including in his role as Chair, Supply Chain Operations Council and in his current role as Senior Vice President, Parts & Distribution Services and Supply Chain at Boeing.
•M&A / Transactional - Distinguished career driving transformation and enabling strategic transactions at multinational companies, including Boeing and United Technologies. At both companies he gained deep operational expertise and obtained significant experience working in roles of increasing responsibility related to operations and corporate strategy. Provided oversight support as a member of Baxter's former Operating Committee.
•International - Significant experience leading complex, global organizations as a result of his role as Chair, Supply Chain Operations Council and in his current role as Senior Vice President, Parts & Distribution Services and Supply Chain function at Boeing.
•Other Sector Leadership - Held senior leadership roles of large, multinational companies outside of the medical technology space, including Boeing and United Technologies.

2026 Annual Meeting of Stockholders and Proxy Statement |	15

Nominees for Election as Directors	Table of Contents

Jeffrey A. Craig | 65	Independent Director

Former Chief Executive Officer and President Meritor, Inc.	Director Since 2024	Independent Yes

Board Committees Audit (Chair); Compensation and Human Capital

Current Other Public Company Directorships •Arcosa, Inc. •Hyliion Holdings Corp.	Prior Company Directorships (within past five years) •Meritor, Inc.

Professional Experience
Meritor, Inc., a global supplier for commercial vehicle manufacturers
•Chief Executive Officer and President (2015 to 2021)
•President and Chief Operating Officer (2014 to 2015)
•Senior Vice President and President of Commercial Truck & Industrial (2013 to 2014)
•Senior Vice President and Chief Financial Officer (2009 to 2013)
General Motors Acceptance Corporation, a financial services company
•President and CEO of Commercial Finance (2001 to 2006)
•President and CEO of Business Credit Division (1999 to 2001)
Spent 15 years at Deloitte & Touche LLP, including five years as an audit partner.

Skills and Experiences Supporting Nomination
•Financial Expertise / Risk Management - Extensive experience during his tenure as an audit partner at Deloitte & Touche and through his service as Chief Financial Officer at Meritor, Inc. (Meritor) and leadership positions, with roles of increasing responsibility, at General Motors Acceptance Corporation (GMAC). Currently serves as the chair of the audit committees of Arcosa, Inc. (Arcosa), a manufacturer and provider of infrastructure-related products and solutions for the construction, energy, and transportation markets, and Baxter.
•Manufacturing and R&D - Significant experience in global manufacturing and research and development operations while serving in various leadership roles at Meritor and GMAC, including as Chief Executive Officer and Chief Operating Officer at Meritor.
•Cyber / IT - Gained meaningful experience while serving on the audit committee of Arcosa, which oversees the company's information technology cybersecurity risks, and Baxter, which provides oversight with respect to significant cyber incidents.
•M&A / Transactional - Developed deep operational, risk management and strategic expertise while serving in various executive positions at Meritor, including Chief Executive Officer and Chief Operating Officer.
•International - Served in various leadership roles and large, global companies, including Meritor and GMAC, and serves on the boards of directors of global companies, including Arcosa and Hyliion Holdings Corp (Hyliion).
•Human Capital Management - Gained significant experience in talent and leadership development and employee engagement efforts while serving in a wide array of senior leadership roles at large companies, including at Meritor and GMAC. Serves on Baxter's Compensation and Human Capital Committee.
•Other Sector Leadership - Has held various senior leadership roles and on the boards of directors of large, global companies, including Meritor and GMAC, and currently serves as the Chair of the Board of Hyliion, a developer and seller of power generation systems.

16	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Nominees for Election as Directors

Andrew P. Hider | 49	Executive Director

President and Chief Executive Officer Baxter International Inc.	Director Since 2025	Independent No

Board Committees N/A

Current Other Public Company Directorships •Tennant Company	Prior Company Directorships (within past five years) •ATS Corporation

Professional Experience
Baxter International, Inc.
•President and Chief Executive Officer (2025 to present)
ATS Corporation, a global automation solutions technology company
•Chief Executive Officer (2017 to 2025)
Taylor Made Group, LLC, a global supplier of products and systems for marine, transportation, agriculture, and construction markets
•Chief Executive Officer and President (2016 to 2017)
Danaher Corporation, a global life sciences and diagnostics company
•President, Veeder-Root (2014 to 2016)
•President, XOS (2013 to 2014)
•Vice President and General Manager, Anderson Group (2010 to 2013)
•General Manager and Director, Dover (2006 to 2010)
Held various finance and other management positions with General Electric Company from 2000 to 2006, culminating in President / General Manager for Tri-Remanufacturing, GE Aircraft Engines.

Skills and Experiences Supporting Nomination
•Financial Expertise / Risk Management - Obtained risk management and financial experience while serving as the Chief Executive Officer of ATS Corporation (ATS), Taylor Made Group LLC (Taylor Made) and most recently at Baxter, having previously served in finance positions at General Electric Company (GE). Currently serves on the audit committee of Tennant Company (Tennant), a global designer, manufacturer and marketer of cleaning solutions.
•Manufacturing and R&D - Gained extensive operations, global manufacturing, global sales, research and development and innovation experience while serving as Chief Executive Officer of Baxter, ATS and Taylor Made and while serving in a number of senior leadership roles at Danaher Corporation (Danaher).
•M&A / Transactional - Strong track record in disciplined execution and in driving strategic transactions, business growth and operational performance in a variety of complex business environments. Obtained significant experience while serving in leadership positions at ATS, Taylor Made and Danaher.
•International - Has over 25 years of cross-industry experience and global expertise. Meaningful experience leading global, diversified organizations, including serving as Chief Executive Officer of Baxter, ATS and Taylor Made. Also serves on the board of directors of Tennant.
•Human Capital Management - Significant experience in leadership development, employee engagement and human capital matters from his leadership roles at Baxter, ATS, Taylor Made and Danaher.
•Other Sector Leadership - Served as the Chief Executive Officer of ATS and Taylor Made and also currently serves on the board of directors of Tennant.

2026 Annual Meeting of Stockholders and Proxy Statement |	17

Nominees for Election as Directors	Table of Contents

Michael R. McDonnell | 62	Independent Director

Former Executive Vice President and Chief Financial Officer Biogen Inc.	Director Since 2026	Independent Yes

Board Committees Audit Committee

Current Other Public Company Directorships •Merit Medical Systems, Inc.	Prior Company Directorships (within past five years) •N/A

Professional Experience
Biogen Inc., a global biotechnology company
•Executive Vice President and Chief Financial Officer (2020 to 2025)
IQVIA Holdings Inc., a global provider of advanced analytics, technology solutions and contract research services
•Executive Vice President and Chief Financial Officer (2016 to 2020)
•Executive Vice President and Chief Financial Officer, Quintiles Transnational Corporation (merged with IQVIA Holdings Inc. in 2016) (2015 to 2016)
Intelsat S.A., a global provider of satellite services
•Executive Vice President and Chief Financial Officer (2008 to 2015)
MCG Capital Corporation, a commercial finance company
•Executive Vice President, Chief Operating Officer and Chief Financial Officer (2006 to 2008)
•Executive Vice President and Chief Financial Officer (2004 to 2006)
EchoStar Communications Corporation (doing business as DISH Network Corporation), a satellite television operator
•Executive Vice President and Chief Financial Officer (2004)
•Senior Vice President and Chief Financial Officer (2000 to 2004)
Spent 14 years at PricewaterhouseCoopers LLP, including four years as a partner.

Skills and Experiences Supporting Nomination
•Healthcare Marketing / Delivery - Gained broad industry experience across global biopharmaceuticals and healthcare technology while serving in executive roles at Biogen Inc. (Biogen) and IQVIA Holdings Inc. (IQVIA). Gained industry experience as a member of the board of directors of Merit Medical Systems, Inc. (Merit), a global manufacturer and marketer of proprietary medical devices used in interventional, diagnostic and therapeutic procedures.
•Financial Expertise / Risk Management - A seasoned financial executive with more than 35 years of experience providing financial and accounting advice and oversight to companies across multiple sectors. Gained valuable experience in business transformation, complex refinancing and capital structure optimization, financial management, accounting principles and practices and capital market transactions through his tenure as partner at PricewaterhouseCoopers LLP (PwC) and as Chief Financial Officer at Biogen, IQVIA, Intelsat S.A. (Intelsat), MCG Capital Corporation (MCG) and EchoStar Communications Corporation (EchoStar). Serves as the chair of Merit's Audit Committee, a member of Merit's Finance & Operating Committee and a member of Baxter’s Audit Committee.
•M&A / Transactional - Obtained significant strategic expertise and experience overseeing mergers and acquisitions and capital funding transactions while serving as the Chief Financial Officer of various complex, global companies. Led multiple enterprise-level transformations and strategic restructuring initiatives. Gained experience overseeing financial transactions while serving on the Audit and Finance & Operating Committees of Merit.
•International - Served as an executive officer at several global companies, including Biogen, IQVIA and Intelsat and on the board of directors of Merit.
•Human Capital Management - Extensive experience in talent and leadership development and employee engagement efforts while serving as an executive officer at large companies, including Biogen, IQVIA, Intelsat, MCG and EchoStar.
•Other Sector Leadership - Has held executive officer roles at large, global companies, in various industries, including the biotechnology, life sciences, telecommunications and financial services industries.

18	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Nominees for Election as Directors

Patricia B. Morrison | 66	Independent Director

Former Executive Vice President, Customer Support Services & Chief Information Officer Cardinal Health, Inc.	Director Since 2019	Independent Yes

Board Committees Audit; Nominating, Corporate Governance and Public Policy (Chair)

Current Other Public Company Directorships •Amerant Bancorp Inc.	Prior Company Directorships (within past five years) •Splunk, Inc. •Virtusa Corporation

Professional Experience
Cardinal Health, Inc., a global, integrated healthcare services and products company
•Executive Vice President, Customer Support Services and Chief Information Officer (2009 to 2018)
Mainstay Partners, a technology advisory firm
•Chief Executive Officer (2008 to 2009)
Previously served as Chief Information Officer (CIO) of both Motorola, Inc. and Office Depot, Inc. and held senior-level information technology (IT) positions at General Electric Company, PepsiCo, Inc., The Procter & Gamble Company and The Quaker Oats Company.

Skills and Experiences Supporting Nomination
•Healthcare Marketing / Delivery - Gained industry experience while serving as Executive Vice President, Customer Support Services and Chief Information Officer at Cardinal Health, Inc. (Cardinal), where she led global technology operations and customer support functions.
•Financial Expertise / Risk Management - Extensive experience across diverse global industries overseeing strategic, operational and financial aspects of IT as a result of her experience leading the IT function at large, multinational organizations and while serving as Chief Executive Officer of Mainstay Partners. Serves on the audit committees of Amerant Bancorp Inc. (Amerant), a publicly traded financial institution, and Baxter.
•Cyber / IT - Seasoned information technology executive with experience at multiple Fortune 500 companies, including Cardinal and Motorola, Inc. (Motorola). Gained deep knowledge of cybersecurity, digital transformation and global IT master planning while serving in leadership roles at Motorola, Office Depot, Inc. (Office Depot), PepsiCo (Pepsi), and General Electric (GE). Was named the 2007 CIO of the Year by the Executive's Club of Chicago and the Association of Information Technology Professionals. She was also inducted to the CIO Magazine Hall of Fame in 2008. Serves on the Audit Committee of Baxter, which provides oversight with respect to significant cyber incidents. Provided oversight support with respect to IT matters as a member of Baxter's former Operating Committee.
•International - Served in leadership positions at multiple multinational companies, including Cardinal, Motorola, Office Depot, Pepsi and GE.
•Human Capital Management - Gained significant experience overseeing human capital matters as a result of serving in a number of senior leadership positions across an array of complex, global organizations, including Cardinal, Motorola, Office Depot, Pepsi and GE.
•Other Sector Leadership - Served in IT leadership positions at a wide array of multinational companies in various industries, including Motorola, Office Depot, Pepsi and GE. Serves on the board of directors of Amerant.

2026 Annual Meeting of Stockholders and Proxy Statement |	19

Nominees for Election as Directors	Table of Contents

Nancy M. Schlichting | 71	Independent Director

Former President and Chief Executive Officer Henry Ford Health System	Director Since 2021	Independent Yes

Board Committees Compensation and Human Capital (Chair); Quality and Regulatory Compliance

Current Other Public Company Directorships •Encompass Health Corporation	Prior Company Directorships (within past five years) •Hill-Rom Holdings, Inc. •Pear Therapeutics, Inc. •Walgreens Boots Alliance

Professional Experience
Henry Ford Health System, a non-profit healthcare organization
•President and Chief Executive Officer (2003 to 2017)
•President and Chief Executive Officer of Henry Ford Hospital (2001 to 2003)
•Executive Vice President and Chief Operating Officer (1999 to 2003)
•Senior Vice President and Chief Administrative Officer (1998 to 1999)
Prior to joining Henry Ford Health System in 1998, Ms. Schlichting served as the President of the Eastern Region of Catholic Health Initiatives, President and Chief Executive Officer of Riverside Methodist Hospitals and Executive Vice President and Chief Operating Officer of Akron City Hospital and Summa Health System.

Skills and Experiences Supporting Nomination
•Healthcare Marketing / Delivery - Seasoned healthcare executive with extensive healthcare administration experience that spans more than 35 years. Served in various senior-level executive roles at Henry Ford Health System (HFHS), including as President and Chief Executive Officer, and in leadership roles at a number of hospitals and health systems. Served as a director of Hill-Rom Holdings, Inc.(Hillrom) before it was acquired by Baxter in 2021. Was honored as one of the 100 Most Influential People in Healthcare by Modern Healthcare magazine and named to the Top 25 Women in Healthcare.
•Financial Expertise / Risk Management - Gained meaningful financial and risk management experience while serving as President and Chief Executive Officer of HFHS, during which she lead HFHS through a financial turnaround.
•Quality, Regulatory and Compliance - Developed a deep insight of quality and patient safety matters while serving in various executive leadership roles at a number of hospitals and health systems. HFHS was the recipient of the 2011 Malcolm Baldrige National Quality Award under her leadership. She also is the Chair of the Compliance and Quality of Care Committee of Encompass Health Corporation (Encompass), an owner and operator of inpatient rehabilitation hospitals in the U.S.
•M&A / Transactional - Obtained significant strategic experience while serving in various executive positions at HFHS where she was responsible for the strategic and operational performance of a leading integrated health system.
•Human Capital Management - Led various human capital management initiatives while serving as President and Chief Executive Officer of HFHS. She serves as Chair of Baxter's Compensation and Human Capital Committee (helping to expand the Committee's areas of oversight responsibility to include human capital matters) and as a member of Encompass' Compensation and Human Capital Committee. She has also served as the chair of the compensation committees of Walgreens Boots Alliance, a formerly public, international pharmaceutical company, Pear Therapeutics, Inc., a digital therapeutics company, and Hill-Rom Holdings Inc., prior to its acquisition by Baxter in 2021.

20	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Nominees for Election as Directors

Brent Shafer | 68	Non-Executive Chair

Former Chair and Chief Executive Officer and President Cerner Corporation	Director Since 2022	Independent Yes

Board Committees Nominating, Corporate Governance and Public Policy

Current Other Public Company Directorships •Tactile Systems Technology, Inc. •Veracyte, Inc.	Prior Company Directorships (within past five years) •N/A

Professional Experience
Baxter International Inc.
•Interim Chief Executive Officer and Executive Chair of the Board (February 2025 to August 2025)
Cerner Corporation, a leading provider of various health information technologies
•Senior Advisor (2021 to 2022)
•Chair and Chief Executive Officer (2018 to 2021)
Philips Healthcare, a health technology company
•Chief Executive Officer of Philips North America (2014 to 2018)
•Chief Executive Officer of Philips Home Healthcare Solution business (2010 to 2014)
•Chief Executive Officer of the North America region for Royal Philips Electronics (2009 to 2010)
•President and Chief Executive Officer of the Healthcare Sales and Service business for Philips North America (2005 to 2010)
Also held senior roles at Hillrom, GE Medical Systems, Hewlett Packard’s Medical Products Group, and Johnson & Johnson.

Skills and Experiences Supporting Nomination
•Healthcare Marketing / Delivery - Veteran healthcare industry leader with over 40 years of experience in health information technology, medical devices, healthcare solutions and other related industries.
•Financial Expertise / Risk Management - Gained meaningful financial and risk management experience as the Chair and Chief Executive Officer of Cerner Corporation (Cerner). Currently serves as a member of the audit committee of Tactile Systems Technology, Inc. and former Baxter Audit Committee member.
•Manufacturing and R&D - Significant experience overseeing global manufacturing and research and development operations (including global supply chain) while serving as Chair and Chief Executive Officer of Cerner, in various leadership roles at Philips Healthcare (Philips) and in other senior management roles at other global medical device companies.
•M&A / Transactional - Extensive experience transforming complex, global corporations (including the build out of digital health capabilities) during his tenure as Chair and Chief Executive Officer at Cerner and key roles at Philips and in other senior management roles at other medical device companies (including Hillrom).
•International - Served in senior leadership roles at various complex, global companies, including Cerner, Philips, GE Medical Systems, Hewlett Packard’s Medical Products Group, and Johnson & Johnson. Serves on the board of directors of Veracyte, Inc., a global diagnostics company.
•Human Capital Management - Obtained significant experience in talent and leadership development and employee engagement efforts while serving in various senior leadership roles at large companies, including Cerner and Philips. Currently serves as a member of the compensation committee of Tactile Systems Technology, Inc.
•Other Sector Leadership - Has held senior leadership roles and on the boards of directors of large, global and complex companies, including Cerner, a global leading technology firm.

2026 Annual Meeting of Stockholders and Proxy Statement |	21

Nominees for Election as Directors	Table of Contents

Amy A. Wendell | 65	Independent Director

Former Senior Vice President of Strategy and Business Development Covidien plc	Director Since 2019	Independent Yes

Board Committees Compensation and Human Capital; Quality and Regulatory Compliance

Current Other Public Company Directorships •Axogen Inc. •Hologic, Inc. •Solventum Corporation	Prior Company Directorships (within past five years) •N/A

Professional Experience
Perella Weinberg Partners L.P., a global financial services firm
•Senior Advisor for the Healthcare Investment Banking Practice (2016 to 2019)
McKinsey & Company, a management consulting firm
•Senior Advisor for the Strategy and Corporate Finance Practice (2015 to 2018)
•Transactions Advisory Board member (2015 to 2018)
Covidien plc, a global healthcare company and manufacturer of medical devices and supplies
•Senior Vice President of Strategy and Business Development and Licensing (2006 to 2015)
•From 1986 to 2015, held roles of increasing responsibility (including at its predecessors Tyco International plc and Kendall Healthcare Products Company) from engineering to product management and business development.

Skills and Experiences Supporting Nomination
•Healthcare Marketing / Delivery - Over 30 years of experience serving in various strategic leadership roles in the healthcare industry, including service as a senior advisor for Parella Weinberg Partners L.P.'s (Perella) Healthcare Investment Banking Practice and in numerous roles of increasing responsibility at Covidien plc (Covidien), including Senior Vice President of Strategy and Business Development and Licensing. Also serves as a member of multiple boards at healthcare and medical device companies, including Axogen Inc. (Axogen), Hologic Inc. (Hologic) and Solventum Corporation (Solventum).
•Quality and Regulatory Compliance - Gained meaningful experience while serving in various roles of increasing responsibility at Covidien, including in roles with product development and licensing and distribution responsibilities and oversight. Serves on the Baxter's Quality and Regulatory Compliance Committee and Solventum's Science, Technology and Quality Committee.
•Financial Expertise / Risk Management - Significant experience in financial valuation, resource allocation and portfolio optimization through senior advisor roles at Parella and McKinsey & Company (McKinsey). Serves on Axogen's Audit Committee.
•Manufacturing and R&D - Obtained extensive experience in research and development operations while serving in various roles at Covidien, including as Senior Vice President of Strategy and Business Development and Licensing and other roles where she had product development and engineering oversight responsibilities.
•M&A / Transactional - Deep expertise in mergers and acquisitions, divestitures, strategic transitions and identifying new market opportunities. As Senior Vice President of Strategy and Business Development and Licensing at Covidien, she managed all business development, including acquisitions, equity investments, divestitures and licensing and distribution, and led Covidien’s strategy and portfolio management initiatives. She has also guided multiple public and private companies undergoing significant transitions in her senior advisor roles at Parella and McKinsey. Provided oversight support as a member of Baxter's former Operating Committee.
•International - Served as an executive at Senior Vice President of Strategy and Business Development and Licensing at Covidien and in senior strategy roles at global healthcare and medical device companies. She also serves on the boards of directors of global companies, including Axogen, Hologic and Solventum.
•Other Sector Leadership - Served in a senior advisory role to public and private companies outside of the medical technologies space at McKinsey.

22	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Nominees for Election as Directors

David S. Wilkes, M.D. | 69	Independent Director

Former Dean of University of Virginia School of Medicine	Director Since 2021	Independent Yes

Board Committees Nominating, Corporate Governance and Public Policy; Quality and Regulatory Compliance

Current Other Public Company Directorships •N/A	Prior Company Directorships (within past five years) •Syneos Health

Professional Experience
ImmuneWorks Inc., a biotechnology start-up company
•Co-Founder and Chief Scientific Officer (2006 to present)
University of Virginia School of Medicine
•Dean Emeritus (2021 to present)
•Dean (2015 to 2021)
Indiana University School of Medicine
•Executive Associate Director for Research Affairs (2009 to 2015)
•August M. Watanabe Professor of Medical Research (2009 to 2015)
Since 2006, Dr. Wilkes has served as the National Director of the Harold Amos Medical Faculty Development Program of the Robert Wood Johnson Foundation. Dr. Wilkes is a military veteran, having served three years as a major in the U.S. Air Force Medical Corps.

Skills and Experiences Supporting Nomination
•Healthcare Marketing / Delivery - Extensive experience with, and medical and scientific expertise and knowledge of, the healthcare industry and its providers as a result of his positions with the University of Virginia School of Medicine and the Indiana University School of Medicine, as well as related leadership experience, including in connection with in forming and advising ImmuneWorks Inc. (ImmuneWorks). In 2020, he was elected to the National Academy of Medicine.
•Quality, Regulatory and Compliance - Distinguished critical care specialist and pulmonary medicine expert with over 35 years of experience in academia, research and institutional leadership. Gained meaningful experience as a result of his positions with the University of Virginia School of Medicine and the Indiana University School of Medicine as well as his experience as Co-Founder and Chief Scientific Officer at ImmuneWorks. Deep knowledge of patient safety and product quality. Serves in Baxter's Quality and Regulatory Compliance Committee.
•Human Capital Management - Extensive experience leading large, complex organizations, including as a former dean of a large medical school and as the National Director of the Harold Amos Medical Faculty Development Program of the Robert Wood Johnson Foundation.
•Other Sector Leadership - Serves as the Co-Founder and Chief Scientific Officer of ImmuneWorks. Served as the Dean of the University of Virginia School of Medicine, where he currently serves as the Dean Emeritus.

2026 Annual Meeting of Stockholders and Proxy Statement |	23

Board of Directors	Table of Contents
Board of Directors
Director Independence
Our Corporate Governance Guidelines, as most recently amended in February 2026, require that the Board be composed of a majority of directors who meet the criteria for “independence” established by the rules of the New York Stock Exchange (NYSE). To be considered independent, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with Baxter (either directly or as a partner, stockholder or officer of an organization that has a relationship with Baxter) and, solely with regard to CHC Committee members, consider all relevant factors that could impair his or her ability to make independent judgments about executive compensation.
In making its independence determinations, the Board considers transactions, relationships and arrangements between Baxter and entities with which its directors are associated as a partner, stockholder or officer or in which they have other material relationships. When these transactions, relationships and arrangements have existed, they are reviewed in accordance with our Corporate Governance Guidelines, as described in below in “—Board Responsibilities—Certain Relationships and Related Person Transactions”.
After careful consideration, the Board has determined that each of the following directors standing for election satisfy our independence standards and the NYSE listing standards for independence: William A. Ampofo II; Jeffrey A. Craig; Michael R. McDonnell; Patricia B. Morrison; Nancy M. Schlichting; Brent Shafer; Amy A. Wendell; and David S. Wilkes, M.D. In addition, the Board previously determined that each of the following former directors or ones who will not stand for reelection satisfied our independence standards and the NYSE listing standards for independence: Stephen N. Oesterle, M.D., Stephen H. Rusckowski; and Cathy R. Smith.

Director Attendance
In 2025, the Board held 11 meetings. Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served as of the related meeting date. Our Corporate Governance Guidelines set forth our expectation that each director regularly attend meetings of the Board and the committees on which he or she serves as well as the annual meeting of stockholders. In 2025, all of the directors then in office participated in the 2025 annual meeting.
Director Tenure, Refreshment and Composition
The Board recognizes the importance of periodic refreshment and maintaining an appropriate balance of tenure, experience and perspectives. Through thoughtful refreshment, the Board has maintained an appropriate mix of new and longer-tenured directors and onboarded new directors consistent with Baxter's evolving strategic and operational direction. This mix provides the Board with the benefit of both new perspectives and insights from directors who are familiar with Baxter's organization, strategic priorities and the issues confronting Baxter.
To enable appropriate refreshment, the NCGPP Committee and the Board regularly evaluate Baxter’s evolving needs and add new skills, qualifications and experience to the Board as necessary so that the Board remains well positioned to help address emerging risks, trends and opportunities. Notably, as a result of this process, three of our current independent directors have been appointed to the Board over the last three years.
Our Corporate Governance Guidelines also provide that a director who has, or will have, reached the age of 75 as of the date of the upcoming annual meeting must retire from the Board effective at the end of his or her then current term, subject to certain exceptions (such as during a CEO succession or during a material merger, acquisition or disposition). In May 2026, Dr. Stephen Oesterle will retire from the Board pursuant to the mandatory retirement age policy and the Board size will be reduced to nine directors. The Board has not granted any waivers with respect to this mandatory retirement age since its most recent adoption in 2018.
Each director attended at least
75%
of the total number of Board and Committee meetings in 2025

Average Director Age*
63
years

Average Director Tenure*
3.6
years

* Applicable to director nominees

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Table of Contents	Board of Directors
The Board believes that having directors with a robust set of skills, backgrounds, viewpoints, perspectives and experiences positively contributes to fulsome discussions at Board meetings and helps guide oversight of Baxter’s long-term strategy. Although the Board does not have a formal diversity policy, diversity of background, global perspectives, skills and experience are relevant factors in the director selection process consistent with our Corporate Governance Guidelines and the Board’s efforts to identify the best candidates for Board service and to maintain a Board with a complementary set of experiences and backgrounds that is well suited to fulfill its oversight responsibilities specific to Baxter.
Additionally, as discussed below, the Board conducts an annual assessment of itself and its committees to help identify potential gaps or areas that the Board may look to augment in light of Baxter's business and strategies.
Director Qualifications
As discussed below in “—Nomination of Directors”, directors are selected on the basis of the criteria set forth in our Corporate Governance Guidelines. The Board believes that the skills, experiences, expertise and knowledge collectively represented by our director nominees allow the Board to continue to lead Baxter in a manner that serves the best interests of our stockholders. Key attributes, experience and skills for each of our director nominees are included above in their biographies and under “Proxy Statement Highlights—Board Qualifications, Experiences and Backgrounds”.
Director Overboarding
The Board values the experience directors bring from other boards on which they serve but recognizes that those boards may also present demands on a director’s time and availability and may present potential conflicts of interest.
Our Corporate Governance Guidelines limit the maximum number of public company boards of directors on which a director may serve to two (inclusive of the Board) for directors who are employed full-time or four (inclusive of the Board) for all other directors. Any director who is no longer in compliance with these limitations is required to make good faith efforts to reduce the number of public company boards on which he or she serves in order to comply prior to the time he or she is eligible to be nominated for reelection. Directors are required to notify the Chair of the Board and the chair of the NCGPP Committee prior to accepting any invitation to serve on the board, audit committee or compensation committee of any other public or private company or to serve in a leadership role on the board or a board committee of any other public or private company (including the chair or lead independent director of any board or chair of a board committee). This prior notice allows the Board to consider whether the proposed service will interfere with the director’s service on the Board, impact the director’s independence or create an actual or apparent conflict of interest or other issues. Further, the NCGPP Committee annually evaluates each director's time commitments in connection with the annual nomination of directors, including service on other public company boards and committee memberships, as well as other significant commitments involving affiliations with other for-profit businesses, non-profit entities or regulatory agencies or governmental units. As of March 13, 2026, all of our directors were in compliance with Baxter’s overboarding policy.
Nomination of Directors
The NCGPP Committee considers candidates for director to the Board recommended by stockholders, members of the Board and management in accordance with the policies outlined in our Bylaws, Corporate Governance Guidelines and the NCGPP Committee Charter.
Additionally, in 2025, the Board retained an independent search firm to assist it in identifying and evaluating potential director candidates, which resulted in the appointment of Michael McDonnell.
The NCGPP Committee evaluates all candidates for director in the same manner regardless of the source of the recommendation. Stockholder recommendations for candidates for director must include the same information required by our Bylaws for director nominations by stockholders and must be sent to the Corporate Secretary, Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015.
Our Corporate Governance Guidelines provide that director nominees selected by the NCGPP Committee must:
•possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;
•have a genuine interest in the company and recognition that, as a member of the Board, each director is accountable to all of our stockholders, not to any particular interest group;
•have a background that demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business, governmental or educational organization;
•be or have been in a senior position in a complex organization such as a corporation, university or major unit of government or a large not-for-profit institution;

2026 Annual Meeting of Stockholders and Proxy Statement |	25

Board of Directors	Table of Contents
•have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the company and our stockholders;
•have the ability and be willing to spend the time required to function effectively as a director;
•be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the company as a director; and
•have independent opinions and be willing to state them in a constructive manner.
If a vacancy occurs or is expected to occur on the Board for any reason and the Board desires to fill the position, the Board initiates a process to identify potential candidates, such as by engaging an independent search firm. Once a candidate has been identified, the NCGPP Committee (on behalf of the Board) and, where applicable, the independent search firm will engage in a process that includes an examination of the candidate's business background and education, research on the individual’s accomplishments and qualifications, interviews and reference checking. If this process generates a positive indication, the Chair of the Board and members of the NCGPP Committee will meet with the candidate and then confer with each other regarding the candidate. After consideration of these background screens and interviews (possibly with multiple candidates), the NCGPP Committee may then recommend the individual to the full Board for further evaluation and ultimately election. Subject to formal action by the Board, the Chair of the Board is then authorized to extend an offer to the individual candidate to join the Board on a specified date or communicate to the candidate their nomination for election at the next annual meeting of stockholders.
In addition to making recommendations to the Board, eligible stockholders are able to nominate a candidate for election to the Board by complying with the proxy access or advance notice procedures set forth in our Bylaws and by complying with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (Exchange Act). For more information about these processes, see “Other Information—Nominations of Individuals for Election as Directors at the 2027 Annual Meeting”.
Director Orientation and Continuing Education
The NCGPP Committee is responsible for ensuring that new directors receive an effective orientation to Baxter. The director orientation program is designed to familiarize new directors with Baxter's businesses and strategic actions, key policies and practices, management structure and auditing and compliance processes. In addition, the NCGPP Committee regularly monitors director continuing education participation to help it assess the overall skill set of the Board.
Director education is vital to the ability of directors to fulfill their roles. The Board encourages directors to participate in external continuing director education programs, and we fund and reimburse directors for related expenses. Portions of certain Board and committee meetings are devoted to educational topics led by senior management or outside subject matter experts. During 2025, the Board received training or related background materials from outside advisers and management on numerous subjects, including those related to evolving artificial intelligence, digital and sustainability regulations and the Board's fiduciary duties.
Annual Board and Committee Evaluation
Each year, the NCGPP Committee oversees a review of the structure and composition of the Board and each committee thereof. This review is conducted to help ensure that the Board and each Board committee continues to function effectively in light of Baxter's strategic objectives, operations, Corporate Governance Guidelines and each committee’s charter. The NCGPP Committee periodically retains one or more external advisors to assist in the oversight of this annual review process. As part of this process (whether conducted as a self-assessment or with the assistance of an external advisor), each independent director provides his or her views on the performance and effectiveness of the Board and the committees on which he or she serves. Each independent director is also asked to provide commentary on, and any suggested revisions to, our Corporate Governance Guidelines and the charters for the committees on which he or she serves. The Board and each committee reviews and discusses the collective feedback from this process. The NCGPP Committee and Board also identify any potential skill or experience gaps or other potential changes, including by rotating existing directors off the Board or refreshing committee assignments or responsibilities. The NCGPP Committee also utilizes the results of the Board evaluation process to support efforts to recruit new directors, including Michael McDonnell.
Communicating with the Board of Directors
Stockholders and other interested parties may contact any of our directors, including the Chair of the Board or the non-management directors as a group, by sending a letter to Baxter Board of Directors, c/o Corporate Secretary, Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015, or by sending an e-mail to boardofdirectors@baxter.com. Our Corporate Secretary will forward communications directly to the Chair of the Board, as appropriate, unless a different director is specified.
See “—Other Corporate Governance Information—Stockholder Engagement” below for a discussion of our stockholder outreach efforts.

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Table of Contents	Other Corporate Governance Information
Other Corporate Governance Information
Corporate Governance Guidelines
The Board has long adhered to corporate governance principles designed to promote effective corporate governance. Since 1995, the Board has had in place a set of Corporate Governance Guidelines reflecting these principles. The NCGPP Committee reviews, at least annually, the adequacy of our Corporate Governance Guidelines (including with respect to related NYSE requirements), and recommends any proposed changes to the Board. Our current Corporate Governance Guidelines, most recently revised in February 2026, cover topics including Board composition (including the current separation of the CEO and Chair roles), director qualifications and independence, mandatory Board retirement age, director overboarding, review of director affiliations and changes in director circumstances, director responsibilities (including those of the Chair), director access to management and independent advisors, director compensation and stock ownership guidelines, director orientation and continuing education, Board and management succession planning, Board oversight responsibilities, Baxter's related persons transactions policy and annual evaluations of the Chair, the CEO, the Board and its committees. The February 2026 amendments to the Corporate Governance Guidelines include revisions related to the recent separation of the CEO and Chair roles. Further, these amendments clarify that the Corporate Governance Guidelines are to be reviewed no less than annually, update matters related to director orientation and continuing director education and reflect recent amendments to our stock ownership guidelines. Our Corporate Governance Guidelines are available on our website at www.baxter.com under “Our Story—Our Governance—Corporate Governance Matters—Corporate Governance Guidelines”.
Stockholder Engagement
We are committed to engaging in continuing dialogue with our stockholders on corporate governance, executive compensation, sustainability and corporate responsibility and other matters of importance, including management and Board succession planning. Management is primarily responsible for stockholder communications and engagement (with certain directors attending stockholder meetings when appropriate). Management also provides regular updates to the Board on topics or concerns raised by stockholders. The Board considers this feedback as well as the interests of all stakeholders when overseeing company strategy, policies and practices and designing or evaluating executive compensation programs.

POST-ANNUAL MEETING	STOCKHOLDER ENGAGEMENT	BOARD RESPONSIVENESS TO STOCKHOLDER FEEDBACK	FOLLOW-UP ENGAGEMENTS

The NCGPP and CHC Committees and full Board review feedback and consider vote results from the annual meeting.
Management, with oversight from the NCGPP and CHC Committees, prepares for engagement with stockholders, taking into account our annual meeting results, stockholder feedback, proxy season trends and regulatory developments

Management and select directors meet with stockholders as part of our annual outreach program and in response to inbound inquires. These investors generally include institutional investors, hedge funds, mutual funds and public pension funds.

Management reports commentary from relevant stockholder engagements to the NCGPP and CHC Committees and full Board. Commentary from such engagements help inform our position on management and stockholder proposals and various disclosures, including ones in the proxy statement and corporate responsibility report.

Management and select directors engage in additional outreach with stockholders, as necessary, to provide updates on changes made in response to stockholder feedback and address management and stockholder proposals and other topics of interest.

2026 Annual Meeting of Stockholders and Proxy Statement |	27

Other Corporate Governance Information	Table of Contents
In 2025, select directors (including Mr. Shafer and Ms. Schlichting) and members of management met with stockholders, as set forth below:

Total Percentage of Shares Held by Stockholders Contacted in 2025*	Total Percentage of Shares Held by Stockholders Engaged in 2025*
~68%	~61%
*calculated as of December 31, 2025
Topics covered in our 2025 engagements included our strategy and performance (including completion of the sale of our former Kidney Care business), corporate governance matters (including Board composition and management succession planning), the Board’s leadership structure (including the separation of the CEO and Chair roles in connection with Mr. Hider's appointment), executive compensation matters, proposed amendments to our stock ownership guidelines and various sustainability and corporate responsibility matters. Commentary from these discussions was shared with the Board and informed our position on proposals voted on at last year's annual meeting and various company policies and disclosures.
Board Responsibilities
Code of Conduct
We have adopted a Code of Conduct that applies to all members of the Board and all of our employees, including the CEO, CFO, Controller and other senior financial officers. Any amendment to, or waiver from, a provision of the Code of Conduct that applies to the CEO, CFO, Controller or persons performing similar functions will be disclosed on our website, at www.baxter.com under “Our Story—Our Governance—Corporate Governance Matters.” The Code of Conduct is available on our website at www.baxter.com under “Our Story—Our Governance—Corporate Governance Matters—Code of Conduct.” The full Board is responsible for overseeing compliance with the Code of Conduct and regular training on the Code of Conduct is provided to the Board and made available to employees, including senior management.
The Board’s Oversight of Risk
The Board’s oversight of risk management is designed to support the achievement of our strategic and organizational objectives, improve long-term organizational performance and enhance stockholder value. The Board monitors key risks through review and discussion of related materials with management and by delegating certain risk oversight responsibilities to its committees. The Board delegates risk oversight responsibility to its committees where it believes the committee’s composition and subject matter responsibilities, as set forth in each committee's charter, will support efficient and effective oversight. The full Board is kept abreast of risk oversight and other activities of its committees through reports of the committee chairs to the full Board during Board meetings. Further, the Board consults with internal and external advisors, as needed, to enable the Board to exercise its oversight responsibility for our risk management processes. The Board and its committees also receive updates and training from internal and external experts on topics that pertain to relevant areas of risk management. Management also has an essential role in assessing and managing our risk exposure and assisting the Board in the exercise of its oversight function.

28	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Board Responsibilities

FULL BOARD

The Board maintains broad oversight over risk management and the processes for identifying, assessing and managing risks. This includes risks identified by Baxter's risk management policies and procedures. Our risk management policies and procedures are designed to identify, assess and prioritize strategic, financial, operational, regulatory and compliance, technological and reputational risks with the potential to have sustained impact on the company. The Board regularly oversees areas of potential risk, such as significant acquisitions and divestitures and management succession planning (as further described in this section). The Board fosters and encourages a corporate environment of strong disclosure controls and procedures, including internal controls, fiscal accountability, high ethical standards and compliance with applicable policies, laws and regulations.

AUDIT COMMITTEE
Oversees integrity of financial statements, financial risk, compliance with laws and regulations as it relates to financial matters as well as the steps taken to monitor and control these exposures. Also oversees certain cybersecurity incidents (as described in "Cybersecurity Oversight").

QRC COMMITTEE
Oversees risk management of product quality and safety, quality and regulatory compliance matters (including quality and regulatory aspects of our research and development programs), pharmacovigilance, medical device vigilance and other safety-related matters and environmental, health and employee safety and sustainability matters.

NCGPP COMMITTEE
Oversees and reviews corporate governance matters (including director independence and Board composition) and current and emerging political, corporate citizenship and public policy issues that may affect our business operations, performance or public image.

CHC COMMITTEE
Oversees executive compensation philosophy, strategy and principles, employee benefit, compensation and equity-based plans of the company’s executive officers as well as certain human capital management matters (as described in "Human Capital Management Oversight").

MANAGEMENT
Manages day-to-day responsibility for assessing and managing our risk exposure. Management regularly reports to the Board on global dynamics, challenges and opportunities we are facing and risks identified through our risk management policies and procedures.

2026 Annual Meeting of Stockholders and Proxy Statement |	29

Board Responsibilities	Table of Contents
Cybersecurity Oversight
The Board oversees IT functions generally, including product related cybersecurity matters as well as our use of artificial intelligence (whether internally or in our products and services). The Audit Committee is responsible for the oversight of certain cybersecurity incidents involving or related to Baxter’s information technology systems or products and services, and, in the event of such cybersecurity incident, receives related updates from management. Consistent with this oversight responsibility, the Audit Committee is responsible for reviewing proposed disclosures in connection with any material cybersecurity incident consistent with our disclosure obligations under Item 1.05 of Form 8-K. The full Board receives periodic updates on IT and cybersecurity matters from management and external advisors from time to time, and the Audit Committee receives periodic updates (including as part of continuing director education) on the evolving cybersecurity and artificial intelligence landscapes and regulatory reporting requirements.
Human Capital Management Oversight
The Board and the CHC Committee oversee and regularly engage with the CEO, the Chief Human Resources Officer and other members of senior leadership on a broad range of human capital management issues, including workforce composition, compensation and pay equity, talent attraction, recruitment and turnover, leadership training, learning and development, employee engagement, health and well-being and management succession planning (as further discussed below). These discussions take place during CHC Committee meetings and are also reported to the full Board periodically. The CHC Committee is responsible for overseeing certain human capital management matters, including leadership development and workplace culture matters.
Management Succession Planning
The Board believes that its management succession planning process is rigorous and effective. The CHC Committee, in consultation with the CEO, oversees succession planning for key members of management (excluding the CEO), and the full Board, in consultation with the Chair of the Board and the NCGPP Committee, oversees succession planning for the CEO. Succession planning includes both emergency succession plans and succession in the ordinary course. At least annually, the CEO reviews key management succession planning with the CHC Committee. Additionally, the CHC Committee periodically conducts deeper reviews of the performance of and succession planning for key members of management (excluding the CEO) and discusses any open senior management positions. In connection with CEO succession planning, the NCGPP Committee develops and implements an annual process for the independent directors to evaluate the performance of the CEO, which includes an assessment of achievements against measurable performance objectives. The NCGPP Committee communicates and coordinates the results of the performance evaluation with the CHC Committee consistent with its responsibility to recommend to the independent members of the Board compensation decisions with respect to the CEO. Board members have exposure to internal succession candidates through their periodic participation in Board meetings as well as other engagements outside of Board meetings. The Board and CHC Committee's succession planning process resulted in the successful internal promotion of Ms. Soriano to Global President, Infusion Therapies & Technologies and Pharmaceuticals in December 2025.
In February 2025, the Board appointed Mr. Shafer as Executive Chair and Interim CEO in connection with Mr. Almeida’s departure, and the Board initiated a comprehensive search for a permanent CEO with the assistance of a leading search firm. This search represented an extension of the Board’s ongoing CEO succession planning activities. Additionally, the Board formed a CEO Search Working Group to lead the search for the permanent CEO. The CEO Search Working Group, working closely with the external search firm and the NCGPP Committee, led a comprehensive process to identify and consider potential internal and external candidates for the permanent CEO position. This comprehensive search led to the appointment of Andrew Hider as President and Chief Executive Officer, effective in August 2025.
Certain Relationships and Related Person Transactions
The Board recognizes that related person transactions present a heightened risk of conflicts of interest. Accordingly, pursuant to our Corporate Governance Guidelines, the NCGPP Committee is charged with reviewing related person transactions at least annually. For purposes of this policy, a “related person transaction” is any transaction in which the company was or is to be a participant and in which any related person has a direct or indirect material interest other than transactions that involve less than $120,000 when aggregated with all similar transactions. Any such related person transaction must be approved or ratified by the NCGPP Committee. The NCGPP Committee reviews related person transactions as they arise. The NCGPP Committee also annually reviews materials prepared by the Corporate Secretary to help determine whether any related person transactions have occurred that have not been previously reported to the NCGPP Committee and require approval or ratification.

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Table of Contents	Board Structure and Processes
Board Structure and Processes
Board Leadership Structure; Chair of the Board
In connection with Mr. Hider's appointment as President and CEO on August 19, 2025, the Board separated the roles of Chair and CEO and appointed Mr. Shafer to serve as Non-Executive Chair of the Board. Mr. Shafer has served as a director since 2022 and served as Lead Independent Director from April 2023 until his appointment as Executive Chair and Interim CEO in February 2025, at which time Ms. Schlichting was appointed as Lead Independent Director. Upon Mr. Shafer's appointment as Non-Executive Chair, Ms. Schlichting ceased serving as Lead Independent Director and continues to serve on the Board as an independent director.
The Board regularly reviews the Board's leadership structure, including whether the position of Chair should be held by an independent director. It is the general policy of the Board that the Chair will be an independent director unless the Board determines that it would be in the best interests of Baxter and our stockholders to have a non-independent director serve as Chair. As part of its commitment to independent leadership and oversight, the Board has adopted a policy requiring the appointment of a Lead Independent Director at any time when the Chair is not independent. The Board most recently appointed Mr. Shafer as Chair because of his significant industry and leadership experience at global corporations, including as former Chair and CEO of Cerner, and in light of his prior experience as the Board's Lead Independent Director and as the company's Interim CEO. The Board believes that separating the positions of the Chair and CEO allows Mr. Hider to focus on facilitating strong executive leadership as the CEO as well as on the day-to-day strategic, operational and financial matters necessary to operate our business while allowing Mr. Shafer to focus on leading the Board in providing independent oversight of management as the Chair. Since Mr. Shafer is independent, we currently do not have a Lead Independent Director.
As Chair of the Board, Mr. Shafer has the following responsibilities and authority:
•presiding at all Board executive sessions and all meetings of the Board;
•facilitating discussion among the independent directors on key issues and concerns in executive sessions excluding management;
•acting as principal liaison between the independent directors and the CEO;
•reporting the results of and feedback from executive sessions to the CEO;
•reviewing and approving meeting agendas for the Board and facilitating timely and appropriate information flow to the Board;
•reviewing and approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•having the authority to call meetings of the independent directors;
•in consultation with the chair of the NCGPP Committee, leading the annual performance evaluation of the CEO;
•in consultation with the chair of the NCGPP Committee, leading the CEO succession process;
•engaging with Baxter’s stockholders on selected topics including corporate governance, executive compensation and other sustainability and corporate responsibility matters;
•serving as the contact person for interested parties to communicate directly with the independent directors; and
•performing such other duties as may be requested by the other independent directors.
At all times that the Chair is not independent, the Lead Independent Director will have the above responsibilities.
The Board believes that its robust independent Chair structure, combined with the regular use of executive sessions of the independent directors and fully-independent Board committees enables the Board to effectively oversee management.

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Board Structure and Processes	Table of Contents
Executive Sessions
In 2025, directors met in executive session without management at every regularly scheduled meeting in accordance with our Corporate Governance Guidelines. The Chair of the Board, or the Lead Independent Director where the Chair is not independent, leads these executive sessions. Mr. Shafer and Ms. Schlichting, in their roles as Lead Independent Director and Chair, as applicable, led executive sessions in 2025. The Chair may invite our officers, employees and independent advisors to attend portions of these executive sessions. Directors covered critical issues facing Baxter during executive sessions in 2025, including our response to challenging global macroeconomic conditions, operational challenges, our ongoing strategic and transformation initiatives, capital allocation decisions and Board and management succession planning. Additionally, the Audit Committee regularly holds executive sessions, a portion of which include each of the internal auditor, the independent registered public accounting firm and select members of management (including the CFO and the Controller). The CHC Committee regularly holds executive sessions, a portion of which include the independent compensation consultant. The NCGPP and QRC Committees also generally meet in executive session at each regularly scheduled committee meeting.
Committees of the Board
The standing committees of the Board consist of the Audit Committee, the CHC Committee, the NCGPP Committee and the QRC Committee. Each committee consists solely of independent directors and is governed by a written charter. All standing committee charters are available on Baxter’s website at www.baxter.com under “Our Story—Our Governance—Board Committees & Charters”.
In addition, the Board formed the Operating Committee in February 2025 to assist management and the Board throughout the CEO transition. The Operating Committee was composed of Stephen H. Rusckowski (Chair), William A. Ampofo, II, Patricia B. Morrison and Amy A. Wendell. In accordance with the terms of its formation, the Operating Committee dissolved automatically in January 2026, six months following the Board’s appointment of a permanent CEO.

Audit Committee

The Board has determined that Messrs. Craig and McDonnell each qualify as an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee is primarily concerned with the integrity of our financial statements, system of internal accounting controls, the internal and external audit process and the process for monitoring compliance with laws and regulations as it relates to financial matters.
As set forth in its amended charter, the Audit Committee’s duties include:
•reviewing the adequacy and effectiveness of our internal controls over financial reporting with management, internal audit and the independent registered public accounting firm;
•reviewing with management our disclosure controls and procedures;
•retaining and evaluating the qualifications, independence and performance of the independent registered public accounting firm;
•approving audit and permissible non-audit engagements to be undertaken by the independent registered public accounting firm;
•reviewing and approving the internal audit charter and the annual internal audit plan and reviewing the scope of external audit plans;
•reviewing and discussing with management and the independent registered public accounting firm our financial statements (audited and unaudited), as well as earnings press releases and related information, prior to their filing or release;
•overseeing legal and regulatory compliance as it relates to financial matters;
•overseeing our response to certain cybersecurity incidents involving or related to our IT systems or products and services;
•holding separate executive sessions with the independent registered public accounting firm, internal audit and management;
•reviewing guidelines and policies governing the process by which we assess and manage risk;
•reviewing updates on our directors’ and officers’ and property liability insurance policies and related matters; and
•approving certain financing matters, proposed corporate transactions and capital expenditures.
The Audit Committee Report appears on page 88.

Jeffrey A. Craig Chair

Other Committee Members: •Michael R. McDonnell •Patricia B. Morrison

8	meetings in 2025

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Table of Contents	Committees of the Board

Compensation and Human Capital Committee

The CHC Committee exercises the authority of the Board relating to employee benefit, compensation and equity-based plans of our executives and oversees the development, implementation and effectiveness of our policies and strategies relating to human capital management.
As set forth in its amended charter, the CHC Committee’s duties include:
•making recommendations for consideration by the Board, in executive session and in coordination with the NCGPP Committee, concerning the compensation of the CEO and his or her performance for the relevant period;
•determining the compensation of Baxter's key executives (other than the CEO) and advising the Board of the related determination;
•making recommendations to the Board with respect to incentive compensation plans and equity-based plans and exercising the authority of the Board concerning benefit plans;
•serving as the administration committee of our equity-based plans and exercising the authority of the Board to issue Baxter stock as compensation or incentive to non-employee directors, officers, employees, consultants or advisors;
•making recommendations to the Board concerning non-employee director compensation;
•reviewing the adequacy of our stock ownership guidelines for key executives and directors and annually assessing compliance with these guidelines;
•overseeing our compensation philosophy and strategy and periodically assessing the risk related to our compensation policies and practices;
•overseeing certain human capital management matters, including key management succession planning and leadership development matters; and
•approving the Compensation Discussion and Analysis (CD&A) for inclusion in our annual proxy statement.
The NCGPP and CHC Committees work together to establish a link between the CEO’s performance assessment and decisions regarding his or her compensation. All compensation actions relating to the CEO are subject to the approval of the independent directors of the Board. The CHC Committee Report is on page 42.
The CHC Committee has the sole and direct responsibility for the appointment, compensation and oversight of the work of any advisor retained by the CHC Committee. Aon Consulting, Inc. (Aon), as the CHC Committee's independent compensation consultant, reports directly and exclusively to the CHC Committee and, except as noted below, has not historically provided any additional services to Baxter except advising on executive and Board compensation matters (inclusive of a review of related company disclosures and advice with respect to Mr. Hider's compensation package). The CHC Committee consultant provides analyses and recommendations that help inform the CHC Committee’s decisions but does not decide or approve any compensation actions. During 2025, the CHC Committee consultant advised the chair of the CHC Committee on agenda items for CHC Committee meetings, reviewed management proposals presented to the CHC Committee, assisted in the CHC Committee’s assessment of our compensation policies and practices and conducted a review of the compensation of non-employee directors at our peer companies. See “Executive Compensation—Compensation Discussion and Analysis—Structure of Executive Compensation Program—Peer Group and Use of Peer Group Data” for additional information on Baxter’s compensation peer group. For services rendered in 2025, we paid approximately $540,000 to Aon in fees related to executive and director compensation matters and approximately $1.38 million in fees primarily related to commercial risk advisory services and for benchmarking benefit tools. We also paid Aon approximately $300,000 (paid from assets contained in the Hillrom Pension Plan) for serving as the plan’s outsourced chief investment officer and investment manager in 2025, which services Aon started providing prior to our acquisition of Hillrom in December 2021. The determination to engage Aon for the additional services rendered was recommended by management and approved by our Investment Committee, which is comprised of members of management annually appointed by the Audit Committee. In accordance with the rules of the SEC and the NYSE regarding the independence of compensation consultants, the CHC Committee consultant provided the CHC Committee information regarding any personal, financial or business relationships between it and Baxter, the consultant’s management or the members of the CHC Committee that could impair the consultant's independence or present a conflict of interest. Based on its review of this information, the CHC Committee determined that there were no relationships that impair Aon's independence or create a conflict of interest between Baxter and Aon and the partners, consultants and employees who provide(d) services to the CHC Committee. In addition, the CHC Committee annually reviews the substantive performance of the independent CHC Committee consultant as part of its engagement process.

Nancy M. Schlichting Chair

Other Committee Members: •Jeffrey A. Craig •Amy A. Wendell

6	meetings in 2025

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Committees of the Board	Table of Contents
CHC Committee Interlocks and Insider Participation
During 2025, Mses. Schlichting and Wendell and Messrs. Craig and Rusckowski served as members of the CHC Committee. No current or former director that served on the CHC Committee in 2025 is or has been one of Baxter's officers or employees, and none have any relationships with Baxter of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the board, the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors, including on the CHC Committee.

Nominating, Corporate Governance and Public Policy Committee

The NCGPP Committee assists and advises the Board on director nominations, corporate governance and related stockholder engagement, general Board organization and planning matters and on current and emerging political, corporate citizenship and public policy issues that may affect our business operations, performance or public image.
As provided in its amended charter, the NCGPP Committee’s duties include:
•developing general criteria for use in evaluating and selecting candidates for nomination to the Board;
•assisting the Board in identifying and attracting qualified director candidates;
•having the sole authority to retain and terminate any search firm to be used to identify director candidates;
•recommending to the Board annually a slate of nominees to be proposed by the Board to stockholders as nominees for election as directors and, from time to time, recommending persons to fill any vacancy on the Board;
•reviewing and making recommendations to the Board regarding director nominees' independence for the general Board and CHC Committee and Audit Committee service, and the financial literacy and expertise of Audit Committee members and nominees who may be asked to serve on the Audit Committee;
•reviewing the suitability for continued service of each director when his or her term expires, including each director's time commitments, and when he or she has a change in circumstances under our Corporate Governance Guidelines;
•reviewing the size and composition of the Board and each committee, including whether the Board and each committee possesses an appropriate mix of skills, tenure, experiences and backgrounds;
•recommending to the Board any changes in number, authority, procedures and duties of Board committees and the chairs and members who should serve thereon;
•advising the Board, the Chair of the Board and CEO on major organizational matters, including the proposed election of any new officers in response to any organizational changes;
•developing and implementing process for evaluating the performance of the CEO in coordination with the CHC Committee;
•reviewing CEO succession planning;
•overseeing the annual process for evaluating the performance of the Chair of the Board in connection with his or her appointment or re-election;
•overseeing the annual process for evaluating Board and committee performance and effectiveness in light of our strategic objectives, Corporate Governance Guidelines and each committee charter;
•to the extent not delegated to other committees, reviewing matters impacting Baxter’s image and reputation and its standing as a responsible corporate citizen;
•overseeing the orientation of new Board members to Baxter and its business as well as the continuing education of the directors;
•ensuring compliance with the Board’s overboarding policy for directors;
•reviewing and reassessing at least annually the adequacy of our Corporate Governance Guidelines; and
•reviewing and approving or ratifying related person transactions in accordance with our Corporate Governance Guidelines.

Patricia B. Morrison Chair

Other Committee Members[1]: •Brent Shafer •David S. Wilkes, M.D.

7	meetings in 2025

1.Dr. Oesterle will cease serving as a member of the NCGPP Committee in May 2026, in connection with his retirement from the Board.

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Table of Contents	Committees of the Board

Quality and Regulatory Compliance Committee

The QRC Committee has oversight responsibility with respect to quality and certain other compliance matters.
As provided in its amended charter, the QRC Committee’s duties include:
•overseeing risk management in the areas of product quality and safety;
•reviewing periodic reports on significant quality and regulatory compliance matters from management in charge of our quality and regulatory and compliance functions;
•in coordination with the Audit Committee, overseeing our quality and regulatory compliance issues;
•overseeing the quality and regulatory aspects of our research and development programs;
•overseeing our policies, programs and performance related to pharmacovigilance, medical device vigilance and other safety-related matters; and
•reviewing strategic issues and corporate actions relating to current and emerging environmental, health and safety and sustainability matters that may affect our business operation, performance or public image.

William A. Ampofo II1 Chair

Other Committee Members: •Nancy M. Schlichting •Amy A. Wendell •David S. Wilkes, M.D.

3	meetings in 2025

1.Mr. Ampofo will start serving as the Chair of the QRC Committee in May 2026 in connection with Dr. Oesterle's retirement.

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Director Compensation	Table of Contents
Director Compensation
Non-employee directors are compensated for their service under Baxter's non-employee director compensation plan with cash compensation and equity awards of fully vested Baxter shares. Our director compensation program utilizes equity awards in order to further align the interests of directors with those of our stockholders. Beginning on January 1, 2025, the annual cash retainer for the Board was increased, certain committee chair cash retainers were increased, committee meeting fees were eliminated, and the Non-Executive Chair of the Board fee was added (in lieu of the Lead Independent Director fee) as further described below. These changes were made by the Board consistent with the recommendations of the CHC Committee and the independent compensation consultant. They are intended to better align our director compensation program with market practice. Non-employee director compensation is reviewed annually utilizing market data and analyses provided by the CHC Committee’s independent compensation consultant.
Cash Compensation
In 2025, the annual cash retainer for the Board was raised to $120,000 from $100,000, and committee meeting fees were eliminated. Further, in 2025, market competitive adjustments were made to the retainers of the chairs of the QRC and NCGPP Committees, which each increased to $20,000. The cash retainer for the Audit Committee chair and the CHC Committee chair remained unchanged from 2024 at $25,000 and $20,000, respectively. Further, in connection with Mr. Shafer's appointment as Non-Executive Chair of the Board in August 2025, the Board approved a $150,000 annual cash retainer for Non-Executive Chair of the Board. Directors did not receive additional compensation for each Board meeting attended. Any director that joins the Board during the year is paid his or her retainer on a pro rata basis.
In addition, in February 2025, both the Operating Committee and CEO Search Working Group were established in connection with the ongoing CEO transition. The chairs of each group were paid a stipend upon the completion of certain events, as discussed in the footnotes to the table below. See “—Committees of the Board” and "—Board Responsibilities—Management Succession Planning" for additional information on the Operating Committee and CEO Search Working Group, respectively.

CASH COMPENSATION	2025 ($)

Annual Cash Retainer	120,000
Committee Meeting Fee (Per Meeting)	—
Non-Executive Chair of the Board Cash Retainer	150,000
Lead Independent Director Cash Retainer[1]	50,000
Committee Chair Cash Retainers:
Audit Committee Chair	25,000
CHC Committee Chair	20,000
QRC Committee Chair	20,000
NCGPP Committee Chair	20,000
Operating Committee Chair[2]	20,000
CEO Search Working Group Chair[3]	10,000
1.The Lead Independent Director cash retainer was replaced with the Non-Executive Chair of the Board cash retainer in August 2025.
2.The chair of the Operating Committee received a stipend as of January 2026, upon the dissolution of the Operating Committee in January 2026.
3.The chair of the CEO Search Working Group was paid a stipend as of August 2025, upon Andrew Hider's appointment.
Non-employee directors are eligible to participate in a deferred compensation plan that allows for the deferral of all or any portion of cash payments until their Board service ends. The plan provides participants with a select subset of investment elections available to all eligible employees under our U.S. tax-qualified Section 401(k) plan (401(k) Plan).

36	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Director Compensation
Equity Grant
For 2025, the value of each non-employee director’s annual equity grant was $215,000. One hundred percent (100%) of this grant was made in fully vested Baxter shares on the date of the 2025 annual meeting to non-employee directors then in office. Any non-employee director that joins the Board during the year is paid a pro rata portion of the equity grant from the prior annual meeting. All equity awards are subject to a six-month forfeiture period in the event the director stops serving on the Board during that period (other than as a result of death, disability or qualifying retirement). Each non-employee director can elect to defer receipt of all of his or her fully vested stock awards under the deferred compensation plan each year until the director stops serving on the Board.
Other Director Compensation
Directors are eligible to participate in the Baxter International Foundation matching gift program, under which our Foundation matches gifts made by employees and directors to eligible non-profit organizations. The maximum gift total for a director participant in the program is $20,000 in any calendar year.
Baxter’s Stock Ownership Guidelines for Directors; Prohibitions on Trading
Our stock ownership guidelines provide that after five years of Board service, each director is expected to hold common stock equal to five times the annual cash Board retainer provided to directors. As of December 31, 2025, all directors who have served on the Board for at least five years were in compliance with these guidelines. Our stock ownership guidelines were amended in 2025. See "Executive Compensation—Compensation Discussion and Analysis—Additional Compensation Governance—Stock Ownership Guidelines for Executive Officers" for additional detail regarding these amendments.
Pursuant to our Securities Trading Policy, our directors are prohibited from engaging in short-term trading activities (including hedging) and option transactions in Baxter stock. As a result, directors cannot enter into any “put” or “call” options or otherwise buy or sell derivatives on any Baxter stock. Additionally, it is our policy not to permit directors to pledge Baxter securities as collateral for loans or otherwise as a security interest.

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Director Compensation	Table of Contents
Director Compensation Table
The following table provides information on 2025 compensation for non-employee directors who served during any portion of 2025. Messrs. Hider, Shafer and Almeida did not receive additional compensation for their service on the Board while serving as Chief Executive Officers in 2025. Any compensation paid to each in the role as Chief Executive Officer is reflected in the 2025 Summary Compensation Table set forth below in “Executive Compensation—Executive Compensation Tables”.

NAME	FEES EARNED OR PAID IN CASH ($)[1]	STOCK AWARDS ($)[2]	ALL OTHER COMPENSATION ($)[3]	TOTAL ($)

William A. Ampofo II	120,000	214,987	2,449	337,436
Jeffrey A. Craig	145,000	214,987	—	359,987
Patricia B. Morrison	120,000	214,987	26,598	361,585
Stephen N. Oesterle	140,000	214,987	19,500	374,487
Stephen H. Rusckowski[4]	120,000	214,987	20,000	354,987
Nancy M. Schlichting[5]	169,166	214,987	9,412	393,565
Brent Shafer[6]	109,646	—	—	109,646
Cathy R. Smith[7]	150,000	214,987	—	364,987
Amy A. Wendell	120,000	214,987	20,000	354,987
David S. Wilkes	120,000	214,987	31,861	366,848
1.Consists of the amounts described above under “—Cash Compensation” above.
2.The amounts shown in this column are valued based on the grant date fair value of the underlying fully vested Baxter share awards computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). For more information on how these amounts are calculated, please see Note 8 to the Consolidated Financial Statements included in the 2025 Form 10-K. The following non-employee directors were granted 7,183 fully vested shares in May 2025: Mr. Ampofo, Mr. Craig, Ms. Morrison, Dr. Oesterle, Mr. Rusckowski, Ms. Schlichting, Ms. Smith, Ms. Wendell, and Dr. Wilkes. As of December 31, 2025, each non-employee director, as set forth above, had the following number of stock options outstanding, all of which were fully vested as of such date: Mr. Ampofo 0; Mr. Craig 0; Ms. Morrison 0; Dr. Oesterle 1,060; Mr. Rusckowski 0; Ms. Schlichting 0; Mr. Shafer 0; Ms. Smith 17,868; Ms. Wendell 17,116; and Dr. Wilkes 0. As of December 31, 2025, each non-employee director, as set forth above, had the following number of deferred RSUs, including accrued dividend equivalent units: Mr. Ampofo 7,279; Mr. Craig 0; Ms. Morrison 13,477; Dr. Oesterle 0; Mr. Rusckowski 0; Ms. Schlichting 14,062; Mr. Shafer 0; Ms. Smith 0; Ms. Wendell 0; and Dr. Wilkes 21,341.
3.The amounts in this column include matching gift contributions made by Baxter’s charitable foundation as of March 1, 2026 on qualifying charitable donations made by the following directors in 2025: Ms. Morrison $20,000; Dr. Oesterle $19,500; Mr. Rusckowski $20,000; Ms. Wendell $20,000; and Dr. Wilkes $20,000. All other amounts in this column include the dividend equivalent unit payments made in 2025 on previously deferred RSUs pursuant to the deferred compensation plan: Mr. Ampofo $2,449; Ms. Morrison $6,598; Ms. Schlichting $9,412; and Dr. Wilkes $11,861.
4.Mr. Rusckowski's stipend for his service as Operating Committee Chair is not included in the above table as he was compensated on January 7, 2026.
5.Ms. Schlichting received a prorated retainer for her service as Lead Independent Director in 2025. She served as Lead Independent Director from February 3, 2025 until Mr. Shafer's appointment as Non-Executive Chair of the Board on August 19, 2025.
6.Mr. Shafer received a prorated retainer for his service as Lead Independent Director and as Non-Executive Chair of the Board in 2025. He served as Lead Independent Director from January 1, 2025 until his appointment as Executive Chair and Interim CEO on February 3, 2025 (which appointment expired on August 19, 2025, in connection with Mr. Hider’s appointment as President and CEO). Mr. Shafer was not eligible to receive annual Board equity grant, as he was serving as Interim CEO at the time of eligibility. Mr. Shafer was appointed as Non-Executive Chair of the Board on August 19, 2025.
7.Ms. Smith received a $10,000 stipend as of August 2025 for her service as CEO Search Working Group Chair.

38	| 2026 Annual Meeting of Stockholders and Proxy Statement

Sustainability and Corporate Responsibility
What Sustainability and Corporate Responsibility Mean to Baxter
Driven by our Mission to Save and Sustain lives, we strive to create lasting value and meaningful impact by Delivering Sustainable Healthcare, Protecting our Planet, and Championing our People and Communities. Our sustainability strategy focuses on addressing the corporate responsibility matters that may affect our patients, customers, employees and other critical stakeholders worldwide. Advancing our sustainability strategy should generate business, social, and economic benefits by helping us provide sustainable products and packaging as we continue to prioritize patient safety and enhance product quality and cybersecurity, work to address climate change impacts, enhance our water usage practices, foster an enriching employee experience, engage with communities and promote equitable access to healthcare. We are focused on increasing revenue from sustainable products, reducing emissions across the value chain and contributing to our communities including employees volunteering globally.
We expect to announce our refreshed sustainability commitments after the issuance of our 2025 Corporate Responsibility Report, either in a separate announcement or as part of the 2026 Corporate Responsibility Report. Our refreshed commitments will align with the results of our 2025 double materiality assessment, which identified the most financial and impact material topics for us, as well as strategic areas of focus. The material and strategic topics are organized under three pillars: Deliver Sustainable Healthcare, Protect the Planet and Champion our People and Communities.
Sustainability and Corporate Responsibility Commitments and Goals
We have a long-standing commitment to sustainability and driving responsible operations across the enterprise and demonstrating the connection between our sustainability initiatives and business priorities. Anchored by three pillars—Deliver Sustainable Healthcare, Protect Our Planet and Champion Our People and Communities—our commitments will feature strategic goals for focused action.
Our sustainability and corporate responsibility goals demonstrate strong commitment to the UN Sustainable Development Goals (SDGs), especially SDG 3 (Good Health and Well‑being) and related goals like climate action (SDG 13), water (SDG 6) and responsible consumption (SDG 12).
We have been consistently recognized by external rankings and ratings organizations as a corporate responsibility and sustainability leader. Representative of this recognition, in 2025, Baxter was named one the 100 Best Corporate Citizens of 2025 by 3BL Media, a constituent company in the FTSE4Good Index Series, and was listed within the Wall Street Journal’s Management Top 250. CDP also scored Baxter for its environmental management with B scores in both Climate Change and Water Security for taking coordinated action within these areas. These awards are among other regional and country-specific recognitions we have received across the globe.
Management and Board Oversight
Sustainability and corporate responsibility matters receive strategic guidance and oversight at the highest levels of the company, including our Board of Directors, the CHC, NCGPP and QRC committee of the Board, CEO, CFO, General Counsel and certain of the direct reports of the CEO and other functional leaders.
Sustainability and corporate responsibility governance is organized through six councils (the Councils):
•Sustainable Products & Innovation
•Product Stewardship
•Environmental Sustainability
•Sustainable Supply Chain
•Sustainability and Corporate Responsibility Reporting
•Our People and Communities
The Councils are overseen by the Sustainability Core Leadership Team, which comprises each council chair along with other cross functional leaders. The Sustainability Core Leadership Team convenes on a weekly basis to review council progress and address new developments. In addition, the Sustainability Core Leadership Team meets throughout the year to (i) track progress toward our commitments and goals and deliver regular updates to the Sustainability Global Steering Committee (as

2026 Annual Meeting of Stockholders and Proxy Statement |	39

Sustainability and Corporate Responsibility	Table of Contents
described below), (ii) solicit and review stakeholder input on our sustainability and corporate responsibility programs, priorities, goals and disclosures, as well as broader industry trends, and (iii) periodically lead our materiality assessments to help validate the direction and focus of our sustainability and corporate responsibility programs. Further, an executive cross-functional steering committee (the Sustainability Global Steering Committee) provides direction and oversight regarding our sustainability and corporate responsibility initiatives and advances Baxter’s sustainability and corporate responsibility strategy and culture. The Sustainability Global Steering Committee meets or receives updates quarterly to monitor policies, action plans and strategies and other matters of significance to our reputation as a socially responsible organization. The Sustainability Global Steering Committee also provides guidance to the Sustainability Core Leadership Team. The Sustainability Global Steering Committee reports to the Executive Leadership Team, which includes the CEO and certain of the CEO’s direct reports, at least semi-annually on sustainability and corporate responsibility matters. This includes updates on the progress of the sustainability strategy, annual sustainability goals and advancements toward long-term commitments.
The Executive Leadership Team evaluates annual performance indicators and assesses the advancement of the sustainability strategy. In addition, to drive further accountability, the individual performance assessment of certain senior executives are based as an initial matter on our performance against pre-established measures for certain strategic priorities, including those related to corporate responsibility. The strategic 2025 priorities that impact the related individual assessment are included in two categories: People and Quality. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Determination of 2025 Annual Incentive Plan Payouts—Individual Performance” for additional information. One or more executive leaders are also assigned to each of our 2030 Corporate Responsibility Goals to help ensure the accountability of cross-functional teams responsible for achieving the goals.
The Board plays a critical role in sustainability and corporate responsibility oversight. The Board receives updates at least annually on sustainability and corporate responsibility matters (including a discussion of related goals and industry trends) and conducts an annual review of the sustainability materiality assessment, oversees the implementation of the sustainability strategy and monitors progress toward established commitments. The QRC Committee and the NCGPP Committee share oversight for corporate responsibility-related matters and the CHC Committee oversees certain human capital management matters. The QRC Committee provides oversight for issues related to environmental, health and employee safety, sustainability and compliance matters, while the NCGPP Committee provides oversight for other areas related to our corporate responsibility, including charitable contributions, public policy and other social and governance issues. The CHC Committee provides oversight for succession planning for key members of management (other than the CEO), leadership development and inclusion initiatives. See “Corporate Governance at Baxter International Inc.—Committees of the Board” for additional information regarding the responsibilities of each committee of the Board.
As part of our stockholder engagement program, our management and certain directors engage in sustainability and corporate responsibility discussions with many of our investors. Outputs from these discussions are shared with the entire Board during Board corporate responsibility updates and with the NCGPP Committee as part of its oversight of corporate governance matters generally. See “Corporate Governance at Baxter International Inc.—Other Corporate Governance Information—Stockholder Engagement” for additional Information.
Annual Reporting and Disclosures
Transparent reporting is a longstanding focus for Baxter, as it has more than a 30-year history of publishing sustainability and corporate responsibility performance reports. Our disclosures have evolved and broadened in scope in line with stakeholders’ interests and evolving regulatory requirements. We measure and evaluate our performance, communicate progress and identify opportunities to help to drive even greater impact across our business, the environment and society. In 2025, we completed a double materiality assessment to inform our corporate responsibility strategy and commitments and to help address related regulatory reporting requirements.
Our Corporate Responsibility Report illustrates our commitment to sound governance and balanced, transparent disclosure. It also serves as a platform for stakeholder engagement and provides an important means for soliciting feedback on our related activities. Since 2019, we have published our Sustainability Accounting Standards Board Index in alignment with the Medical Equipment and Supplies Sustainability Accounting Standard, and in 2023, we issued our inaugural report against the framework established by the Task Force on Climate-related Financial Disclosures. We elected to make these voluntary public disclosures in the interest of providing enhanced corporate responsibility information to investors and in response to feedback received during our annual corporate governance outreach discussions (as described in “Corporate Governance at Baxter International Inc.—Other Corporate Governance Information—Stockholder Engagement”). In addition, we have published a redacted version of our 2024 U.S. Employer Equal Opportunity EEO-1 consolidated report and certain other demographic data on our website.
Neither the Corporate Responsibility Report nor any other report or website listed herein are incorporated by reference into this proxy statement or any other document filed with the SEC. More information about our corporate responsibility efforts and initiatives, including the 2024 Corporate Responsibility Report, is available on our website under “Our Story—Corporate Responsibility”.

40	| 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation

Proposal 2

Advisory Vote to Approve Named Executive Officer Compensation for 2025
At the 2023 annual meeting, stockholders recommended that the Board continue to hold annual advisory votes approving the compensation of Baxter’s named executive officers (NEOs) (commonly referred to as “say-on-pay”). The Board determined to follow the stockholders’ recommendation and continues to hold annual say-on-pay votes. Accordingly, the Board is requesting that stockholders approve, pursuant to a non-binding vote, the compensation of our NEOs for 2025 as disclosed in this proxy statement.

The Board of Directors recommends a vote FOR approval of the compensation of our NEOs for 2025.

In accordance with Section 14A of the Exchange Act, stockholders are being asked to vote on a resolution to approve, on a non-binding, advisory basis, the compensation of Baxter’s NEOs for 2025. The Board encourages stockholders to carefully review the “—Compensation Discussion and Analysis” section of the proxy statement in connection with this advisory vote. The Compensation Discussion and Analysis section describes Baxter’s executive compensation program and the decisions made by the CHC Committee and the Board with respect to the compensation of our NEOs for 2025.
We have designed our executive compensation program to attract, motivate, reward and retain the executive talent required to help achieve our corporate and strategic objectives and increase stockholder value. As discussed below in the Compensation Discussion and Analysis section, pay-for-performance is the most significant structural element of Baxter’s executive compensation program, where the majority of executive pay is at risk and is only delivered if specific annual or long-term performance requirements are met.
In addition, we have adopted policies, such as stock ownership guidelines and clawback policies, to promote the long-term focus of, and appropriate levels of risk-taking by, our executive officers.
The Board believes that Baxter’s executive compensation program is designed to meet the objectives discussed in the Compensation Discussion and Analysis section. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders of Baxter International Inc. approve the compensation paid to the company’s NEOs for 2025 as described in this proxy statement under “Executive Compensation”, including the Compensation Discussion and Analysis, Executive Compensation Tables and other narrative disclosure contained therein.

This say-on-pay advisory vote is non-binding on the Board. Although the vote is non-binding, the Board and the CHC Committee will review and thoughtfully consider the voting results when making future decisions concerning the compensation of the company’s future NEOs. We will hold the next say-on-pay advisory vote at the 2027 annual meeting.

2026 Annual Meeting of Stockholders and Proxy Statement |	41

Compensation and Human Capital Committee Report
The CHC Committee is responsible for the oversight of Baxter’s compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the CHC Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in the proxy statement.
Based on the review and discussions referred to above, the CHC Committee recommended to the Board that the following Compensation Discussion and Analysis be included in the 2025 Form 10-K and the proxy statement, each of which has been or will be filed with the SEC.
Compensation and Human Capital Committee
•Nancy M. Schlichting (Chair)
•Jeffrey A. Craig
•Amy A. Wendell

42	| 2026 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
Named Executive Officers
This Compensation Discussion and Analysis (CD&A) discusses the 2025 compensation paid to Baxter’s current or former executive officers who are identified as NEOs below. The purpose of this discussion is to provide stockholders with an understanding of our executive compensation policies and practices and the decisions regarding the NEOs’ compensation.
For 2025, Baxter’s NEOs are:

NAMED EXECUTIVE OFFICER	TITLE

Andrew Hider[1]	President and CEO
José Almeida[2]	Former Chair of the Board, President and CEO
Brent Shafer[3]	Non-Executive Chair and Former Executive Chair and Interim CEO
Joel Grade	Executive Vice President and Chief Financial Officer (CFO)
Heather Knight[4]	Former Executive Vice President, Chief Operating Officer (COO) and Interim Group President, Medical Products & Therapies
Reazur Rasul[5]	Executive Vice President and Group President, Healthcare Systems & Technologies
David Rosenbloom	Executive Vice President and General Counsel
Alok Sonig[6]	Former Executive Vice President and Group President, Pharmaceuticals
Maria (Cecilia) Soriano[7]	Group President, Infusion Therapies & Technologies (ITT) and Pharmaceuticals
1.Mr. Hider joined Baxter as President and CEO on August 19, 2025.
2.Mr. Almeida ceased serving as Chair of the Board, President and CEO, effective on February 3, 2025 and transitioned into a non-executive officer role (Special Advisor). Mr. Almeida's employment with Baxter terminated without cause on October 31, 2025.
3.Mr. Shafer served as Executive Chair and Interim CEO from February 3, 2025 to August 19, 2025.
4.Ms. Knight's departure was effective on October 29, 2025.
5.Effective April 1, 2026, Mr. Rasul will cease serving as Executive Vice President and Group President, Healthcare Systems & Technologies in connection with his departure from Baxter.
6.Mr. Sonig's departure was effective on December 1, 2025.
7.Ms. Soriano assumed her current role as Group President, ITT and Pharmaceuticals on December 1, 2025.

The Executive Summary section of this CD&A highlights the following:		The remainder of this CD&A discusses the following:

2025 Company Results	44	Structure of Executive Compensation Program	47
Compensation Philosophy and Governance Practices	45	Elements of Executive Compensation	52
2025 and Historical Say-on-Pay Vote	45	Additional Compensation Governance	62
2025 Design and Performance Summary	46
2025 Executive Compensation Actions and Leadership Transitions	46

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Compensation Discussion and Analysis	Table of Contents
Executive Summary
2025 Company Results
Our 2025 financial results, as calculated for purposes of our 2025 annual incentive plan, reflect a year of transformation, including leadership transitions and the completed sale of our Kidney Care business, and the impact of certain macroeconomic and operational challenges, including the impact of global tariffs and clinical practice changes following Hurricane Helene.

$11,283M	Adjusted Net Sales	$2.27	Adjusted EPS	$438M	Free Cash Flow

Adjusted Net Sales From Continuing Operations of $11,283 million, which was 97.6% of the annual incentive target of $11,560 million		Adjusted EPS From Continuing Operations of $2.27, which was 85.8% of the annual incentive target of $2.65		Free Cash Flow From Continuing Operations of $438 million, which was 44.5% of the annual incentive target of $985 million

See “—Structure of Executive Compensation Program—2025 Annual Incentive Design” below for an overview of our 2025 annual incentive plan and “—Elements of Executive Compensation—Determination of 2025 Annual Incentive Plan Payouts” for a description of Adjusted Net Sales from Continuing Operations, Adjusted EPS from Continuing Operations and Free Cash Flow From Continuing Operations (including a description of adjustments from the closest GAAP measures to derive these amounts).
A comparison of the performance of Baxter’s common stock against certain of our peers over the past three and five years provides other perspectives on our overall performance. The TSR for Baxter for the three-year period totaled approximately (60%), as compared to 86% for the S&P 500 Composite Index and 20% for the S&P 500 Health Care Index over the same period. For the five-year period, the TSR for Baxter totaled approximately (74%), as compared to 96% for the S&P 500 Composite Index and 48% for the S&P 500 Health Care Index over the same period. These results reflect periods of softness in our stock price performance, driven in part by challenged financial performance, reflecting the impact of various macroeconomic and operational challenges.
In January 2023, we began a series of strategic actions intended to strengthen our long-term performance profile, including the divestiture of two businesses (BioPharma Solutions and Kidney Care), which reduced near-term earnings. While we are continuing work to further simplify and streamline our operations, optimize our portfolio and enhance our forecasting capabilities, we believe we are better positioned to execute against our strategic priorities, improve operating performance, and create long-term value for stockholders.

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Table of Contents	Compensation Discussion and Analysis
Compensation Philosophy and Governance Practices
Our compensation program is built on the following principles:

PRINCIPLES:

Compare competitively to companies where we compete for executive talent.	Equitably reflect the value of each executive's position in the market and within the company.	Encourage innovation and appropriate levels of risk-taking.

Enhance our long-term financial and stockholder value performance.	Attract, retain and motivate high-performing executives.	Recognize company and individual performance.

The objectives of the program are to:

OBJECTIVES:

Compensate our executives in a manner that is consistent with the above principles.	Align the interests of management with those of stockholders to reflect best practices.	Drive sustained and superior performance relative to our peers.

2025 and Historical Say-on-Pay Vote
We have had historically strong approvals on say-on-pay with a six-year median of 91%, demonstrating investor support for a strong pay-for-performance alignment. More recently, at the 2025 annual meeting, approximately 91% of the stockholders voting at the meeting approved, on an advisory vote, the compensation for our NEOs for 2024.
As discussed in “Corporate Governance at Baxter International Inc.—Other Corporate Governance Information—Stockholder Engagement”, in 2025, we engaged with select institutional investors to solicit feedback and understand their perspectives regarding our executive compensation program. The Board and the CHC Committee value and take into consideration comments received during stockholder outreach discussions. In direct response to stockholder feedback, we enhanced disclosures in the proxy statement regarding certain elements of our programs, including key factors the CHC Committee considers when reviewing executive pay, and the implementation of an executive compensation cash severance policy, which limits each NEO's cash severance benefits to 2.99 times the sum of the NEO’s base salary plus target annual bonus opportunity. Payments cannot exceed this threshold without prior stockholder ratification or approval. In addition, we amended our stock ownership policy such that if an executive is not in compliance with his or her ownership guidelines, he or she must retain 50% of after-tax shares received from vested RSUs and PSUs until he or she is in compliance.
The CHC Committee and management are committed to continuing to strengthen pay-for-performance alignment, as well as the overall design of our executive compensation program, informed by stockholder feedback.

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Compensation Discussion and Analysis	Table of Contents
2025 Design and Performance Summary
The table below summarizes our compensation design for our NEOs in 2025 which reflects our pay-for-performance philosophy. Given the stockholder support evidenced by our historical say-on-pay approval, our compensation design remained relatively consistent from the prior year.

	OBJECTIVE	TYPE	PERFORMANCE PERIOD	PERFORMANCE CRITERIA[1]			PERFORMANCE
BASE SALARY (CASH)	Provides a base level of competitive compensation to attract and retain executive talent	Fixed	Ongoing	The CHC Committee takes into account individual and business performance amongst many other factors
As a result of challenging performance, only two NEOs received salary increases: Mr. Grade, to align his salary closer to market median, and Ms. Soriano in connection with her promotion to Group President, ITT & Pharma

ANNUAL INCENTIVE (CASH)	Used to motivate and reward executives for company and individual performance	100% Performance Based	One Year	Adjusted Net Sales (50%)	X	Individual Performance Assessment Modifier (0%-125%)	Payouts between 52% and 61% of target, tied to business and individual performance
Adjusted EPS (25%)
Free Cash Flow (25%)
LONG TERM INCENTIVE (STOCK)	Used to motivate and reward an executive's contributions to achieving our long-term objectives and increasing stockholder value	•50% PSUs	Three-Year Cliff Vesting	Adjusted ROIC (50%)	X	Relative TSR Modifier (80%, 100% or 120% applied)	PSU payout for cycle ending in 2025 was 57% of target
Adjusted Net Sales CAGR (50%)
		•25% Stock Options •25% RSUs	Vest Ratably, Over a Three-Year Period
Stock Options and RSUs are at-risk compensation elements, as the value fluctuates based on our stock price. No value is realized from Stock Options unless the stock price appreciates above the grant price.

1.Financial measures include continuing operations.
2025 Executive Compensation Actions and Leadership Transitions
The following summarizes 2025 compensation actions for NEOs:

2025 EXECUTIVE COMPENSATION ACTIONS

Base Salary	•Limited base salary increases in 2025 only to Mr. Grade to better align to market and Ms. Soriano to recognize her promotion to Group President, ITT and Pharmaceuticals

Annual Incentive
•Each NEO received a cash bonus pursuant to the 2025 annual incentive plan, with payouts ranging from 52% to 61% of target and funded as explained in "—Elements of Executive Compensation—Determination of 2025 Annual Incentive Plan Payouts".

Long-term Incentives
•With the exceptions of Messrs. Almeida, Shafer and Hider, each NEO received an equity grant during our annual cycle in March 2025. Mr. Almeida did not receive an equity grant, Mr. Shafer received an equity grant in connection with his appointment as Interim CEO, and Mr. Hider received equity grants in connection with his hiring. Limited off-cycle LTI grants were made for select leadership transitions as explained in "—Elements of Executive Compensation—Transition and Retention Cash and Equity Awards" below.
•PSU payouts for the cycle ending in 2025 were 57% of target on a composite basis.

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Table of Contents	Compensation Discussion and Analysis
Leadership Transitions Highlights
Below is a summary key leadership transitions that took place in 2025. For information on related compensation actions, see "—Elements of Executive Compensation—Transition and Retention Cash and Equity Awards".

LEADERSHIP TRANSITION HIGHLIGHTS

TYPE	NEO	DATES	TRANSITIONS

	Former CEO - Mr. Almeida	Through February 3, 2025
•In connection with his termination without cause and pursuant to his February 1, 2025 transition agreement (Transition Agreement), Mr. Almeida ceased serving as Chair, President and CEO on February 3, 2025 and started serving as special advisor through the agreed upon termination date of October 31, 2025.

CEO Transition	Interim CEO - Mr. Shafer	February 3, 2025 - August 19, 2025	•Mr. Shafer served as Executive Chair and Interim CEO from February 3, 2025 to August 19, 2025, at which time he became Non-Executive Chair of the Board.
	Current CEO - Mr. Hider	August 19, 2025	•On July 7, 2025, we announced the appointment of Mr. Hider as our new President and CEO, which became effective on August 19, 2025.
Other NEO Transition	Group President, ITT and Pharmaceuticals - Ms. Soriano	December 1, 2025	•Ms. Soriano served as President, ITT and was appointed as an executive officer and Group President, ITT and Pharmaceuticals on December 1, 2025.
Structure of Executive Compensation Program
Pay-for-Performance and Total Target Direct Compensation Mix
Pay-for-performance is the most significant structural element of Baxter’s compensation program, where the majority of executive pay is long-term and performance-based and subject to specific performance requirements. As shown below for 2025, 92% of Mr. Hider’s total target direct compensation and 81% of the average total target direct compensation for the other continuing NEOs was performance based and subject to various performance metrics and our stock price performance.
1.Percentages are calculated using annual base salary, target annual incentive and target annual LTI grant values as of December 31, 2025 for continuing NEOs.

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Compensation Discussion and Analysis	Table of Contents
Our Process
The CHC Committee (for NEOs other than the CEO) or the independent members of the Board (for the CEO) determines base salaries, annual incentive targets, target annual LTI grant values and overall compensation using competitive compensation data from the annual total compensation study of the compensation peer group, performed by Aon, the CHC Committee's independent compensation consultant, to inform related decision making. The CHC Committee’s evaluation incorporates informed judgment and input from the CEO, who reviews other executives’ performance and provides recommendations. In each case, the CHC Committee uses multiple reference points and applies judgment and discretion, considering not only competitive market data but also factors such as:
•company, business, and individual performance,
•scope of responsibility,
•critical needs and skill sets,
•leadership potential, and
•succession planning
The CHC Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader market. Rather, it uses multiple reference points when establishing targeted compensation levels. The same set of factors influences the establishment of base salaries, annual incentive targets, and target annual LTI grant values, helping to ensure a consistent and comprehensive approach to executive compensation decisions.
Peer Group and Use of Peer Group Data
With input from its independent compensation consultant, Aon, the CHC Committee annually reviews the compensation peer group to determine the appropriate companies to include. In its review, the CHC Committee considers companies with all of the following factors for objectivity:
•Publicly-traded, US-based companies, with a focus on healthcare equipment, services and supplies and life sciences tools and services indices.
•Revenues and market capitalization within a reasonable range of Baxter’s revenue and market capitalization.
•List us as a peer, are in our peer group as selected by a proxy advisory firm or are prevalent peers of our peer group selected by a proxy advisory firm.
The CHC Committee also evaluates the compensation programs of other companies which, while not in the peer set, have similar characteristics of Baxter’s business model, complexity and sophistication.
Based on this review, the CHC Committee determined that the existing companies represent a reasonable group of comparators from a market competitiveness and financial stakeholder perspective and thus no changes were made for the 2025 compensation peer group.
For 2025, the compensation peer group is as follows:

Abbott Laboratories	DENTSPLY Sirona Inc.	Medtronic Public Limited Company
Agilent Technologies, Inc.	Edwards Lifesciences	Quest Diagnostics Incorporated
Becton, Dickinson and Company	GE HealthCare Technologies	Stryker Corporation
Boston Scientific Corporation	Hologic, Inc.	Zimmer Biomet Holdings, Inc.
Danaher Corporation	Intuitive Surgical, Inc.
DaVita Inc.	Laboratory Corporation of America Holdings

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Table of Contents	Compensation Discussion and Analysis

What Baxter Does

Emphasize company performance. 92% of the CEO’s 2025 total target direct compensation and an average of 81% of the other continuing NEOs’ 2025 total target direct compensation is based on our financial performance.

Align with stockholders. 80% of the CEO’s 2025 total target direct compensation and an average of 64% of the other continuing NEOs’ 2025 total target direct compensation is based on long-term incentives aligned with stockholders’ interests.

Incorporate corporate responsibility metrics into the annual incentive plan. NEOs have shared corporate responsibility goals embedded into their 2025 annual incentive individual performance assessment measured, for 2025, under two categories: (i) People (50%) and (ii) Quality (50%).

Require significant stock ownership. Executive officers are subject to certain stock ownership requirements and neither unvested PSUs nor unexercised stock options (or any portions thereof) count towards the requirements.

Maintain anti-hedging and anti-pledging stock policies for executives and directors. These policies reflect good governance and mitigate compensation-related risk.

Allow for clawbacks and forfeitures under the annual incentive and long-term incentives based on the Mandatory Clawback Policy and Compensation Recoupment Policy (including without limitation all time-based incentive awards). Our Mandatory Clawback Policy is consistent with Dodd-Frank requirements and corresponding NYSE listing standards and our Compensation Recoupment Policy extends beyond the applicable Dodd-Frank requirements. Various actions can be taken under the two policies (or are required to be taken, as applicable) with regard to annual and long-term incentive payouts to executives and other incentive-based compensation upon a financial restatement or for an employee’s violation of restrictive covenants.

Pay severance and vest outstanding equity grants only upon a “double trigger” in the event of a change in control. The “double trigger” requires both a change in control and termination of employment by the company without cause or by the executive for good reason.

What Baxter Does Not Do

Provide tax gross-ups in the event of a change in control. Taxes in the event of a change in control are each NEO’s sole responsibility.

Re-price or exchange of underwater stock options. We do not re-price outstanding stock options, whether vested or unvested, without prior stockholder approval.

Pay dividend equivalent units (DEUs) on unvested RSUs or PSUs. DEUs on RSUs and PSUs in the form of additional shares are paid only upon the vesting of the underlying RSUs and PSUs with the number of DEUs for PSUs based on actual company performance.

Offer excessive perquisites. Executives are eligible for a very limited number of perquisites that generally meet criteria for efficiency, personal health and safety. In 2025, we further reduced perquisites by ending our former CEO’s personal-use aircraft allotment and terminating the related agreement.

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Compensation Discussion and Analysis	Table of Contents
2025 Annual Incentive Design
The 2025 annual incentive payout was calculated using the following formula:

Target	X	Financial Performance: 50% Adjusted Net Sales + 25% Adjusted EPS + 25% Free Cash Flow	X	Individual Performance: 50% People + 50% Quality	=	Annual Incentive Payout

Financial Metrics. The three applicable financial performance metrics remained unchanged from 2024 to 2025 and included Adjusted Net Sales (50% weighting), Adjusted EPS (25% weighting) and Free Cash Flow (25% weighting). Both the Adjusted Net Sales and Free Cash Flow metrics are also included in the annual incentive plans for the eligible broader employee population. We placed greater emphasis on Adjusted Net Sales (which is weighted at 50%) as compared to the other metrics to recognize the criticality of continuing organic sales growth. The weightings for Adjusted EPS and Free Cash Flow continued to be equally weighted for 2025 (at 25% each), as the two metrics remain important measures of our operational strategy used by stockholders to assess Baxter’s financial performance. For 2025, these measures are referred to as Adjusted Net Sales From Continuing Operations, Adjusted EPS From Continuing Operations and Free Cash Flow From Continuing Operations in this proxy statement. Performance goals for 2025 were established in the context of our portfolio and operating plan for the year. Following completion of the sale of our Kidney Care business, our reported financial statements reflect discontinued operations treatment. To preserve comparability between established targets and actual results, the CHC Committee evaluated performance using definitions that align with how the 2025 targets were set and communicated internally. This approach was intended to avoid windfalls or penalties solely from accounting presentation changes following the divestiture.
Individual Performance Assessment Modifier. For 2025, and after Mr. Hider's arrival in the interest of giving him the opportunity to provide his perspective, the CHC Committee selected (i) People and (ii) Quality as the two categories for the individual modifier for certain senior leaders, including the NEOs, each with an equal 50% weight. These measures reflect the consideration by the CHC Committee and Mr. Hider of the most important metrics on which to focus for 2025. The CHC Committee believes that these categories are most important to supplement senior management's annual financial goals to promote disciplined focus on a number of key measures (including manager effectiveness, engagement and regulatory actions) and drive further accountability. For more information on the two categories for the individual modifier used for 2025, see "—Elements of Executive Compensation—Determination of 2025 Annual Incentive Plan Payouts— Individual Performance".
Performance Curve. The sale of our Kidney Care business (which informed determinations for the 2024 plan year) closed in early 2025. As such, the CHC Committee approved returning to a more rigorous Free Cash Flow performance curve for 2025 given the expectation for reduced variability for this metric (now that the transaction has been completed). The curve used for 2025 performance assessment is the same that was in effect for the 2023 plan year. The Adjusted EPS and Adjusted Net Sales performance curves are aligned with that of our peers and were unchanged for 2025. For all metrics, 100% achievement would have resulted in target payout. The CHC Committee reviews these curves each year, taking into account unique circumstances when making these determinations.

	THRESHOLD		MAXIMUM

METRIC	2024	2025	2024	2025

Adjusted Net Sales (%)	95	95	105	105
Adjusted EPS (%)	80	80	120	120
Free Cash Flow (%)	70	80	130	120
Individual Performance Assessment
The CHC Committee evaluates the performance and future potential of each executive officer (other than the CEO) when determining base salary, annual incentives and long-term equity awards. Independent Board members make these decisions for the CEO. We believe compensation should reflect both company results and individual achievement against personal goals.
The CHC Committee’s evaluation incorporates informed judgment and input from the CEO, who reviews other executives’ performance and provides recommendations. Assessments consider:
•Results delivered by the executive’s area of responsibility
•Achievement of individual performance goals; and
•Potential for future contributions

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Table of Contents	Compensation Discussion and Analysis
Independent Board members review the CEO’s performance annually and determine any adjustments to base salary, annual incentive, and long-term equity awards. This process, supported by the independent, Non-Executive Chair of the Board and the NCGPP and CHC Committees, evaluates the CEO’s achievement of established goals and oversees the goal-setting and review process.
For 2025 financial and individual performance metric results for each NEO, see “—Elements of Executive Compensation—Determination of 2025 Annual Incentive Plan Payouts” below.
2025 Annual Equity Design
LTI grants are a significant component of each NEO’s compensation package. In 2025, 80% of the total target direct compensation provided to our current CEO and an average of 64% of the total target direct compensation provided to all other continuing NEOs was LTI-based.
The emphasis on LTI grants motivates executives to drive our long-term performance and aligns their long-term interests with those of stockholders. This alignment is furthered by requiring executive officers to satisfy the stock ownership guidelines discussed in the section below “—Additional Compensation Governance—Stock Ownership Guidelines for Executive Officers”.
In 2025, the CHC Committee approved returning to the annual equity grant mix in use for 2023, which consists of 50% PSUs, 25% stock options and 25% RSUs. A weighting of 50% for PSUs reflects our pay-for-performance philosophy.
PSU Design. In 2025 (having completed the sale of our former Kidney Care business), the CHC Committee approved returning to its prior practice of including internal financial metrics in the PSU design. Performance for the PSUs granted in 2024 is measured solely based on relative TSR versus the S&P 500 Healthcare Equipment & Services Index due to the complexity in setting three-year financial PSU targets to accurately reflect performance before and after the sale of our Kidney Care business. The 2024 and 2025 PSU design is set forth in the table below:

2024 PSU DESIGN		2025 PSU DESIGN

METRIC TYPE:	BASE:	FINANCIAL (BASE):	MODIFIER:

Metric(s) (Weighting):	Relative TSR vs. S&P 500 Healthcare Equipment & Services Index (100%)	Adjusted ROIC (50%)
Relative TSR against the TSR performance of the companies in the S&P 500 Healthcare Equipment & Services Index:
•Above 75th results in 120% modifier[1]
•Between 25th and 75th results in 100% modifier
•Below 25th results in 80% modifier

Adjusted Net Sales CAGR (50%)
Measurement[2]:	Three-year performance period	Three-year performance period
1.Actual payout for 2025 PSUs cannot exceed 200% of target.
2.Performance periods for 2024 PSUs and 2025 PSUs run from January 1, 2024 through December 31, 2026 and January 1, 2025 through December 31, 2027, respectively.
When dividends are paid on Baxter’s common stock, DEUs accrue on unvested PSUs during the performance period and are paid out upon vesting of such PSUs based on the number of shares actually earned.
Payout ranges for PSUs earned for Adjusted Net Sales CAGR and Adjusted ROIC are outlined below. Payout for performance between the ranges is based on linear interpolation and performance below threshold results in a 0% payout. Adjusted ROIC and Adjusted Net Sales CAGR performance goals applicable to the 2025 PSUs were set by the CHC Committee to be challenging but achievable with strong performance.

PAYOUT RANGE (ADJUSTED NET SALES CAGR/ADJUSTED ROIC)	PAYOUT AS A % OF TARGET

Maximum	200% of Target
Target	100% of Target
Threshold	50% of Target
Below Threshold	0% of Target

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Compensation Discussion and Analysis	Table of Contents
All 2025 RSUs and stock options that are part of regular annual LTI equity grants are scheduled to vest ratably over a three-year period, starting on the first anniversary of the grant date. 2025 PSUs vest after the CHC Committee certification following the completion of the applicable performance period (January 1, 2025 through December 31, 2027).
See “—Elements of Executive Compensation—Long-Term Incentive Plan—2025 Annual LTI Grants” for additional detail on Baxter’s 2025 PSU grants and see “—Elements of Executive Compensation—Long-Term Incentive Plan—2023–2025 PSU Performance” for additional detail on PSU performance, including targets and performance ranges.
Elements of Executive Compensation
Base Salary
2025 Actions
The following table provides each NEO’s 2024 and 2025 annual base salary as of December 31, 2024 and December 31, 2025 (or their last day of employment), as applicable, and shows that salary increases were made in only two instances during 2025:

	2024 BASE SALARY ($)	2025 BASE SALARY ($)	PERCENT CHANGE (%)	RATIONALE FOR CHANGE

Mr. Hider[1]	NA	1,350,000	—	•Mr. Hider’s base salary was established in connection with his hiring based on the competitive market and his prior experience as a public company CEO
Mr. Almeida[2]	1,300,000	650,000	(50.0)	•In connection with transition from Chair of the Board, President and CEO to special advisor for the period from February 3, 2025 through October 31, 2025
Mr. Shafer[3]	NA	1,300,000	—	•Mr. Shafer’s base salary was established based on the competitive market data and considering the compensation paid to Mr. Almeida
Mr. Grade	812,000	850,000	4.7	•To promote retention and stability throughout the CEO transition, and to provide an increase to better align pay to market median
Ms. Knight[2]	900,000	900,000	—
Mr. Rasul	800,000	800,000	—
Mr. Rosenbloom	760,000	760,000	—
Mr. Sonig[2]	800,000	800,000	—
Ms. Soriano	650,000	750,000	15.4	•Inclusive of an annual merit increase in March 2025 and in connection with her promotion to Group President, ITT and Pharmaceuticals in December 2025
1.Mr. Hider joined Baxter in August 2025 and his annual base salary remained unchanged from his hire date through the end of 2025.
2. 2025 base salaries for Messrs. Almeida and Sonig and Ms. Knight are as of their respective departure dates in 2025.
3.Mr. Shafer's annual base salary remained unchanged during his time as Interim CEO from February 2025 to August 2025. He is now compensated as an independent director and our Non-Executive Chair of the Board pursuant to the Non-Employee Director Compensation Plan and discussed below in "—Employment Arrangements, Executive Severance Plan and Change in Control Agreements".

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Table of Contents	Compensation Discussion and Analysis
Annual Incentive Plan
2025 Annual Incentive Target Awards
NEOs’ annual incentive target awards are set within a competitive range for our compensation peer group (as set annually by the CHC Committee).
The 2025 annual incentive target for each participating NEO is outlined below. As described below, Messrs. Almeida and Shafer were not eligible to participate in the annual incentive plan for 2025.

The target annual incentive did not change for the duration of 2025 for Messrs. Hider, Grade, Rasul and Rosenbloom. In connection with her promotion to Group President, ITT and Pharmaceuticals in December 2025, Ms. Soriano received an increase in her annual incentive target for 2025 from 75% to 80%. Ms. Knight and Mr. Sonig forfeited their annual incentive opportunities in connection with their departures from Baxter.

NEO	2025 TARGET ANNUAL INCENTIVE AS A % OF BASE SALARY

Mr. Hider	150
Mr. Grade	100
Ms. Knight	110
Mr. Rasul	100
Mr. Rosenbloom	85
Mr. Sonig	100
Ms. Soriano	80
Determination of 2025 Annual Incentive Plan Payouts
Financial Performance. The tables below provide Adjusted Net Sales From Continuing Operations, Adjusted EPS From Continuing Operations and Free Cash Flow From Continuing Operations targets for 2025, as well as actual results for each applicable NEO. The payout for performance in between the payout ranges is based on linear interpolation. Given related segment oversight responsibilities, the performance for each of Mr. Rasul and Ms. Soriano was measured on the Adjusted Net Sales From Continuing Operations for his or her respective segment (which reflect budgeted exchange rates). The Adjusted Net Sales From Continuing Operations metric for each of Messrs. Hider, Grade and Rosenbloom are based on overall Baxter results to recognize their enterprise-wide responsibilities. Performance for all NEOs still in role, with the exception of Ms. Soriano, was measured on overall Baxter results for Adjusted EPS From Continuing Operations and Free Cash Flow From Continuing Operations metrics. Given that Ms. Soriano was not in her current role until December 2025, her results were measured on 25% Medical Products and Therapies (MPT) Adjusted Operating Income (which reflects budgeted exchange rates) results rather than on 25% Adjusted EPS From Continuing Operations. As further described below in footnote 5 to the following tables, Free Cash Flow From Continuing Operations for Ms. Soriano was measured on 75% MPT segment results and 25% on Baxter results. See "—Individual Performance" below for final payout percentages and amounts.

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Compensation Discussion and Analysis	Table of Contents

MESSRS. HIDER, GRADE AND ROSENBLOOM

	Threshold 50%		Target 100%		Max 200%	Achievement as a % of Target[1]

Baxter—Adjusted Net Sales From Continuing Operations (in millions)[2]	$11,283					76.0%	54% Weighted Financial Payout as a % of Target

	$10,982		$11,560		$12,138

Adjusted EPS From Continuing Operations[3]	$2.27					64.4%

	$2.12		$2.65		$3.18

Free Cash Flow From Continuing Operations (in millions)[4]	$438					0%

		$788		$985	$1,182

MR. RASUL

	Threshold 50%		Target 100%	Max 200%	Achievement as a % of Target[1]

Healthcare Systems and Technologies—Adjusted Net Sales From Continuing Operations (in millions)[2]		$3,069			90.0%	61% Weighted Financial Payout as a % of Target

	$2,945		$3,100	$3,255

Adjusted EPS From Continuing Operations[3]	$2.27				64.4%

	$2.12		$2.65	$3.18

Free Cash Flow From Continuing Operations (in millions)[4]	$438				0%

		$788	$985	$1,182

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Table of Contents	Compensation Discussion and Analysis

MS. SORIANO[5]

	Threshold 50%	Target 100%	Max 200%	Achievement as a % of Target[1]

Medical Products and Therapies—Adjusted Net Sales From Continuing Operations (in millions)[2]	$5,314			62.0%	45% Weighted Financial Payout as a % of Target

	$5,251	$5,527	$5,803

Medical Products and Therapies - Adjusted Operating Income[6]	$993			57.0%

	$956	$1,195	$1,434

Free Cash Flow From Continuing Operations (in millions) (75% MPT results and 25% Baxter results4)	$901 (MPT) / $438 (Global)			0%

	$1,023 (MPT)/ $788 (Global)	$1,279 (MPT) / $985 (Global)	$1,279 (MPT) / $985 (Global)

1.Level of achievement used to determine annual incentive payouts may not foot due to rounding.
2.Adjusted Net Sales From Continuing Operations is calculated as our reported net sales (determined in accordance with GAAP) using budgeted exchange rates as of January 1, 2025. Baxter Adjusted Net Sales From Continuing Operations, Medical Products & Therapies Adjusted Net Sales From Continuing Operations, Healthcare Systems & Technologies Adjusted Net Sales From Continuing Operations, Pharmaceuticals Adjusted Net Sales From Continuing Operations and Other Adjusted Net Sales From Continuing Operations totaled $11.3 billion, $5.3 billion, $3.1 billion, $2.5 billion, and $0.4 billion, respectively, for 2025. Baxter net sales from continuing operations, MPT net sales from continuing operations, Healthcare Systems & Technologies net sales from continuing operations, Pharmaceuticals net sales from continuing operations, and Other net sales from continuing operations as reported under GAAP for 2025 totaled $11.2 billion, $5.3 billion, $3.1 billion, $2.5 billion, and $0.4 billion, respectively. Totals may not foot due to rounding. We use net sales at budgeted exchange rates as a target under the 2025 annual incentive plan for the same reason that we provide sales guidance excluding the impact of foreign currency fluctuations and certain other items—that is, we believe it provides a better perspective on underlying sales growth. The use of budgeted exchange rates also allows us to evaluate final performance on the same foreign currency basis that was used for setting the target and establishing the budget.
3.Adjusted EPS From Continuing Operations is calculated as our diluted earnings per share (determined in accordance with GAAP) as adjusted for special items. GAAP EPS From Continuing Operations for 2025 totaled ($1.75) per share. Special items for 2025 totaled $1.9 billion (or $2.1 billion on an after-tax basis), or $4.02 per diluted share. These adjustments primarily related to goodwill and long-lived asset impairments, intangible asset amortization, business optimization items, separation-related costs, costs associated with European regulations (medical devices reporting regulations), Hurricane Helene costs, acquisition and integration costs related to its acquisition and integration of Hillrom, legal matters, product related reserves, investment impairments, gain on sale of long-lived asset, and gain on early extinguishment of debt and tax matters.
4.Free Cash Flow From Continuing Operations is calculated as our operating cash flow calculated in accordance with GAAP less capital expenditures. The company uses free cash flow (rather than operating cash flow) as it gives effect to our capital expenditures and better reflects the cash generated by the company that may be available for future investment. In 2025, the company’s operating cash flow from continuing operations was $951 million and the company incurred $513 million in capital expenditures from continuing operations. For purposes of the MPT portion of this calculation, this amount represents 2025 earnings before interest, taxes, depreciation and amortization for MPT with certain segment specific adjustments over the relevant period (including accounts receivable, inventory and capital expenditures).
5.Due to her December 2025 appointment, metrics for Ms. Soriano aligned to that of the broad-based employee population and included MPT Adjusted Operating Income (instead of Adjusted EPS From Continuing Operations) with a blend of 75% MPT results and 25% Baxter results for Free Cash Flow From Continuing Operations (as described above in Footnote 4).
6.Adjusted Operating Income From Continuing Operations is calculated as our operating income (determined in accordance with GAAP) using budgeted exchange rates as of January 1, 2025. MPT Adjusted Operating Income From Continuing Operations for 2025 was $993 million. MPT operating income from continuing operations was as reported under GAAP for 2025 was $970 million.

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Compensation Discussion and Analysis	Table of Contents
Individual Performance. The final strategic 2025 priorities are included in the two categories described in the table below along with the applicable weightings used to calculate the overall weighted payout. The payout for each category ranged from a 90% payout for threshold performance up to a 110% payout for maximum performance. The initial weighted payout is subject to further adjustment for each NEO’s overall individual performance assessment based on individual achievements down to a minimum of 0% and up to a maximum of 125%.
Based on the strategic priority qualitative assessment described below, input from the independent members of the Board (in the case of the CEO’s individual performance assessment) and the CHC Committee (for all other applicable NEOs), the 2025 individual performance assessment for each NEO still in role (based on the sum of the weightings of the related categories and resulting payouts) was 100%. See below for discussion of additional adjustments made to the individual performance assessment made for each NEO.

CATEGORY	WEIGHTING	INITIAL PAYOUT	NOTABLE ITEMS[1]

People Metrics (Including Manager Effectiveness and Engagement Index)	50%	110%	•Both assessed metrics were achieved.
Quality Metrics (Including "Right the First Time" and No New Regulatory Actions)	50%	90%	•While "Right the First Time" metric was achieved at target, there were two new regulatory actions for 2025.
Final Weighted Payout as a % of Target for NEOs		100%
1.Reflects certain notable items in each category, which is not comprehensive of all related goals in each category.
Taking into account both financial and individual performance, the table below outlines the 2025 annual incentive payout for each continuing NEO. Ms. Knight and Mr. Sonig forfeited their annual incentive opportunities in connection with their departures from Baxter. Messrs. Hider, Grade, Rasul and Rosenbloom each received individual performance assessments of 100% and Ms. Soriano received an individual performance assessment of 115% due to her 2025 performance.

NEO	BASE SALARY ($)	TARGET ANNUAL INCENTIVE AS A % OF BASE SALARY (%)	TARGET ANNUAL INCENTIVE AMOUNT (PRORATED) ($)	WEIGHTED FINANCIAL PAYOUT (%)	INDIVIDUAL PERFORMANCE (STRATEGIC PRIORITIES ASSESSMENT) (%)	INDIVIDUAL PERFORMANCE ASSESSMENT (%)	TOTAL ANNUAL INCENTIVE PAYOUT ($)	TOTAL ANNUAL INCENTIVE PAYOUT AS A % OF TARGET (%)

Mr. Hider[1]	1,350,000	150	1,518,750	54	100	100	820,125	54
Mr. Grade	850,000	100	850,000	54	100	100	459,000	54
Mr. Rasul	800,000	100	800,000	61	100	100	488,000	61
Mr. Rosenbloom	760,000	85	646,000	54	100	100	348,840	54
Ms. Soriano[2]	750,000	80	563,733	45	100	115	291,732	52
1.Pursuant to Mr. Hider's offer letter, his 2025 target annual incentive amount was prorated to be based on a fraction of three-fourths.
2.Pursuant to Ms. Soriano's offer letter, and in connection with her appointment as Group President, ITT and Pharmaceuticals, her actual total annual incentive target amount was prorated based on the number of days spent at each incentive target (353 days prior to her appointment at a target of 75% and 12 days after her appointment at a target of 80%).

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Table of Contents	Compensation Discussion and Analysis
Long-Term Incentive Plan
2025 Annual LTI Grants
LTI Grant Structure. All NEOs with the exception of Messrs. Almeida, Hider and Shafer received regular annual LTI equity grants in March 2025. Certain off-cycle LTI grants were made to Messrs. Hider, Grade and Shafer and Ms. Soriano in 2025 as described in "—Elements of Executive Compensation—Transition and Retention Cash and Equity Awards". Annual LTI grant values are assessed annually to align with the competitive market for all individuals. Ms. Soriano's annual LTI equity grant was based on the target for her prior role. Any year-over-year differences in target annual LTI grant values are due to new roles or individual performance adjustments.
See "—Structure of Executive Compensation Program—2025 Annual Equity Design" for more information on plan design.

NEO[1]	2025 TARGET ANNUAL LTI GRANT VALUE[2] ($)	# OF PSUS (50% OF TARGET ANNUAL LTI GRANT VALUE)[3]	# OF RSUS (25% OF TARGET ANNUAL LTI GRANT VALUE)[4]	# OF STOCK OPTIONS (25% OF TARGET ANNUAL LTI GRANT VALUE)[5]

Mr. Grade	4,140,000	59,075	29,538	98,478
Ms. Knight[6]	5,000,000	71,347	35,674	118,934
Mr. Rasul	3,675,000	52,440	26,220	87,417
Mr. Rosenbloom	2,475,000	35,317	17,658	58,873
Mr. Sonig[6]	4,200,000	59,932	29,966	99,905
Ms. Soriano[7]	1,000,000	14,269	7,135	23,787
1.Messrs. Almeida, Hider and Shafer did not receive regular annual LTI equity grants in 2025.
2.The grant date for the 2025 annual LTI grants was March 6, 2025.
3.Reflects the target number of PSUs granted. The actual number of shares earned, if any, will be determined after the three-year performance period ending on December 31, 2027. The target number of PSUs is calculated based on the five-day average of Baxter’s closing share prices beginning two weeks before the grant date and ending one week prior to the grant date (Average Share Price). The target grant value attributable to the 2025 PSUs differs from the value disclosed in the 2025 Summary Compensation Table and the 2025 Grants of Plan-Based Awards table below, which use the accounting values including a Monte Carlo valuation for the Adjusted ROIC and Adjusted Net Sales CAGR PSUs to which the TSR modifier applies.
4.The number of RSUs is calculated based on the Average Share Price.
5.The number of stock options is calculated based on a Black-Scholes valuation incorporating the Average Share Price.
6.Ms. Knight's and Mr. Sonig's 2025 annual LTI grants were forfeited in connection with their 2025 departures.
7.Ms. Soriano's 2025 annual LTI grant was made prior to her promotion to Group President, ITT and Pharmaceuticals.

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Compensation Discussion and Analysis	Table of Contents
2023—2025 PSU Performance
In February 2026, the CHC Committee certified the final results for PSU awards granted to certain NEOs on March 1, 2023 for the performance period of January 1, 2023 through December 31, 2025 (the 2023 PSUs).
In setting the metrics for these grants, the CHC Committee took into account the following considerations: (i) Relative TSR recognizes the importance of maximizing stockholder return, (ii) Adjusted ROIC recognizes the importance of efficient use of invested capital to generate sustainable long-term value and (iii) Adjusted Net Sales CAGR recognizes the importance of sales growth over a longer period of time to reinforce stability and future growth.
The payout for performance between the ranges is based on linear interpolation. Performance below threshold would result in a 0% payout for that performance metric, while performance at or above maximum would result in a 200% payout. The chart below details the applicable performance metrics, weightings, targets, certified performance results and payout as a percentage of target shares for the PSUs granted in March 2023, with a performance period of January 1, 2023 to December 31, 2025, which were calculated as follows:

PERFORMANCE METRIC	WEIGHTING	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	RESULT	PAYOUT AS A % OF TARGET

Relative TSR against the TSR performance of the companies in the S&P 500 Healthcare Equipment & Services Index[1]	33-1/3%	35th Percent Rank	50th Percent Rank	80th Percent Rank	3rd Percent Rank	0%
Adjusted ROIC[2]	33-1/3%	5.8%	7.2%	8.6%	6.2%	67%
Adjusted Net Sales CAGR[3]	33-1/3%	1.7%	2.9%	4.1%	3.0%	105%
				Weighted Payout as a % of Target		57%
1.The TSR PSUs described in this section are measured for us and companies in the S&P 500 Healthcare Equipment & Services Index based on the following formula: average closing stock price over the last 20 consecutive trading days of the performance period end date (December 31, 2025) minus average closing stock price over the last 20 consecutive trading days immediately preceding the commencement of the performance period (January 1, 2023) plus reinvested dividends divided by average closing stock price over the last 20 consecutive trading days immediately preceding the commencement of the performance period.
2.Adjusted ROIC performance for purposes of this grant is calculated by first determining the annual Adjusted ROIC performance target for each of 2023, 2024 and 2025 and then determining the simple average Adjusted ROIC performance over the three-year performance period. Adjusted ROIC performance is measured by considering each applicable calendar year’s adjusted operating income less adjusted income tax expense, divided by average invested capital and adjusted for any business or asset acquisition or divestiture with annualized revenue of greater than $75 million at the time of the acquisition or divestiture. This amount was adjusted prospectively for the divestitures of our former BPS business in October 2023 and our former Kidney Care business in January 2025.
3.Adjusted Net Sales means “net sales” that is (i) computed on a constant currency basis using the average foreign exchange rates in each applicable jurisdiction for the calendar year immediately preceding the grant date and (ii) adjusted to exclude the revenue for any business or asset acquisition or divestiture with annualized revenue of greater than $75 million at the time of the acquisition or divestiture. Adjusted Net Sales CAGR performance for purposes of this grant is calculated by taking the Adjusted Net Sales for the last calendar year of the three-year performance period (or 2025) and comparing it against Adjusted Net Sales for 2022, the calendar year immediately preceding the grant date. This amount was adjusted to exclude BPS and Kidney Care related revenue for the periods following our divestiture of those businesses.
See “—Elements of Executive Compensation—Long-Term Incentive Plan—2023–2025 PSU Performance” for additional detail on PSU performance, including targets and performance ranges.

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Table of Contents	Compensation Discussion and Analysis
Considering the performance disclosed above, the table below illustrates the target number of 2023 PSUs and final number of shares earned for each NEO eligible to receive PSUs at the time of grant.

NEO	TARGET # OF 2023 PSUS	# OF SHARES EARNED[1]

Mr. Hider[2]	NA	NA
Mr. Almeida	135,769	83,386
Mr. Shafer[2]	NA	NA
Mr. Grade	50,378	30,505
Ms. Knight[3]	43,199	0
Mr. Rasul	30,857	18,952
Mr. Rosenbloom	27,771	17,056
Mr. Sonig[3]	30,857	0
Ms. Soriano	3,703	2,274
1.Includes DEUs accrued during the performance period and paid out at the same earned payout percentage as the underlying PSUs.
2.Neither Mr. Hider nor Mr. Shafer were granted any 2023 PSUs.
3.Ms. Knight and Mr. Sonig forfeited their 2023 PSUs in connection with their 2025 departures.

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Compensation Discussion and Analysis	Table of Contents
Transition and Retention Cash and Equity Awards
Below is a summary of compensation actions related to key leadership transitions that took place in 2025. All equity awards are subject to our stock ownership guidelines and clawback policies.

NEO	TYPE	INTENDED/TARGET (ECONOMIC) VALUE	MIX	VESTING [1]	RATIONALE

Current CEO - Mr. Hider	Transition	$12,833,333	•50% PSUs •25% RSUs •25% Stock Options	•PSUs: 100% after three years •RSUs & Stock Options: One-third each year for three years	•Mix of performance-based and time-based award that represents the prorated portion of Mr. Hider's annual equity award target of $14,000,000 for 2025 based on his prior company's fiscal year schedule
		$4,000,000 (Supplemental)	PSUs	100% after three years
•100% performance-based one-time supplemental sign on equity award of $4,000,000 to further strengthen and drive alignment with stockholders and the Baxter management team (the Supplemental Equity Award)
•Target value was determined based on market review of awards granted to recently hired CEOs at organizations of similar size and in similar industries

		$5,750,000 (Make Whole)	RSUs	One-third each year for three years
•Mix of time-based and performance based one-time "Make Whole Awards" (consisting of $8,500,000 in the aggregate) that represents the unvested portion of certain equity awards from Mr. Hider's prior company

		$2,750,000 (Make Whole)	PSUs	100% after three years
		$1,000,000	Lump Sum Cash Payment	NA (subject to clawback upon a resignation other than for good reason within 24 months of his start date)	•Along with the PSU portion of Mr. Hider's "Make Whole Award", this cash sign-on amount was intended to make up for compensation left behind at his prior company
Interim CEO - Mr. Shafer	Transition	$2,500,000	RSUs	Upon the effective date of Mr. Hider's hiring (August 19, 2025)	•The size and design of the equity award was based upon a market review and was intended to compensate him for his Interim CEO role
Former CEO - Mr. Almeida	Transition	$6,890,000	Lump Sum Payment	NA
•Payment made pursuant to Mr. Almeida's Transition Agreement, which is equivalent to what Mr. Almeida would have received had he been terminated without “Cause” under the provisions of his prior offer letter
•Mr. Almeida ceased serving as Chair, President and CEO on February 3, 2025, at which time he started serving as a special advisor through October 31, 2025

CFO - Mr. Grade	Retention	$2,500,000	RSUs	100% after three years
•Mr. Grade has been a critical leader throughout the CEO transition (which took place throughout most of 2025) and his contributions were critical to help ensure business continuity during this period and in connection with Mr. Hider's onboarding
•In a highly competitive market, this retention measure is consistent with market practice and was determined by the CHC Committee to be necessary to mitigate retention concerns

Group President, ITT & Pharma - Cecilia Soriano	Retention	$500,000	RSUs	100% after two years	•This award was granted to Ms. Soriano in her prior role to for stability in the wake of Ms. Knight's departure
1.PSUs are subject to the achievement of the same performance goals as the 2025 PSUs.

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Table of Contents	Compensation Discussion and Analysis
Perquisites
We provide a very limited range of perquisites to our NEOs. While we no longer have a company aircraft, we permit limited personal travel on chartered aircraft in the interest of providing for potential time and cost efficiencies and security risk reduction. Additionally, all personal aircraft usage for senior executives other than the CEO must be pre-approved by the CEO in accordance with the terms of our aircraft policy. In conjunction with Mr. Almeida's July 2023 amended offer letter (the Almeida Offer Letter), and until February 3, 2025, the Board granted Mr. Almeida the ability to use Baxter's former aircraft, or if unavailable, a chartered aircraft, for personal use for up to 50 hours each calendar year. Any personal use in excess of the 50 hours each calendar year was reimbursed by Mr. Almeida pursuant to his Aircraft Time Sharing Agreement and based on rates set by the Federal Aviation Regulations. This agreement was terminated as of February 3, 2025 in connection with his departure. In connection with Mr. Shafer’s appointment as Executive Chair and Interim CEO, he entered into an Aircraft Time Sharing Agreement pursuant to which he agreed to reimburse us for any personal, non-commuting use of Baxter's former aircraft or any chartered aircraft. Given that we no longer have a company aircraft, in lieu of the 50 hours of personal use previously granted to Mr. Almeida, Mr. Hider was provided with an annual lump sum allowance of $150,000 to use for personal travel.
Additionally, NEOs are eligible for reimbursement of executive physical examinations and related health services. Under his offer letter, Mr. Hider is also eligible to participate in the Company’s Home Sale Assistance Program and Relocation Program.
Retirement and Other Benefits
Each NEO is eligible to participate in Baxter’s U.S. tax-qualified Section 401(k) plan (401(k) Plan) on the same terms as all eligible U.S. employees. All eligible employees in the 401(k) Plan are eligible to receive immediately vested 100% matching contributions up to 4% of eligible compensation. Eligible employees, including eligible NEOs, also receive an additional non-elective 401(k) Plan employer contribution equal to 3% of eligible compensation.
Additionally, each NEO is eligible to participate in Baxter’s U.S. nonqualified deferred compensation plan (Deferred Compensation Plan) on the same terms and conditions as eligible U.S. employees, which allows them to accumulate additional retirement savings and tax deferral opportunities beyond the limitations for tax-qualified retirement plans under the Internal Revenue Code of 1986, as amended (the Code). The terms of the Deferred Compensation Plan are more fully described below under “—Executive Compensation Tables—2025 Nonqualified Deferred Compensation Plan”.
Employment Arrangements, Executive Severance Plan and Change in Control Agreements
In connection with Mr. Almeida's termination without cause, in February 2025, Mr. Almeida entered into the Transition Agreement pursuant to which his service as Chair of the Board, President and CEO ceased on February 3, 2025 and he transitioned into the role of special advisor and continued employment in this role through October 31, 2025 (his separation date).
In accordance with the retirement vesting provisions of the applicable award agreements, Mr. Almeida’s unvested equity awards will continue to vest in accordance with their terms, and, subject to his compliance with certain release requirements, he received a lump-sum termination payment equal to $6,890,000. This amount is equivalent to what Mr. Almeida would have received had he been terminated without “Cause” under the provisions of the Almeida Offer Letter. In addition, we have agreed to arrange to provide Mr. Almeida and his dependents health insurance benefits substantially similar to those provided to him and his dependents immediately prior to his separation date for up to 24 months.
In February 2025, Mr. Shafer entered into an offer letter governing the terms and conditions of his employment as Executive Chair and Interim CEO, a role in which he served from February 3, 2025 through August 19, 2025. Given the length of this role, his offer letter was amended in July 2025 to provide Mr. Shafer with a supplemental cash bonus in an amount not to exceed $100,000. During his tenure, Mr. Shafer received a base salary, bonuses paid on the achievement of service milestones, and an RSU grant that vested on the six-month anniversary of his start date in the role. However, he was not party to any severance or change in control agreement while serving as Executive Chair and Interim CEO.
In July 2025, Mr. Hider entered into an offer letter (Hider Offer Letter) governing the terms and conditions of his employment. The Hider Offer Letter provides that, in the event that his employment is terminated by the company without cause or by Mr. Hider for good reason, in each case, outside the context of his CIC Agreement (as defined below) he will be entitled to receive (i) cash severance equal to two times the sum of his base salary and target annual incentive, (ii) a lump sum cash payment equal to the employer cost of 18 months of the applicable group medical, dental or vision coverage, and (iii) with respect to terminations that occur on or after February 1 of the applicable calendar year, a prorated annual incentive payment based on actual company performance and target individual performance. Good Reason for termination outside the context of the CIC Agreement means the occurrence (without Mr. Hider's express written consent) of any one of the following (i) an adverse change by Baxter in his titles or reporting relationship, (ii) a material diminution by Baxter in his duties, responsibilities or authorities as contemplated by the Hider Offer Letter or as may be subsequently increased, (iii) a material reduction by Baxter

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Compensation Discussion and Analysis	Table of Contents
in his annual base salary, annual incentive target or LTI target value, (iv) any relocation of his principal place of employment more than fifty (50) miles from his principal place of employment as contemplated by the Hider Offer Letter or (v) any failure by Baxter to pay material amounts due to him when due or any material breach of his agreement. The Hider Offer Letter also provided for the reimbursement of up to $75,000 in legal fees in connection with the negotiation of the Hider Offer Letter.
In addition, with respect to the Supplemental Equity Award and the Make Whole Award, in the event of an involuntary termination without cause or termination with good reason outside of the context of a CIC agreement: (i) any outstanding and unvested RSUs will immediately vest on his date of termination and (ii) any PSUs will remain eligible to vest based on actual performance.
For other U.S.-based executives, we generally execute an offer of employment before an executive joins Baxter and in some cases, a standard offer letter. The offer describes the basic terms of the executive’s employment, including his or her start date, title, annual base salary, annual incentive target and long-term incentive equity award target. Stock ownership guidelines and perquisites are also included, if applicable. Each current NEO, other than Mr. Hider, has entered into a standard offer letter with us, the material terms of which have been described herein (including with respect to annual salaries, target payouts under our annual incentive plan and target annual equity grants).
We maintain an executive severance plan for all U.S.-based executives (other than the CEO) (Executive Severance Plan), including NEOs still in role (Messrs. Grade, Rasul and Rosenbloom and Ms. Soriano). If within 12 months of an executive’s termination of employment the executive violates any obligations under an employment agreement, restrictive covenant or similar agreement, or it is determined that the executive could have been terminated for cause, then the executive will be required to repay all amounts received and future payments will cease.
In March 2026, Mr. Rasul entered into a separation agreement pursuant to which he is entitled to receive, subject to his compliance with the terms of the agreement, severance benefits in accordance with the qualifying termination provisions of the Executive Severance Plan.
Each NEO still employed by Baxter is subject to an executive cash severance policy that limits cash severance benefits to 2.99 times the sum of the NEO’s base salary plus target annual bonus opportunity. Payments cannot exceed this threshold without prior stockholder ratification or approval.
Additionally, as of December 31, 2025, each continuing NEO was a party to a change in control (CIC) agreement, which provides for certain severance payments if Baxter undergoes a CIC and the NEO ceases to be employed. Providing for payments in a CIC situation is consistent with market practice and helps align the interests of the NEOs with those of Baxter's stockholders by incentivizing them to remain focused on their responsibilities before, during and after the transaction without undue concern for their personal circumstances.
For a more detailed discussion of these arrangements, please refer to the information under “—Executive Compensation Tables—Potential Payments Upon Termination or Following a Change in Control”.
Additional Compensation Governance
Risk Assessment of Compensation Policies and Practices
With the assistance of the CHC Committee’s independent compensation consultant, the CHC Committee reviewed Baxter’s material compensation policies and practices and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The key features of the executive compensation program as well as incentive and commission arrangements below the executive level that support this conclusion include:
•appropriate pay philosophy, peer group and market positioning;
•effective balance in cash and equity mix, short- and long-term focus, corporate, business unit and individual performance focus and financial and non-financial performance measurement and discretion; and
•meaningful policies that mitigate risk, such as the stock ownership guidelines and recoupment policies discussed below.

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Table of Contents	Compensation Discussion and Analysis
Stock Ownership Guidelines for Executive Officers
In order to align their long-term economic interests with those of stockholders, executive officers are required to own a certain amount of Baxter stock within five years of becoming an executive officer, as shown in the table below.

ROLE	STOCK OWNERSHIP GUIDELINE MINIMUM (MULTIPLE OF BASE PAY)

CEO	6x
Executive Vice President NEOs	4x
Other NEOs	2x
The table below summarizes the types of equity that are included and excluded from the stock ownership guideline requirement (including regular, annual and one-time equity awards):

EQUITY TYPE	INCLUDED	EXCLUDED

Unexercised Stock Options (Vested or Unvested)		■
Shares retained from a stock option exercise	■
RSUs (Vested or Unvested or DEUs)	■
PSUs (Vested and Certified)	■
PSUs (Unvested)		■
Shares purchased through the Employee Stock Purchase Program	■
Shares purchased on the open market	■
In September 2025, the CHC Committee approved the following updates to our stock ownership guidelines after taking into account peer company practices and feedback related to a stockholder proposal at the 2025 annual meeting:
•If an NEO is not in compliance within the five-year compliance period, a 50% holding requirement will be implemented for each equity award granted until the guidelines are met.
•Once guidelines are met, an NEO cannot be considered out of compliance if he/she has not sold shares and would solely be out of compliance due to a decline in stock price. Should the NEO sell shares post-compliance achievement, however, compliance will be re-measured at that time.
As of December 31, 2025, Mr. Grade had met his stock ownership requirement. Messrs. Hider, Rasul and Rosenbloom and Ms. Soriano, while not yet subject to this ownership requirement as they have been executive officers for less than five years, were, using reasonable assumptions, on track to achieve their stock ownership objectives within the prescribed time frame.
These requirements, like the Mandatory Clawback Policy and Compensation Recoupment Policy discussed below, help to align the interests of the executive officers with those of Baxter’s stockholders.
Prohibitions on Trading; No-Hedging
We have adopted a Securities Trading Policy governing the purchase, sale and/or other disposition of Baxter’s securities by, among others, its directors, officers and employees, as well as by the company itself, that is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. Pursuant to Baxter’s Securities Trading Policy, all Baxter employees (regardless of role or title), directors, consultants, contract workers, temporary staff worldwide, and, in certain instances, former directors and employees, together with their family members, are prohibited from directly or indirectly participating in certain trading activities with respect to Baxter securities that by their nature are aggressive or speculative or may give rise to an appearance of impropriety. Such prohibited activities include:
•Same-day or short-term trading (i.e., “day trading”) of Baxter stock.
•Selling Baxter stock that the seller does not own or a sale that is completed by delivery of borrowed company stock (i.e., a “short sale”).
•Purchasing or holding Baxter securities on margin.

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Compensation Discussion and Analysis	Table of Contents
•Pledging Baxter securities as collateral for a loan.
•Entering into any derivative (including purchasing, selling or writing put or call options, forward contracts, “equity” or “performance” swaps or any similar agreements denominated in Baxter securities) or similar transactions with respect to Baxter securities.
Prior to effecting most transactions in Baxter securities, executive officers, directors and other company employees who are routinely exposed to information that would necessarily be considered material (such as certain financial information or important press releases) before it is released to the public must first obtain pre-clearance of the transaction from the Corporate Secretary or General Counsel. A copy of the Securities Trading Policy is filed as Exhibit 19 to the 2025 Form 10-K.
Recoupment Policies; Non-Competition Agreement Clawback
We have a Mandatory Clawback Policy, applicable to executive officers, and a Compensation Recoupment Policy, applicable to all employees, including executive officers (together, the Recoupment Policies). The Mandatory Clawback Policy is consistent with the SEC’s adoption of rules to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and corresponding NYSE listing standards and provides for the recoupment of erroneously awarded incentive-based compensation received by current and former executive officers (as defined in Rule 10D-1 of the Exchange Act), including the NEOs, during the three completed fiscal years immediately preceding the date that Baxter is required to prepare an accounting restatement. The Compensation Recoupment Policy applies to all payments under Baxter’s incentive plans as well as all LTI grants (including without limitation all time-based incentive awards) to any person, including executives (including all NEOs). Under the Compensation Recoupment Policy, following any restatement of our financial results or where a participant violates a restrictive covenant contained in any agreement, the Board (with respect to executives (including all NEOs)) or the CEO (with respect to all other persons) will review the facts and circumstances related to the violation and take any actions it deems appropriate under the Compensation Recoupment Policy, including recovery, reduction or forfeiture of all or part of any annual incentive or any previously awarded LTI grant (or to be awarded LTI grant), disciplinary actions and the pursuit of any other remedies. We made no such recoupments under the Recoupment Policies in 2025.
Additionally, all senior leaders, including the NEOs, are required to execute updated non-competition, non-solicitation and confidentiality agreements (the Non-Competition Agreement) in connection with receipt of each of their equity grants. All senior leaders who execute a Non-Competition Agreement, including the NEOs, are subject to a clawback provision in the event a participant violates the terms of the Non-Competition Agreement following a termination of employment for any reason. In the event of any such violation, all unvested LTI grants (including grants that would otherwise have vested if the participant were retirement eligible) are immediately forfeited. Additionally, in that case, all LTI grants that vested or became exercisable within the 12 months prior to the termination date that have not otherwise been sold or exercised are cancelled and the shares are returned to Baxter and any gain from the sale or exercise of any LTI grant that vested within 12 months prior to the termination date is subject to repayment.

64	| 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation Tables
2025 Summary Compensation Table
The following table shows compensation provided to the NEOs for the years indicated below.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)[1]	BONUS ($)[2]	STOCK AWARDS ($)[3]	OPTION AWARDS ($)[4]	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)[5]	ALL OTHER COMPENSATION ($)[6]	TOTAL ($)

Andrew Hider	2025	499,315	1,000,000	23,133,518	3,185,053	820,125	1,167,171	29,805,182
President and CEO

José E. Almeida	2025	660,420	—	—	—	—	7,005,624	7,666,044
Former Chair of the Board, President and CEO	2024	1,300,000	—	14,319,107	—	2,016,300	435,608	18,071,015
	2023	1,300,000	—	7,527,469	2,635,170	2,187,900	136,132	13,786,671
Brent Shafer	2025	701,644	654,839	2,400,815	—	—	52,695	3,809,993
Non-Executive Chair and Former Executive Chair and Interim CEO

Joel Grade	2025	827,825	—	5,809,671	1,049,372	459,000	63,700	8,209,568
Executive Vice President and CFO	2024	810,000	500,000	4,295,702	—	839,608	62,238	6,507,548
	2023	164,384	—	3,636,661	902,897	167,671	4,608	4,876,222
Heather Knight	2025	747,123	—	4,018,281	1,267,349	—	41,795	6,074,548
Former Executive Vice President, COO and Interim Group President, Medical Products & Therapies	2024	883,333	—	4,607,152	—	1,039,500	66,505	6,596,490
	2023	791,507	—	2,395,122	838,466	771,091	64,057	4,860,243
Reazur Rasul	2025	800,000	—	2,953,421	931,507	488,000	73,286	5,246,214
Executive Vice President and Group President, Healthcare Systems & Technologies

David Rosenbloom	2025	760,000	—	1,989,036	627,345	348,840	68,943	3,794,164
Executive Vice President and General Counsel

Alok Sonig	2025	779,747	—	3,375,371	1,064,578	—	19,577	5,239,273
Former Executive Vice President and Group President, Pharmaceuticals	2024	787,500	—	3,583,345	—	904,000	70,961	5,345,806
	2023	725,000	—	1,710,802	598,904	794,568	36,759	3,866,033
Cecilia Soriano	2025	668,247	75,000	1,300,147	253,472	291,732	66,243	2,654,841
Group President, Infusion Therapies & Technologies and Pharmaceuticals

1.Amounts shown in this column represent base salary actually earned in the applicable year. For additional information regarding each NEO’s salary for 2025, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Base Salary—2025 Actions.”
2.The amount shown for 2025 for Mr. Hider represents a $1,000,000 cash sign-on bonus in connection with his hiring to make up for a portion of lost compensation at his prior employer. For Mr. Shafer, it represents 1) a cash bonus of $600,000 to recognize his service as Executive Chair and Interim CEO and 2) $54,839 as a supplemental bonus for the additional time spent in the Interim CEO role beyond its original term. For Ms. Soriano, it represents a retention cash bonus prior to her promotion to her current role.

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Executive Compensation Tables	Table of Contents
3.Amounts shown for 2025 represent the grant date fair value of PSUs and RSUs granted in 2025, computed in accordance with FASB ASC Topic 718 and based on the probable outcome of the applicable performance goals on the grant date with respect to PSUs. Refer to Note 8 to the Consolidated Financial Statements included in the 2025 Form 10-K for a discussion of how grant date fair value of PSU awards were calculated. DEUs accrue on the unvested PSUs included in this table but are paid only if the underlying awards vest. The grant date fair value for the maximum performance of the PSUs granted in 2025 is as follows: $28,475,500 for Mr. Hider, $4,560,590 for Mr. Grade, $5,507,988 for Ms. Knight, $4,048,368 for Mr. Rasul, $2,726,472 for Mr. Rosenbloom, $4,626,752 for Mr. Sonig and $1,101,566 for Ms. Soriano. For further information on these awards, see the “—2025 Grants of Plan-Based Awards” table.
4.Amounts shown in this column represent the value of Baxter stock options based on the grant date fair value computed in accordance with FASB ASC Topic 718. For more information on how these amounts are calculated, please see Note 8 to the Consolidated Financial Statements included in the 2025 Form 10-K. For further information on these awards, see the “—2025 Grants of Plan-Based Awards” table.
5.Amounts shown in this column represent annual incentives paid for performance in the applicable year. The methodology applied in determining the annual incentive amounts earned by the NEOs is discussed under “—Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Plan.” In connection with their departures in 2025, Messrs. Almeida and Sonig and Ms. Knight did not receive 2025 annual incentive award payouts. Mr. Shafer was not eligible for an annual incentive award in 2025.
6.Amounts shown in this column represent the following:
(i)the dollar value of term life insurance premiums paid by the company on behalf of each NEO.
(ii)the cost related to executive physicals for Messrs. Hider, Rasul and Sonig and Ms. Knight.
(iii)contributions made by Baxter to the 401(k) Plan for Messrs. Almeida, Grade, Rasul, Rosenbloom, Shafer and Sonig and Mss. Knight and Soriano.
(iv)contributions made by Baxter to the Deferred Compensation Plan for Messrs. Hider, Rasul and Rosenbloom and Mss. Knight and Soriano. Deferred Compensation Plan and 401(k) Plan contributions on behalf of Messrs. Hider, Grade, Rasul and Rosenbloom and Ms. Soriano include an additional employer contribution equal to 3% of eligible compensation as a result of their ineligibility to participate in, or accumulate additional benefits under, Baxter's pension and supplemental pension plans. This additional employer contribution is made to all eligible U.S. employees and attributable to 2025 but was credited to accounts in February 2026.
(v)attorneys' fees for Messrs. Almeida, Hider and Shafer in connection with CEO transition activities.
(vi)Mr. Almeida received $65,165 in value related to the use of Baxter's aircraft which reflects actual expenses incurred, including the cost of fuel, crew travel expenses, security, parking, facility, concessions and after-hours fees. Mr. Almeida received this benefit under his personal 50-hour allotment (of which approximately 16 hours were used in 2025).
(vii)Mr. Almeida also received a lump-sum termination payment equal to $6,890,000 and post-separation health benefits for November and December of 2025 of $4,127, which were subject to his compliance with certain release requirements in connection with his October 2025 separation.
(viii)Pursuant to Mr. Hider's offer letter, he also received 1) a $150,000 personal travel allowance, 2) relocation benefits of $835,985 (and $79,910 in additional related tax reimbursements) in 2025 related to the sale of his home and relocation to our headquarters in Deerfield, Illinois, with such benefits paid in accordance with the terms of Baxter's US Domestic Leadership Relocation Program, and 3) matching gift contributions of $1,500 made by our charitable foundation matching gift program. The incremental cost for this relocation benefit was calculated based on the amount reimbursed directly to Mr. Hider or to third-party service providers, as applicable. Our relocation policy provides that Mr. Hider is required to reimburse Baxter for the relocation benefits if he leaves Baxter or is involuntarily terminated within a year of when the benefits were paid (or 50% of such amounts if any such departure or termination occurs within two years of when such amounts were paid).
The following table quantifies the amounts paid to each NEO in 2025 for the components discussed above that exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that NEO. The incremental cost for these perquisites and other personal benefits were valued on the basis of the amount paid directly to the NEO or the third-party service, as applicable.

	TERMINATION PAYMENT ($)	PERSONAL TRAVEL EXPENSE ALLOWANCE ($)	AIRCRAFT USAGE ($)	ATTORNEYS' FEES ($)	DEFERRED COMPENSATION CONTRIBUTIONS ($)	RELOCATION BENEFITS AND TAX REIMBURSEMENT ($)

Mr. Hider	—	150,000	—	75,000	5,589	915,895
Mr. Almeida	6,890,000	—	65,165	31,000	—	—
Mr. Shafer	—	—	15,522	28,500	—	—
Mr. Grade	—	—	—	—	38,479	—
Ms. Knight	—	—	—	—	21,143	—
Mr. Rasul	—	—	—	—	42,466	—
Mr. Rosenbloom	—	—	—	—	43,745	—
Mr. Sonig	—	—	—	—	—	—
Ms. Soriano	—	—	—	—	41,166	—

66	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Executive Compensation Tables
2025 Grants of Plan-Based Awards
The following table summarizes grants of plan-based awards made to the NEOs in 2025 under the 2025 annual incentive plan and the Existing Plan.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYMENTS UNDER EQUITY INCENTIVE PLAN AWARDS

	GRANT DATE	CHC COMMITTEE APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM ($)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(1)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(1)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)(2)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)

Mr. Hider
Annual Incentive(4)			759,375	1,518,750	3,796,875
RSU Grant #1(5)	9/2/2025	7/7/2025							131,813			3,185,920
RSU Grant #2(5)	9/2/2025	7/7/2025							236,237			5,709,848
Stock Option Grant(5)	9/2/2025	7/7/2025								465,651	24.17	3,185,053
2025 PSU Grant #1(5,6)	9/2/2025	7/7/2025				131,814	263,626	527,252				6,938,636
2025 PSU Grant #2(5,6)	9/2/2025	7/7/2025				82,170	164,339	328,678				4,325,402
2025 PSU Grant #3(5,6)	9/2/2025	7/7/2025				56,492	112,983	225,966				2,973,712
Mr. Almeida
Annual Incentive(4)			0	0	0
Mr. Shafer
Annual Incentive(4)			0	0	0
RSU Grant	2/5/2025	2/1/2025							76,289			2,400,815
Mr. Grade
Annual Incentive(4)			425,000	850,000	2,125,000
RSU Grant #1	3/6/2025	2/20/2025							29,538			1,046,827
RSU Grant #2(7)	9/2/2025	7/28/2025							102,712			2,482,549
Stock Option Grant	3/6/2025	2/20/2025								98,478	35.44	1,049,372
2025 PSU Grant(6)	3/6/2025	2/20/2025				29,538	59,075	118,150				2,280,295
Ms. Knight
Annual Incentive(4)			495,000	990,000	2,475,000
RSU Grant	3/6/2025	2/20/2025							35,674			1,264,287
Stock Option Grant	3/6/2025	2/20/2025								118,934	35.44	1,267,349
2025 PSU Grant(6)	3/6/2025	2/20/2025				35,674	71,347	142,694				2,753,994
Mr. Rasul
Annual Incentive(4)			400,000	800,000	2,000,000
RSU Grant	3/6/2025	2/20/2025							26,220			929,237
Stock Option Grant	3/6/2025	2/20/2025								87,417	35.44	931,507
2025 PSU Grant(6)	3/6/2025	2/20/2025				26,220	52,440	104,880				2,024,184

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			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYMENTS UNDER EQUITY INCENTIVE PLAN AWARDS

	GRANT DATE	CHC COMMITTEE APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM ($)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(1)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(1)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)(2)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)

Mr. Rosenbloom
Annual Incentive(4)			323,000	646,000	1,615,000
RSU Grant	3/6/2025	2/20/2025							17,658			625,800
Stock Option Grant	3/6/2025	2/20/2025								58,873	35.44	627,345
2025 PSU Grant(6)	3/6/2025	2/20/2025				17,659	35,317	70,634				1,363,236
Mr. Sonig
Annual Incentive(4)			400,000	800,000	2,000,000
RSU Grant	3/6/2025	2/20/2025							29,966			1,061,995
Stock Option Grant	3/6/2025	2/20/2025								99,905	35.44	1,064,578
2025 PSU Grant(6)	3/6/2025	2/20/2025				29,966	59,932	119,864				2,313,376
Ms. Soriano
Annual Incentive(4)			281,866	563,733	1,409,332
RSU Grant #1	3/6/2025	2/20/2025							7,135			252,864
RSU Grant #2(7)	9/2/2025	8/28/2025							20,542			496,500
Stock Option Grant	3/6/2025	2/20/2025								23,787	35.44	253,472
2025 PSU Grant(6)	3/6/2025	2/20/2025				7,135	14,269	28,538				550,783
1.All stock option awards made in 2025 are non-qualified stock options. Stock options and RSUs vest ratably (33-1/3% per year) over the three-year vesting period beginning on the grant date, except for 1) Mr. Grade's RSU Grant #2 which is scheduled to vest 100% on the third anniversary of the grant date subject to potential early acceleration in accordance with its terms, 2) Mr. Shafer’s RSU grant, which vested upon the appointment of Mr. Hider as CEO, and 3) Ms. Soriano's RSU Grant #2 which is scheduled to vest 100% on the second anniversary of the grant date.
2.The option exercise prices reflect the closing price of Baxter’s common stock on the grant date.
3.The amounts in this column represent the grant date fair value, as determined in accordance with FASB ASC Topic 718.
4.The amounts shown represent award opportunities under Baxter’s 2025 annual incentive plan at threshold, target and maximum payouts incorporating both financial and individual performance. The threshold, target and maximum incentive opportunity for financial performance is 50% of target, 100% of target and 200% of target, respectively. The CHC Committee has the ability to use negative discretion to result in a payout lower than threshold. The financial performance is multiplied by a NEO’s individual performance assessment, which ranges between 0%—125% and is based as an initial matter on Baxter's performance versus key 2025 strategic priorities, including certain corporate responsibility matters as discussed in “—Compensation Discussion and Analysis—Elements of Executive Compensation—Determination of 2025 Annual Incentive Plan Payouts—Individual Performance". The actual annual incentive paid to eligible NEOs for 2025 performance is reported in the “Non-Equity Incentive Plan Compensation” column in the 2025 Summary Compensation Table.
5.Mr. Hider received grants in 2025 in connection with joining Baxter. For more information on these grants, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Transition and Retention Cash and Equity Awards". 2025 PSU Grant #1 represents the pro rata share of Mr. Hider's 2025 annual equity incentive award. 2025 PSU Grant #2 represents his supplemental equity award, which consists solely of PSUs. 2025 PSU Grant #3 represents the PSU component of his make whole equity award.
6. 2025 PSUs will be paid out in shares of Baxter common stock based on performance against Adjusted ROIC and Adjusted Net Sales CAGR metrics further modified by the results of Relative TSR during the three-year performance period ending on December 31, 2027. For more information on how these payouts are determined, please see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Plan—2025 Annual LTI Grants—LTI Grant Structure".
7.Mr. Grade and Ms. Soriano each received RSU awards in September 2025 for purposes of retention. For more information on these grants, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Transition and Retention Cash and Equity Awards". As Ms. Soriano was not an executive officer at the time of her September 2, 2025 grant, her award was approved through standard internal procedures and not by the CHC Committee.

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Table of Contents	Executive Compensation Tables
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table summarizes equity awards outstanding for the NEOs as of December 31, 2025.

	OPTION AWARDS					STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)[1]	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)[2]	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)[2]	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)[3,4,5]	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)[3,4,5]

Mr. Hider	9/2/2025		465,651	24.17	9/2/2035
	9/2/2025					131,813	2,518,946
	9/2/2025					236,237	4,514,489
	9/2/2025							56,492	1,079,553
	9/2/2025							82,170	1,570,259
	9/2/2025							131,813	2,518,946
Mr. Almeida	3/2/2017	534,759		50.77	3/2/2027
	3/1/2018	373,435		66.31	3/1/2028
	2/28/2019	342,933		74.73	2/28/2029
	3/20/2020	381,437		75.75	3/20/2030
	3/3/2021	348,483		77.15	10/31/2030
	3/2/2022	151,596		85.23	10/31/2030
	3/1/2023	187,630	93,815	39.06	10/31/2030
	3/1/2023					24,227	462,985
	3/6/2024					93,183	1,780,735
	3/1/2023							83,343	1,592,683
	3/6/2024							74,363	1,421,068
Mr. Shafer
Mr. Grade	12/1/2023	68,182	34,091	36.55	12/1/2033
	3/6/2025		98,478	35.44	3/6/2035
	12/1/2023					9,849	188,206
	12/1/2023					8,864	169,386
	3/6/2024					29,745	568,423
	3/6/2025					29,915	571,674
	9/2/2025					102,712	1,962,826
	12/1/2023							30,489	582,652
	3/6/2024							22,309	426,317
	3/6/2025							29,914	571,664
Ms. Knight	2/28/2019	18,861		74.73	1/27/2026
	3/1/2019	20,000		75.84	1/27/2026
	3/20/2020	20,979		75.75	1/27/2026
	3/3/2021	21,780		77.15	1/27/2026
	3/2/2022	24,807		85.23	1/27/2026
	3/1/2023	59,700		39.06	1/27/2026

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Executive Compensation Tables	Table of Contents

	OPTION AWARDS					STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)[1]	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)[2]	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)[2]	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)[3,4,5]	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)[3,4,5]

Mr. Rasul	3/1/2017	8,334		51.21	3/1/2027
	3/2/2017	6,417		50.77	3/2/2027
	3/1/2018	15,684		66.31	3/1/2028
	2/28/2019	17,147		74.73	2/28/2029
	3/20/2020	14,940		75.75	3/20/2030
	3/3/2021	15,207		77.15	3/3/2031
	3/2/2022	8,269		85.23	3/2/2032
	3/1/2023	42,643	21,322	39.06	3/1/2033
	3/6/2025		87,417	35.44	3/6/2035
	3/1/2023					5,507	105,229
	3/6/2024					57,838	1,105,281
	3/6/2025					26,555	507,458
	3/1/2023							18,942	361,989
	3/6/2025							26,555	507,458
Mr. Rosenbloom	6/1/2022	33,442		74.47	6/1/2032
	3/1/2023	38,378	19,190	39.06	3/1/2033
	3/6/2025		58,873	35.44	3/6/2035
	3/1/2023					4,956	94,713
	3/6/2024					37,182	710,539
	3/6/2025					17,883	341,750
	3/1/2023							17,047	325,776
	3/6/2025							17,884	341,760
Mr. Sonig	9/1/2022	25,604		56.76	3/1/2026
	3/1/2023	42,643		39.06	3/1/2026
Ms. Soriano	3/1/2023	10,235	5,118	39.06	3/1/2033
	3/6/2025		23,787	35.44	3/6/2035
	3/1/2023					2,644	50,518
	3/1/2023					2,644	50,518
	3/6/2024					11,402	217,898
	3/6/2025					7,226	138,090
	9/2/2025					20,542	392,558
	3/1/2023							2,273	43,441
	3/6/2025							7,226	138,080

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Table of Contents	Executive Compensation Tables
1.The chart below represents stock options scheduled to vest as follows (as of December 31, 2025). All unexercised stock options for Ms. Knight (who departed on October 29, 2025) and Mr. Sonig (who departed on December 1, 2025) were cancelled on the 90-day anniversary of the related departure date. As his departure constituted a “Qualifying Retirement” under the applicable award agreements, all unexercised stock options for Mr. Almeida will be cancelled on the earlier of the fifth anniversary of his separation date (October 31, 2025) and the original stock option expiration date.

NAME	MARCH 2026	SEPTEMBER 2026	DECEMBER 2026	MARCH 2027	SEPTEMBER 2027	MARCH 2028	SEPTEMBER 2028	TOTALS

Mr. Hider	—	155,217	—	—	155,217	—	155,217	465,651
Mr. Almeida	93,815	—	—	—	—	—	—	93,815
Mr. Shafer	—	—	—	—	—	—	—	—
Mr. Grade	32,826	—	34,091	32,826	—	32,826	—	132,569
Ms. Knight	—	—	—	—	—	—	—	—
Mr. Rasul	50,461	—	—	29,139	—	29,139	—	108,739
Mr. Rosenbloom	38,814	—	—	19,624	—	19,625	—	78,063
Mr. Sonig	—	—	—	—	—	—	—	—
Ms. Soriano	13,047	—	—	7,929	—	7,929	—	28,905
2.The amounts in this column represent unvested RSU awards. Amounts shown in this column also include DEUs accrued on the unvested RSUs. The market value is based on the closing price of Baxter common stock on December 31, 2025 ($19.11). These RSUs were scheduled to vest as follows as of December 31, 2025 (excluding DEUs accrued on the unvested RSUs).

NAME	MARCH 2026	SEPTEMBER 2026	DECEMBER 2026	MARCH 2027	SEPTEMBER 2027	MARCH 2028	SEPTEMBER 2028	TOTALS

Mr. Hider	—	122,682	—	—	122,684	—	122,684	368,050
Mr. Almeida	70,258	—	—	47,631	—	—	—	117,889
Mr. Shafer	—	—	—	—	—	—	—	—
Mr. Grade	24,135	—	17,727	24,135	—	9,846	102,712	178,555
Ms. Knight	—	—	—	—	—	—	—	—
Mr. Rasul	41,667	—	—	36,525	—	8,740	—	86,932
Mr. Rosenbloom	28,376	—	—	23,748	—	5,886	—	58,010
Mr. Sonig	—	—	—	—	—	—	—	—
Ms. Soriano	12,793	—	—	7,856	20,542	2,379	—	43,570
3.For the grants made on March 1, 2023, amounts represent the actual number and value of shares of common stock that an NEO will receive under the 2023 PSU grant based on performance of relative TSR, Adjusted ROIC and Adjusted Net Sales and related DEUs as of December 31, 2025. The final payout under the 2023 PSUs is approximately 57% of target, which is reflected in the number of shares above and vested following CHC Committee certification in February 2026. The market value of the PSUs included in these columns is based on the closing price of Baxter common stock on December 31, 2025 ($19.11).
4.For the grants made on March 6, 2024 to Messrs. Almeida and Grade, amounts represent the threshold number and value of shares of common stock and related DEUs that each would receive under the 2024 PSU grant based on performance of relative TSR as of December 31, 2025. The 2024 PSUs are scheduled to vest following CHC Committee certification after the end of the three-year performance period (December 31, 2026) in early 2027. The market value of the PSUs included in these columns is based on the closing price of Baxter common stock on December 31, 2025 ($19.11).
5.For the grants made on March 6, 2025 to Messrs. Grade, Rasul and Rosenbloom and Ms. Soriano, and the grants made on September 2, 2025 to Mr. Hider, amounts represent the threshold number and value of shares of common stock that each NEO would receive under the 2025 PSU grant based on performance of Adjusted ROIC and Adjusted Net Sales and related DEUs modified based on performance of relative TSR, as of December 31, 2025. The 2025 PSUs are scheduled to vest following CHC Committee certification after the end of the three-year performance period (December 31, 2027) in early 2028. The market value of the PSUs included in these columns is based on the closing price of Baxter common stock on December 31, 2025 ($19.11).

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2025 Option Exercises and Stock Vested
The following table sets forth stock options exercised and RSUs and PSUs that vested in 2025 for the NEOs.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)[1]

Mr. Hider	—	—	—	—
Mr. Almeida	—	—	78,270	2,753,281
Mr. Shafer	—	—	77,088	1,875,541
Mr. Grade	—	—	33,322	874,839
Ms. Knight	—	—	47,942	1,692,451
Mr. Rasul	—	—	35,101	1,240,113
Mr. Rosenbloom	—	—	62,584	1,982,787
Mr. Sonig	—	—	40,174	1,349,055
Ms. Soriano	—	—	10,795	379,571
1.Amounts represent the market value of Baxter RSU and PSUs (and related DEUs), as applicable, on the date of vesting as determined by the closing price of Baxter's common stock on the vesting date.
2025 Nonqualified Deferred Compensation Plan

NAME	EXECUTIVE CONTRIBUTIONS IN 2025 ($)[1]	REGISTRANT CONTRIBUTIONS IN 2025 ($)[2]	AGGREGATE EARNINGS IN 2025 ($)[3]	AGGREGATE BALANCE AT DECEMBER 31, 2025 ($)[4,5]

Mr. Hider	54,519	5,589	1,279	59,659
Mr. Almeida	—	—	115,751	1,273,844
Mr. Shafer	—	—	—	—
Mr. Grade	33,584	38,479	16,356	137,070
Ms. Knight	77,192	21,143	154,896	1,127,301
Mr. Rasul	32,000	42,466	89,848	581,100
Mr. Rosenbloom	371,982	43,745	133,625	1,395,750
Mr. Sonig	—	—	1,230	53,387
Ms. Soriano	43,958	41,166	54,377	416,994
1.Amounts in this column are included in either the “Salary” or “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.
2.Amounts in this column are included in the “All Other Compensation” column of the 2025 Summary Compensation Table and include Baxter non-matching contributions attributable to 2025 and credited to accounts in February 2026.
3.Amounts in this column are not included in the 2025 Summary Compensation Table as the Deferred Compensation Plan provides participants with a subset of investment elections available to all eligible employees under the 401(k) Plan.
4.Amounts in this column exclude Baxter non-matching contributions attributable to 2025 but not credited to participant accounts as of December 31, 2025.

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5.The aggregate balance includes amounts previously reported as compensation for the NEOs in the 2025 Summary Compensation Table for prior years, which are as follows:

NAME	AMOUNT PREVIOUSLY REPORTED ($)

Mr. Hider	—
Mr. Almeida	800,912
Mr. Shafer	—
Mr. Grade	81,198
Ms. Knight	311,532
Mr. Rasul	—
Mr. Rosenbloom	5,908
Mr. Sonig	50,069
Mr. Soriano	—
A participant in the Deferred Compensation Plan may elect to defer a portion of his or her eligible compensation (up to 50% of base salary and up to 100% of eligible annual incentive) during the calendar year as long as the participant makes such election prior to the beginning of the calendar year. For NEOs, eligible compensation under the Deferred Compensation Plan includes base salary and any annual incentive. Participants in the Deferred Compensation Plan may select from a subset of investment elections available to all eligible employees under the 401(k) Plan, which are described in greater detail below. Amounts in a participant’s account are adjusted upward or downward to reflect the investment return that would have been realized had such amounts been invested in the investments selected by the participant. Participants may elect to change their investment elections daily. Baxter is also required to match contributions to the Deferred Compensation Plan up to 4% of a participant’s eligible compensation in the same manner as under the 401(k) Plan. Any participant who either was hired after December 31, 2006, or elected not to continue to accrue benefits in the pension plan, receives a company contribution equal to 3% of his or her eligible compensation in excess of the compensation that is recognized in the 401(k) Plan, regardless of whether the participant is otherwise eligible to elect to defer a portion of his or her compensation. Deferrals under the plan are not recognized in calculating benefit pay under Baxter’s welfare benefit plans and result in lower compensation recognized for company matching under the 401(k) Plan.
Participants may elect to be paid distributions either in a lump sum payment or in annual installment payments over two to 15 years. Distributions will be paid in the first quarter of the plan year following such participant’s termination of employment unless such participant is a “specified employee” as defined in Section 409A of the Code. No distributions will be paid in connection with the termination of a specified employee until at least six months following such termination and any amounts that would have otherwise been paid during such six-month period shall be accumulated and paid in a lump sum, without interest, at the expiration of such period.
The table below lists the available investment options under the Deferred Compensation Plan and their annual return as of December 31, 2025.

NAME OF FUND	ANNUAL RATE OF RETURN AS OF DECEMBER 31, 2025

Stable Income Fund	2.61%
S&P 500 Equity Index Fund	17.79%
International EAFE Fund	3.18%
Extended Equity Market Index Fund	11.28%

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Potential Payments Upon Termination or Following a Change in Control
The narrative and tables below describe the potential payments to each NEO still in role upon certain terminations, including following a CIC event. All information described in this section is presented as if the triggering events took place on December 31, 2025.
Mr. Hider's Offer Letter
In July 2025, Mr. Hider entered into the Hider Offer Letter governing the terms and conditions of his employment. The Hider Offer Letter provides that, in the event of an involuntary termination without cause or termination with good reason outside the context of his CIC Agreement, Mr. Hider will be entitled to receive (i) cash severance equal to two times the sum of his base salary and target annual incentive, (ii) a lump sum cash payment equal to the employer cost of 18 months of the applicable group medical, dental or vision coverage, and (iii) with respect to terminations that occur on or after February 1 of the applicable calendar year, a prorated annual incentive payment based on actual Baxter performance and target individual performance. Good Reason for termination outside the context of the CIC Agreement means the occurrence (without Mr. Hider's express written consent) of any one of the following (i) an adverse change by Baxter in his titles or reporting relationship, (ii) a material diminution by Baxter in his duties, responsibilities or authorities as contemplated by the Hider Offer Letter or as may be subsequently increased, (iii) a material reduction by Baxter in his annual base salary, annual incentive target or LTI target value, (iv) any relocation of his principal place of employment more than fifty (50) miles from his principal place of employment as contemplated by the Hider Offer Letter; (v) any failure by Baxter to pay material amounts due to him when due or any material breach of his agreement.
In addition, with respect to the Supplemental Equity Award and the Make Whole Award, in the event of an involuntary termination without cause or termination with good reason outside the context of his CIC Agreement: (i) any outstanding and unvested RSUs will immediately vest on his date of termination; and (ii) any PSUs will remain eligible to vest based on actual performance.
Mr. Almeida’s Departure
In connection with his termination without cause, in February 2025, Mr. Almeida entered into an agreement, (the Almeida Transition Agreement) pursuant to which his service as Chair of the Board, President and CEO ceased on February 3, 2025 and he transitioned into the role of Special Advisor and continued employment in this role through October 31, 2025.
In accordance with the retirement vesting provisions of the applicable award agreements, Mr. Almeida’s unvested equity awards continued to vest in accordance with the original vesting schedules ($7,977,818, based on the closing price of Baxter common stock on December 31, 2025 of $19.11 and assuming target performance with respect to his outstanding performance-based awards). In accordance with the Almeida Transition Agreement, he received a lump-sum termination payment equal to $6,890,000. This amount is equivalent to what Mr. Almeida was eligible to receive for a termination without "Cause" under the provisions of the Almeida Offer Letter. In addition, we will provide Mr. Almeida and his dependents health insurance benefits substantially similar to those provided to him and his dependents immediately prior to his separation date for up to 24 months ($49,530). As part of the agreed upon terms, Mr. Almeida assisted in the leadership transition associated with the appointment of his permanent successor (including with respect to Mr. Shafer’s service as our Executive Chair and Interim CEO). In connection with entry into the Almeida Transition Agreement, he received a 50% decrease in base pay (from what he received as CEO) and was not eligible for a 2025 annual incentive bonus.
Executive Severance Plan
We maintain an Executive Severance Plan, which covers all U.S.-based executives, presidents and vice presidents, including related NEOs currently in role (namely Messrs. Grade, Rasul and Rosenbloom and Ms. Soriano) but excluding any chief executive officer (including Mr. Hider). Mr. Hider is subject to the terms and conditions of the Hider Offer Letter. Mr. Sonig and Ms. Knight were covered by the Executive Severance Plan prior to their 2025 departures. Mr. Almeida was not a participant in the Executive Severance Plan as he was entitled to receive related benefits under the Almeida Offer Letter (which has now been terminated in connection with his departure). Mr. Rasul entered into a separation agreement in March 2026 pursuant to which he is entitled to receive, subject to his compliance with the terms of the agreement, severance benefits in accordance with the qualifying termination provisions of the plan.

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The Executive Severance Plan provides for various severance payments upon an involuntary termination for any reason other than due to death, disability, or for cause. Cause means the willful and continued failure to substantially perform the executive’s duties that has not been cured within 30 days or the willful engaging by the executive in conduct which is demonstrably and materially injurious to the company or its subsidiaries, monetarily or otherwise. Upon a qualifying involuntary termination, Messrs. Grade and Rosenbloom and Ms. Soriano would be entitled to the following:
•a cash payment generally equal to 1.5x the aggregate amount of the executive’s annual base salary and target annual incentive for the year in which termination occurs;
•if the executive terminates February 1st or later, a prorated annual incentive determined using the number of days worked in the calendar year based on actual company performance and target individual performance;
•a lump-sum cash payment equivalent to 18 months of employer benefits costs (if enrolled at the time of termination); and
•outplacement expense reimbursement in an amount not to exceed $35,000.
All benefits under the Executive Severance Plan are reduced by any amount paid or provided to an executive under any other applicable plan or arrangement providing for a payment upon a termination of employment, including but not limited to, statutory severance or other termination pay arrangements, any CIC payments, or payments associated with individual employment or retention agreements, but not including payments associated with any LTI grants.
Additionally, if within 12 months of an executive’s termination of employment: (i) the executive violates any obligations under an employment agreement, restrictive covenant or similar agreement; or (ii) it is determined that the executive could have been terminated for cause, then the executive will be required to repay all amounts received and future payments will cease. All payments and other benefits under the Executive Severance Plan are subject to the timely execution of a general release of claims in favor of the company and the expiration of the period of revocation for such release.
LTI Grants
Outstanding LTI grants to the NEOs are governed by the terms and conditions and applicable plan, which are the Baxter International Inc. 2011 Incentive Plan, the Baxter International Inc. 2015 Incentive Plan and the Existing Plan. The table below outlines the vesting treatment of LTI grants upon various scenarios under each plan.

SCENARIO	VESTING TREATMENT	DEFINITIONS

Death or Disability
Stock Options
All unvested stock options vest upon death or Disability with a participant having the lesser of five years from the death or Disability date, or 10 years from the grant date to exercise.
RSUs
All unvested RSUs vest upon death or Disability.
PSUs
All unvested PSUs vest upon death or Disability based on target company performance.

Disability means (i) as defined in any employment, consulting or similar agreement; or (ii) in the absence of any such employment, consulting or similar agreement, a condition entitling the participant to receive benefits under a Baxter long-term disability plan in which such participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the participant by reason of illness or accident to perform the duties of the occupation at which the participant was employed or served when such disability commenced.

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SCENARIO	VESTING TREATMENT	DEFINITIONS

Voluntary or Involuntary Termination
Stock Options
All unvested stock options forfeit upon a voluntary or involuntary termination with a participant having the lesser of 90 days or 10 years from the grant date to exercise. However, if a participant is “retirement eligible,” then all stock options granted in years prior to the year of termination vest on their original vesting dates and stock options granted in the year of termination are prorated based on the number of months worked in the year of termination and vest on their original vesting dates. Retirement eligible participants have the lesser of five years from the termination date or 10 years from the grant date to exercise.
RSUs
All unvested RSUs forfeit upon a voluntary or involuntary termination. However, if a participant is “retirement eligible,” then all RSUs granted in years prior to the year of termination vest on their original vesting dates and RSUs granted in the year of termination are prorated based on the number of months worked in the year of termination and vest on their original vesting dates.
PSUs
All unvested PSUs forfeit upon a voluntary or involuntary termination. However, if a participant is “retirement eligible,” then all PSUs granted in years prior to the year of termination vest upon certification of the performance results and PSUs granted in the year of termination are prorated based on the number of months worked in the year of termination and vest upon certification of the performance results. In all cases, PSUs are subject to actual Baxter performance for the full performance period.

To qualify as retirement eligible, a participant must terminate employment (for any reason other than disability, death or for cause) at a time when the participant is 55 years of age or older with at least 10 years of continuous service, or 65 years of age with no consideration for service.
As of December 31, 2025, Mr. Rosenbloom was retirement eligible based on this criteria.

Qualifying Termination Following a CIC
Stock Options
All unvested stock options immediately vest upon a “qualifying termination” within 24 months following a CIC (unless the stock options are not assumed in the transaction).
RSUs
All unvested RSUs immediately vest upon a “qualifying termination” within 24 months following a CIC (unless RSUs are not assumed by the acquirer in the transaction, in which case they will vest on the closing of the transaction).
PSUs
All unvested PSUs immediately vest upon a “qualifying termination” within 24 months following a CIC (unless PSUs are not assumed by the acquirer in the transaction, in which case they will vest on the closing of the transaction). The PSUs vest assuming target Baxter performance.

A qualifying termination includes an involuntary termination of employment for any reason other than death, disability or cause or termination for good reason (as defined in the CIC Agreement).
CIC or change in control is defined as (i) the acquisition by any person of more than 30% of Baxter common stock; (ii) individuals who, on the grant date, constitute the Board cease for any reason to constitute at least a majority of the Board unless the appointment is approved by 2/3 of the Board; (iii) a merger or consolidation of Baxter; or (iv) the sale, transfer or other disposition of all or substantially all Baxter assets.

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Table of Contents	Executive Compensation Tables
As described above under “—Compensation Discussion and Analysis—Additional Compensation Governance—Recoupment Policies; Non-Competition Agreement Clawback”, all senior executives, including the NEOs, are required to execute a Non-Competition Agreement. All senior executives who execute a Non-Competition Agreement, including the NEOs, are subject to a clawback provision in the event a participant violates the terms of the Non-Competition Agreement following a termination of employment for any reason. In the event of any such violation, all unvested LTI grants (including grants that would otherwise have vested if the participant were retirement eligible) are immediately forfeited. Additionally, in that case, all LTI grants that vested or became exercisable within the 12 months prior to the termination date that have not otherwise been sold or exercised are cancelled and the shares are returned to the company and any gain from the sale or exercise of any LTI grant that vested within 12 months prior to the termination date is subject to repayment.
Change in Control Agreements
In July 2020, we amended our form of CIC agreement (CIC Agreement) on a go forward basis to provide reduced CIC benefits with respect to lump sum cash payments, the term of continued health and welfare coverage and the value of outplacement services that may be delivered consistent with the CHC Committee’s evaluation of evolving market trends. The CIC Agreement provides for certain payments (as described below) in the event we undergo a CIC and the NEO is terminated (other than for cause or as a result of death or Disability (as defined in the CIC Agreement)) or the NEO terminates employment for good reason during the term (which generally lasts two years and automatically extends each year unless applicable notice is provided). Good reason means a voluntary termination within 180 days of the occurrence of any of the following events (provided notification is given to the company within 90 days and the company fails to cure the related event within 30 days): assignment of any duties inconsistent with the executive status as a senior executive officer; material reduction in annual base salary; material change in the location of the executive’s principal place of employment greater than 50 miles; failure to pay any portion of current compensation or nonqualified deferred compensation; or any material breach of the CIC Agreement.
Providing for severance payments in connection with change in control-related terminations is consistent with market practice and helps align the interests of the NEOs with those of our stockholders by incentivizing them to remain focused on their responsibilities before, during and after any change in control transaction without undue concern for their personal circumstances.
In August 2025, Mr. Hider entered into a CIC agreement in connection with his hiring. Mr. Grade entered into this amended form of agreement in connection with his hiring and Messrs. Rasul and Rosenbloom and Ms. Soriano entered into this amended form of agreement in connection with their officer appointments.
Upon a qualifying involuntary termination following a CIC, as of December 31, 2025, the NEOs still in role would have been entitled to the following:

NEO	LUMP SUM CASH PAYMENT EQUAL TO:	PRORATED ANNUAL INCENTIVE FOR THE YEAR OF TERMINATION:	CONTINUED HEALTH AND WELFARE BENEFIT COVERAGE EQUAL TO:	OUTPLACEMENT SERVICES NOT TO EXCEED:

Mr. Hider	2.5x annual salary and target annual incentive	Eligible	Eighteen months	$50,000
Mr. Grade Mr. Rasul Mr. Rosenbloom Ms. Soriano	1.5x annual salary and target annual incentive	Eligible	Eighteen months	$35,000
Additionally, the CIC Agreement provides that payments may be reduced to avoid excise taxes imposed under Section 280G and Section 4999 of the Code if the after-tax benefit to the NEO would be greater than outright paying the excise taxes. In all cases, no CIC Agreement provides any NEO with a gross-up payment to cover potential excise taxes that may be payable in connection with a CIC.
In consideration for the benefits provided under the CIC Agreement, each NEO still in role has agreed to be bound to non-competition and non-solicitation covenants as well as a perpetual non-disparagement covenant, the duration of which is 24 months from the date of a qualifying termination for Mr. Hider and 18 months from the date of qualifying termination other NEOs still employed at Baxter. Each such NEO would be required to execute a customary release of claims in favor of the company in connection with any such termination.

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The following chart illustrates payments and benefits the NEOs still in role would have received upon the occurrence of various separation scenarios, including a qualifying termination within two years following a CIC, an involuntary termination without cause and death or disability, in each case, assuming such event occurred as of December 31, 2025. In the event that an NEO is involuntarily terminated with cause or voluntarily terminates for good reason, the executive would not be entitled to receive any severance payments or LTI vesting.

NAME	QUALIFYING TERMINATION FOLLOWING A CIC ($)	INVOLUNTARY TERMINATION WITHOUT CAUSE ($)	DEATH OR DISABILITY ($)

Mr. Hider
Severance Payments[1]	8,437,500	6,750,000	—
Prorated Annual Incentive Payments[2]	1,518,750	820,125	820,125
Health & Welfare Benefits Coverage	34,000	32,000	—
Accelerated Vesting of Equity Awards[3]	17,370,952	4,514,489	17,370,952
Outplacement Expenses	50,000	50,000	—
Total	27,411,202	12,166,614	18,191,077
Mr. Grade
Severance Payments[1]	2,550,000	2,550,000	—
Prorated Annual Incentive Payments[2]	850,000	459,000	459,000
Health & Welfare Benefits Coverage	40,000	38,000	—
Accelerated Vesting of Equity Awards[3]	6,472,712	1,962,826	6,472,712
Outplacement Expenses	35,000	35,000	—
Total	9,947,712	5,044,826	6,931,712
Mr. Rasul
Severance Payments[1]	2,400,000	2,400,000	—
Prorated Annual Incentive Payments[2]	800,000	488,000	488,000
Health & Welfare Benefits Coverage	24,000	21,000	—
Accelerated Vesting of Equity Awards[3]	3,364,241	—	3,364,241
Outplacement Expenses	35,000	35,000	—
Total	6,623,241	2,944,000	3,852,241
Mr. Rosenbloom
Severance Payments[1]	2,109,000	2,109,000	—
Prorated Annual Incentive Payments[2]	646,000	348,840	348,840
Health & Welfare Benefits Coverage	23,000	21,000	—
Accelerated Vesting of Equity Awards[3]	2,398,737	—	2,398,737
Outplacement Expenses	35,000	35,000	—
Total	5,211,737	2,513,840	2,747,577
Ms. Soriano
Severance Payments[1]	2,025,000	2,025,000	—
Prorated Annual Incentive Payments[2]	563,733	253,680	253,680
Health & Welfare Benefits Coverage	33,000	32,000	—
Accelerated Vesting of Equity Awards[3]	1,201,506	—	1,201,506
Outplacement Expenses	35,000	35,000	—
Total	3,858,239	2,345,680	1,455,186

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1.Upon a qualifying termination following a CIC, severance payments reflect two and a half times the sum of the NEO’s base salary plus target annual incentive for Mr. Hider and one and a half times the sum of Messrs. Grade’s and Rasul’s and Rosenbloom's and Ms. Soriano’s base salary plus target annual incentive, which is provided for under each NEO’s CIC Agreement. Upon an involuntary termination without cause, the Hider Offer Letter provides for two times the sum of his base salary plus target annual incentive in severance payments for Mr. Hider. Messrs. Grade, Rasul and Rosenbloom and Ms. Soriano are covered under the Executive Severance Plan, which provides each will receive one and a half times the sum of base salary plus target annual incentive following an involuntary termination without cause. In March 2026, Mr. Rasul entered into a separation agreement pursuant to which he is entitled to receive, subject to his compliance with the terms of the agreement, severance benefits in accordance with the qualifying termination provisions of the Executive Severance Plan.
2.Reflects the pro rata 2025 annual incentive, which each NEO would be eligible to receive. Upon an involuntary termination without cause and death or disability, the amount reflects actual 2025 financial performance and target individual performance. Upon a qualifying termination following a CIC, the amount reflects target financial and individual performance.
3.Amounts reflect the “in-the-money” value of unvested stock options, if applicable, which is the difference between the applicable share price and the exercise price, the value of unvested RSUs and applicable DEUs and unvested PSUs assuming target performance and applicable DEUs. All amounts are based on the closing stock price on December 31, 2025 ($19.11). Pursuant to the Hider Offer Letter, with respect to the Supplemental Equity Award and the Make Whole Award, any outstanding and unvested RSUs will immediately vest in the event of an involuntary termination without cause. Unvested PSUs that constitute a portion of Mr. Hider’s Supplemental Equity Award or Make Whole Award are not included in the value above for involuntary termination without cause for Mr. Hider as they will continue to vest based on their original terms in accordance with the terms of the Hider Offer Letter. Mr. Grade's September 2, 2025 RSU retention award will immediately vest in the event that Mr. Grade is terminated without cause.

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CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following estimated information about the relationship between the annual total compensation of its median employee and the annual total compensation of Mr. Hider, President and CEO.
For the year ended December 31, 2025:
•the annual total compensation of the median Baxter employee (identified in accordance with the procedures described below) calculated in the same manner as the NEOs in the 2025 Summary Compensation Table was $72,402; and
•Mr. Hider's annual total compensation was $32,199,341, which differs from the amount reported in the Total column of the 2025 Summary Compensation Table due to the annualization of Mr. Hider’s compensation to reflect his mid-year commencement of employment with Baxter, as discussed further below.
Based on this information, the estimated ratio of Mr. Hider’s annual total compensation for 2025 to the annual total compensation of the median Baxter employee in 2025 is 445 to 1.
Since Mr. Hider was appointed President and Chief Executive Officer effective August 19, 2025, we annualized his base salary, annual incentive payout, the pro rata portion of his 2025 annual equity award, and the amount of Baxter contributions made on his behalf to the Deferred Compensation Plan. We did not annualize the value of Mr. Hider’s relocation benefits (and related tax reimbursement), personal travel expense allowance, reimbursement for attorneys’ fees, matching gift contribution, Make Whole Awards or Supplemental Equity Award as the value of such benefits and awards was not impacted by the period of service during 2025.
We believe this ratio is a reasonable estimate based on Baxter-specific employee demographics and compensation. Our ratio may not be comparable to the ratio disclosed by our peer companies due to a number of factors, including the geographic distribution of its employees, the nature of the business (products or services), our financial performance and whether and where the company manufactures its own products.
Due to the sale of our Kidney Care business in 2025, our employee population has changed significantly, necessitating the selection of a new median employee. To identify the median employee from our employee population, we analyzed our consistently applied compensation measure—the sum of base salary and target annual incentive opportunity—for our approximately 33,000 full-time, part-time, seasonal and temporary employees as of November 1, 2025. We did not utilize any exceptions permitted under the applicable SEC rules to exclude any individuals from the total employee population when identifying the median employee. For employees outside of the United States, the amounts were converted to U.S. dollars using the applicable exchange rates as of November 1, 2025. Based on application of this methodology, the median employee is a full-time employee based in the United States.

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Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officer (PEO) and Non-PEO NEOs and our performance for the fiscal years listed below.

									VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:[4]

Year	SUMMARY COMPENSATION TABLE TOTAL FOR PEO 1¹ ($)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO 2¹ ($)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO 3¹ ($)	COMPENSATION ACTUALLY PAID TO PEO 1[1,2,3] ($)	COMPENSATION ACTUALLY PAID TO PEO 2[1,2,3] ($)	COMPENSATION ACTUALLY PAID TO PEO 3[1,2,3] ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS[1] ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS[1,2,3] ($)	TSR ($)	PEER GROUP TSR ($)	NET INCOME (LOSS) ($ MILLIONS)[5]	NET SALES ($ MILLIONS)[6]

2025	7,666,044	3,809,993	29,805,182	3,069,426	3,291,228	14,723,645	5,203,101	1,204,498	26.50	148.36	(957)	11,244
2024	18,071,015	—	—	9,204,471	—	—	6,508,661	4,227,617	39.72	129.46	(638)	15,149
2023	13,786,671	—	—	10,408,814	—	—	5,194,682	3,994,655	51.20	126.21	2,663	14,813
2022	13,588,236	—	—	(9,114,999)	—	—	6,721,562	14,410	65.55	123.67	(2,421)	14,506
2021	15,634,734	—	—	19,600,136	—	—	4,853,630	5,588,070	108.45	126.13	1,295	12,146
1.Mr. Almeida (PEO 1) served as our PEO from January 1, 2021 thru February 3, 2025. Mr. Shafer (PEO 2) served as our PEO from February 3, 2025 thru August 19, 2025. Mr. Hider (PEO 3) served as our PEO starting August 19, 2025 and is our current PEO. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025

James K. Saccaro	James K. Saccaro	Joel Grade	Joel Grade	Joel Grade
Giuseppe Accogli	Giuseppe Accogli	James K. Saccaro	Heather Knight	Heather Knight
Cristiano Franzi	Cristiano Franzi	Brian Stevens	Alok Sonig	Reazur Rasul
Andrew Frye	David Rosenbloom	Cristiano Franzi	Christopher Toth	David Rosenbloom
		Heather Knight		Alok Sonig
		Alok Sonig		Cecilia Soriano
Christopher Toth
2.The amounts set forth above for compensation actually paid to the applicable PEO and non-PEO NEOs (as set forth in the “Compensation Actually Paid to PEO 1, 2 or 3” and “Average Compensation Actually Paid to Non-PEO NEOs” columns) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by Baxter’s NEOs. These amounts reflect the 2025 Summary Compensation Table total with certain adjustments as described in footnote 3 below.
3.Compensation actually paid to the applicable PEO and non-PEO NEOs (as set forth in the “Compensation Actually Paid to PEO 1, 2 or 3” and “Average Compensation Actually Paid to Non-PEO NEOs” columns) reflects the exclusions and inclusions of certain amounts for the applicable PEO and the Non-PEO NEOs as set forth below. Related information regarding compensation paid in 2021, 2022, 2023 and 2024 has not changed from what was included in our 2024 proxy statement and what is set forth in the proxy statement, and as such, information for such years has not been included in the following tables. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the “Exclusion (or Average Exclusion) of Stock Awards and Option Awards” columns are the totals from the “Stock Awards” and “Option Awards” columns set forth in the 2025 Summary Compensation Table. Amounts in the “Exclusion (or Average Exclusion) of Change in Pension Value” columns reflect the amounts attributable to the “Change in Pension Value” reported in the 2025 Summary Compensation Table. Amounts in the “Inclusion (or Average Inclusion) of Pension Service Cost” columns are based on the service cost for services rendered during the listed year.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO 1 ($)	EXCLUSION OF CHANGE IN PENSION VALUE FOR PEO 1 ($)	EXCLUSION OF STOCK AWARDS AND OPTION AWARDS FOR PEO 1 ($)	INCLUSION OF PENSION SERVICE COST FOR PEO 1 ($)	INCLUSION OF EQUITY VALUES FOR PEO 1 ($)	COMPENSATION ACTUALLY PAID TO PEO 1 ($)

2025	7,666,044	—	—	—	(4,596,618)	3,069,426

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Pay Versus Performance Disclosure	Table of Contents

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO 2 ($)	EXCLUSION OF CHANGE IN PENSION VALUE FOR PEO 2 ($)	EXCLUSION OF STOCK AWARDS AND OPTION AWARDS FOR PEO 2 ($)	INCLUSION OF PENSION SERVICE COST FOR PEO 2 ($)	INCLUSION OF EQUITY VALUES FOR PEO 2 ($)	COMPENSATION ACTUALLY PAID TO PEO 2 ($)

2025	3,809,993	—	(2,400,815)	—	1,882,050	3,291,228

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO 3 ($)	EXCLUSION OF CHANGE IN PENSION VALUE FOR PEO 3 ($)	EXCLUSION OF STOCK AWARDS AND OPTION AWARDS FOR PEO 3 ($)	INCLUSION OF PENSION SERVICE COST FOR PEO 3 ($)	INCLUSION OF EQUITY VALUES FOR PEO 3 ($)	COMPENSATION ACTUALLY PAID TO PEO 3 ($)

2025	29,805,182	—	(26,318,571)	—	11,237,034	14,723,645

YEAR	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)	AVERAGE EXCLUSION OF CHANGE IN PENSION VALUE FOR NON-PEO NEOS ($)	AVERAGE EXCLUSION OF STOCK AWARDS AND OPTION AWARDS FOR NON-PEO NEOS ($)	AVERAGE INCLUSION OF PENSION SERVICE COST FOR NON-PEO NEOS ($)	AVERAGE INCLUSION OF EQUITY VALUES FOR NON-PEO NEOS ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS ($)

2025	5,203,101	—	(4,106,592)	—	107,989	1,204,498
The amounts included in the Inclusion of Equity Values columns in the tables above are derived from the amounts set forth in the following tables:

YEAR	YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR PEO 1 ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR PEO 1 ($)	VESTING-DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT VESTED DURING YEAR FOR PEO 1 ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR PEO 1 ($)	FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR PEO 1 ($)	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE INCLUDED FOR PEO 1 ($)	TOTAL—INCLUSION OF EQUITY VALUES FOR PEO 1 ($)

2025	—	(5,304,336)	—	707,718	—	—	(4,596,618)

YEAR	YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR PEO 2 ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR PEO 2 ($)	VESTING-DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT VESTED DURING YEAR FOR PEO 2 ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR PEO 2 ($)	FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR PEO 2 ($)	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE INCLUDED FOR PEO 2 ($)	TOTAL—INCLUSION OF EQUITY VALUES FOR PEO 2 ($)

2025	—	—	1,882,050	—	—	—	1,882,050

YEAR	YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR PEO 3 ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR PEO 3 ($)	VESTING-DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT VESTED DURING YEAR FOR PEO 3 ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR PEO 3 ($)	FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR PEO 3 ($)	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE INCLUDED FOR PEO 3 ($)	TOTAL—INCLUSION OF EQUITY VALUES FOR PEO 3 ($)

2025	11,237,034	—	—	—	—	—	11,237,034

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Table of Contents	Pay Versus Performance Disclosure

YEAR	AVERAGE YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR NON-PEO NEOS ($)	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR NON-PEO NEOS ($)	AVERAGE VESTING-DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT VESTED DURING YEAR FOR NON-PEO NEOS ($)	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR NON-PEO NEOS ($)	AVERAGE FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR NON-PEO NEOS ($)	AVERAGE VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE INCLUDED FOR NON-PEO NEOS ($)	TOTAL—AVERAGE INCLUSION OF EQUITY VALUES FOR NON-PEO NEOS ($)

2025	901,783	(947,985)	—	154,191	—	—	107,989
4.The Peer Group TSR set forth in this table utilizes the S&P 500 Health Care Index which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in Baxter and in the S&P 500 Health Care Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
5.The amounts set forth above includes net income (loss) inclusive of discontinued operations.
6.We determined Net Sales From Continuing Operations to be the most important financial performance measure used to link Baxter performance to “Compensation Actually Paid” to our PEOs and Non-PEO NEOs in 2025. For 2025, net sales is presented on a continuing operations basis. For 2024, net sales is presented on a continuing operations basis but includes net sales attributable to Baxter’s former Kidney Care basis (which is now presented on a discontinued operations basis for such period). For prior periods, net sales is presented on a continuing operations basis but (i) includes net sales attributable to Baxter’s former Kidney Care basis and (ii) excludes net sales attributable to Baxter’s former BPS business (which collectively are now presented on a discontinued operations basis for such periods).
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the five most recently completed fiscal years for Baxter and the S&P 500 Health Care Index TSR.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR

Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
-5
-10
-15
Baxter TSR
S&P 500 Health Care Index TSR (12/31/2020 Indexed to $100)
150
100
50
0
-50
-100
2020
2021
2022[1]
2023
2024
2025
100.00
100.00
126.13
108.45
19.6
5.6
123.67
65.55
0.0
(9.1)
126.21
51.20
10.4
4.0
129.46
39.72
9.2
4.2
148.36
26.50
3.1
3.3
14.7
1.2
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
PEO 3 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Baxter International Inc. TSR
S&P 500 Health Care Index TSR

1.Actual Average Non-PEO NEO Compensation Actually Paid for 2022 was $14,410.

2026 Annual Meeting of Stockholders and Proxy Statement |	83

Pay Versus Performance Disclosure	Table of Contents
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income (loss) during the five most recently completed fiscal years (as described in footnote 1 below).

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income (Loss)[1]

25
20
15
10
5
0
-5
-10
-15
Compensation Actually Paid ($ Millions)
3,500
2,500
1,500
500
-500
-1,500
-2,500
Net Income (Loss) ($ Millions)
19.6
5.6
1,295
(9.1)
0.0
(2,421)
10.4
4.0
2,663
9.2
4.2
(638)
3.1
3.3
14.7
1.2
(957)
2021
2022 2
2023
2024
2025
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
PEO 3 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Baxter International Inc. Net Income (Loss)

1.Net income (loss) in the table above represents total Baxter net income (loss) for each period presented, inclusive of that associated with discontinued operations (which include net income (loss) attributable to Baxter’s former BPS and Kidney Care businesses).
2.Actual Average Non-PEO NEO Compensation Actually Paid for 2022 was $14,410.

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Table of Contents	Pay Versus Performance Disclosure
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Sales
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net sales (as described in footnote 1 below) during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Sales[1]

Compensation Actually Paid ($ Millions)
Net Sales ($ Millions)
25
20
15
10
5
0
-5
-10
-15
15,000
10,000
5,000
0
-5,000
-10,000
$12,146
$14,506
$14,813
$15,149
$11,244
19.6
5.6
(9.1)
0.0
10.4
4.0
9.2
4.2
3.1
3.3
14.7
1.2
2021
2022[2]
2023
2024
2025
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
PEO 3 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Net Sales ($ Millions)

1.For 2025, net sales is presented on a continuing operations basis. For 2024, net sales is presented on a continuing operations basis but includes net sales attributable to Baxter’s former Kidney Care business (which is now presented on a discontinued operations basis for such period). For prior periods, net sales is presented on a continuing operations basis but (i) includes net sales attributable to Baxter’s former Kidney Care basis and (ii) excludes net sales attributable to Baxter’s former BPS business (which collectively are now presented on a discontinued operations basis for such periods).
2.Actual Average Non-PEO NEO Compensation Actually Paid for 2022 was $14,410.
As described in “Proxy Statement Highlights—Performance Highlights” and in “—Compensation Discussion and Analysis—Executive Summary—2025 Company Results”, for purposes of calculating performance under our 2025 annual incentive plan, net sales were calculated at budgeted exchange rates as of January 1, 2025 and include net sales from continuing operations. This amount (which is referred to as Adjusted Net Sales From Continuing Operations in the proxy statement) was $11,283 million for 2025.
The financial performance measures that we consider to have been the most important in linking Compensation Actually Paid to our PEOs and Non-PEO NEOs to Baxter performance in 2025 are shown below. These measures are not ranked.
•Net Sales From Continuing Operations
•Adjusted Earnings Per Share From Continuing Operations
•Free Cash Flow From Continuing Operations
•ROIC
•Relative TSR

2026 Annual Meeting of Stockholders and Proxy Statement |	85

Option Award Disclosure
We provide the following discussion of the timing of option awards in relation to the disclosure of material nonpublic information (MNPI), as required by Item 402(x) of Regulation S-K. The equity compensation awards for 2025 included RSUs, PSUs and stock options. In 2025, we did not grant stock options to our NEOs during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing MNPI and ending one business day after the filing or furnishing of such report with the SEC.
Generally, we grant equity awards on a predetermined schedule. In February of each year, the CHC Committee or, with respect to the CEO’s equity awards, the independent members of the Board, review and approve the annual value and amount of the equity compensation to be awarded to our executive officers. The grant of approved equity awards then typically occurs in early March, which is usually after the filing of our Annual Report on Form 10-K, which is generally filed in mid-February.
As a result, we do not generally grant stock options during periods in which there is MNPI about us, including outside a “trading window” established in connection with the public release of earnings information under our Securities Trading Policy.
The CHC Committee and, with respect to the CEO’s equity award, the independent members of the Board, do not take MNPI into account when determining the timing and terms of equity awards. Stock options may occasionally be awarded on an off-cycle basis, including to new hires. It is our historical practice to grant off-cycle stock option awards on the first trading date in June, September and December, as was the case with Mr. Hider's equity grants in 2025.
We have not timed the disclosure of MNPI to affect the value of executive compensation.

86	| 2026 Annual Meeting of Stockholders and Proxy Statement

Audit Matters

Proposal 3

Ratification of Appointment of Independent Registered Public Accounting Firm for 2026
The Audit Committee of the Board is directly responsible for the appointment, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm for Baxter for 2026.

The Audit Committee recommends a vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for 2026.

In accordance with its charter, the Audit Committee of the Board is directly responsible for the appointment, compensation (including the negotiation of audit fees), retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee has appointed PwC as our independent registered public accounting firm in 2026. PwC, or its predecessor firm, has served as our independent registered public accounting firm continuously since 1985.
Before reappointing PwC as our independent auditor for 2026, the Audit Committee carefully considered PwC’s qualifications as an independent registered public accounting firm as well as their prior experience auditing Baxter. This included a review of PwC’s performance in prior years, its knowledge of Baxter and our operations (including its experience in connection with the sale of our Kidney Care business in January 2025) and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under rules of the SEC on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of such services will not impair the independence of the auditors. The Audit Committee expressed its satisfaction with PwC in all of these respects. In accordance with SEC rules and PwC policies, the lead partner overseeing our engagement rotates every five years and the Audit Committee and its chair are directly involved in the selection of our lead engagement partner. A new lead partner was assigned to the Baxter account beginning in 2025, after consultation with the Audit Committee (including its chair).
The Audit Committee believes that retaining PwC again in 2026 is in the best interests of Baxter and our stockholders and therefore, the Audit Committee requests that stockholders ratify the appointment. Further, the Audit Committee believes that, if handled properly, there are numerous benefits of a long independent auditor relationship, including:
•more efficient audit due to PwC’s deep understanding of our business and accounting policies and practices;
•efficient fee structures due to PwC’s familiarity with Baxter and industry expertise; and
•avoidance of significant costs and disruptions (including Board and management time and distractions) that would be associated with retaining a new independent auditor.
Nonetheless, the Audit Committee is also aware that a long-tenured auditor may be believed by some to pose an independence risk. To address these concerns, there are robust safeguards for auditor independence, including:
•a strong regulatory framework for auditor independence, including limitations on non-audit services and mandatory audit partner rotation requirements;
•oversight of PwC that includes regular communication on and evaluation of the quality of the audit and auditor independence;
•PwC’s own internal independence processes and compliance reviews;
•annual assessment of PwC’s qualifications, service quality, sufficiency of resources, quality of communications, independence, working relationship with our management, objectivity and professional skepticism;
•conducting regular private meetings separately with each of PwC and certain members of our management at the end of each regularly scheduled Audit Committee meeting;

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Audit Matters	Table of Contents
•overseeing the selection of PwC’s new lead engagement partner with each rotation; and
•considering periodically whether to conduct a search or request for proposal process for a new independent registered public accounting firm.
If our stockholders do not ratify the appointment of PwC, the Audit Committee may investigate the reasons for stockholders’ rejection and may consider whether to retain PwC or appoint another independent auditor. Furthermore, even if the appointment is ratified, the Audit Committee may appoint a different independent auditor if, in its discretion, it determines that such a change would be in Baxter's and our stockholders’ best interests.
One or more representatives of PwC will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Audit Committee Report
Dear Stockholders:
The Audit Committee is currently composed of three directors, all of whom meet the independence and other requirements of the NYSE and Rule 10A-3 of the Exchange Act. Additionally, two Audit Committee members (Messrs. Craig and McDonnell) qualify as an “audit committee financial expert.” The Audit Committee’s responsibilities are set out in its charter, which has been adopted by the Board of Directors and is reviewed annually. These responsibilities include: (1) reviewing with management, internal audit and the external auditors the adequacy and effectiveness of our internal controls over financial reporting; (2) reviewing with management our disclosure controls and procedures; (3) retaining and evaluating the qualifications, independence and performance of PwC, our independent registered public accounting firm; (4) approving audit and permissible non-audit engagements to be undertaken by PwC; (5) reviewing and approving the internal audit charter and annual internal audit plan and the scope of the external audit plan; (6) reviewing and discussing with management and PwC our financial statements (audited and unaudited), as well as earnings press releases and related information, prior to their filing or release; (7) overseeing legal and regulatory compliance as it relates to financial matters; (8) overseeing our response to certain cybersecurity incidents involving or related to our IT systems or products and services; (9) holding separate executive sessions with PwC, internal audit and management; (10) reviewing guidelines and policies governing the process by which we assess and manage risk; (11) reviewing updates on our directors' and officers' and property liability insurance policies and related matters; and (12) approving certain financing matters, proposed corporate transactions and capital expenditures.
Management is responsible for the preparation, presentation and integrity of our consolidated financial statements and our internal control over financial reporting. PwC is responsible for performing an independent integrated audit of our consolidated financial statements and of the effectiveness of our internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (PCAOB). PwC also reviews our interim financial statements in accordance with the applicable auditing standards. Ultimately, it is the Audit Committee’s responsibility to monitor and oversee these processes on behalf of the Board. The Audit Committee met eight times in 2025, which included discussions with PwC and internal audit, both privately and with management present, and sessions with legal counsel.
In fulfilling its duties, the Audit Committee has reviewed and discussed with management our audited financial statements included in the 2025 Form 10-K as well as our interim financial statements included in our 2025 Quarterly Reports on Form 10-Q, in all cases including discussions of the accompanying footnotes and related Management’s Discussion and Analysis of Financial Condition and Results of Operations. These reviews included, among other things, a discussion of our critical accounting policies; the reasonableness of significant financial reporting judgments, including the quality (not just the acceptability) of our accounting principles; the effectiveness of our internal control over financial reporting; corrected and uncorrected misstatements noted by PwC during its audit of our annual financial statements and review of our interim financial statements; and the potential effects of changes in accounting regulation and guidance on our financial statements.
In addition, in connection with its review of our annual audited financial statements, the Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, has received and reviewed the written disclosures and letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with PwC its independence, including whether the non-audit services provided by PwC to Baxter are compatible with maintaining PwC’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements referred to above be included in the 2025 Form 10-K for filing with the SEC.
Respectfully submitted,
The Audit Committee1
•Jeffrey A. Craig (Chair)
•Patricia B. Morrison
1.Although a current member of the Audit Committee, Mr. McDonnell did not review, discuss or participate in recommendations with respect to the Audit Committee Report.

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Table of Contents	Audit Matters
Audit and Non-Audit Fees
The table set forth below lists the fees billed to us by PwC for audit services rendered in connection with the integrated audits of Baxter’s consolidated financial statements for the years ended December 31, 2025 and 2024 and fees billed for other services rendered by PwC during these periods.

	2025	2024

	(DOLLARS IN THOUSANDS)

Audit Fees[1]	$10,980	$14,137
Audit-Related Fees[2]	150	2,395
Tax Fees[3]	380	651
All Other Fees[4]	10	4
Total	$11,520	$17,187
1.Audit Fees include fees for services performed by PwC relating to the integrated audit of our consolidated annual financial statements and internal control over financial reporting, the review of financial statements included in our quarterly reports on Form 10-Q, statutory audits and related regulatory filings. The audit fees in 2025 were lower than 2024 primarily due to fees associated with the Kidney Care sale in 2024.
2.Audit-Related Fees include fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the financial statements, including policy and contractual compliance services. The audit-related fees in 2025 were lower than 2024 primarily due to fees associated with the Kidney Care sale in 2024.
3.Tax Fees include fees for services performed by PwC for tax compliance, tax advice and tax planning.
4.All Other Fees include fees for all other services performed by PwC.
Pre-Approval of Audit and Permissible Non-Audit Fees
The Audit Committee must pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements. Prior to the engagement, the Audit Committee reviews and approves a list of services expected to be rendered during that year by the independent registered public accounting firm. Reports on projects and services are presented to the Audit Committee on a regular basis.
The Audit Committee has established a pre-approval policy for engaging the independent registered public accounting firm for other audit and permissible non-audit services. Under the policy (which is reviewed at least annually, with any recommended changes subject to Audit Committee approval), the Audit Committee has identified specific audit, audit-related, tax and other services that may be performed by the independent registered public accounting firm. The engagement for these services specified in the policy requires the further, separate pre-approval of the chair of the Audit Committee or the entire Audit Committee if specific dollar thresholds set forth in the policy are exceeded. Any project approved by the chair under the policy must be reported to the Audit Committee at the next meeting. Services not specified in the policy, as well as the provision of internal control-related services by the independent registered public accounting firm, require separate pre-approval by the Audit Committee.
All audit, audit-related, tax and other services provided by PwC in 2025 were approved by the Audit Committee in accordance with its pre-approval policy.

2026 Annual Meeting of Stockholders and Proxy Statement |	89

Ownership of Baxter Stock
Security Ownership by Directors and Executive Officers
Except as set for the below, the following table sets forth information regarding beneficial ownership of Baxter common stock by NEOs and directors as of February 26, 2026, including restricted stock units expected to vest within 60 days of such date and options that are, or will be, exercisable within 60 days of such date.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP[1]

DIRECTORS:
Mr. Ampofo	10,256
Mr. Craig	10,819
Mr. McDonnell	1,811
Ms. Morrison	16,055
Dr. Oesterle[2]	37,402
Ms. Schlichting	8,083
Ms. Wendell[3]	48,515
Dr. Wilkes	2,885
NAMED EXECUTIVE OFFICERS:
Mr. Hider	2,196
Mr. Shafer	59,931
Mr. Almeida[4]	2,906,863
Mr. Grade[5]	181,591
Ms. Knight[6]	62,470
Mr. Rasul[7]	272,301
Mr. Rosenbloom[8]	199,569
Mr. Sonig[9]	35,447
Ms. Soriano[10]	48,210
All directors and executive officers as a group (15 persons)	899,624
1.Includes shares over which the person held voting and/or investment power as of February 26, 2026. Pursuant to Baxter’s Directors’ Deferred Compensation Plan, a non-employee director may elect to defer the receipt of all of his or her shares of common stock that he or she is entitled to receive as an annual grant of fully vested common stock for his or her service on the Board, and as a result, this table does not reflect such deferrals as being beneficially owned for those directors who have elected deferral. None of the holdings (including the holdings of all directors and executive officers as a group) represents holdings of more than 1% of Baxter’s outstanding common stock based on shares outstanding as of February 5, 2026, as set forth in the 2025 Form 10-K. The address of each beneficial owner listed above is One Baxter Parkway, Deerfield, Illinois 60015.
2.The total number of shares reported for Dr. Oesterle includes 1,060 stock options that are, or will be, exercisable within 60 days.
3.The total number of shares reported for Ms. Wendell includes 17,116 stock options that are, or will be, exercisable within 60 days.
4.All information for Mr. Almeida set forth in this table is as of February 3, 2025, the date on which he stopped serving as Chair, President and CEO, as updated by certain information available to Baxter. The total number of shares reported includes 324,976 shares not held directly by Mr. Almeida as of February 3, 2025 but in a revocable trust for which he serves as trustee, 72,509 RSUs expected to vest within 60 days and 2,414,088 stock options that are, or will be, exercisable within 60 days.
5.The total number of shares reported for Mr. Grade includes 24,856 RSUs expected to vest within 60 days and 101,008 stock options that are, or will be, exercisable within 60 days.
6.All information for Ms. Knight set forth in this table is as of October 29, 2025, the date on which she stopped serving as an executive officer of the company, as updated by certain information available to Baxter.

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7.The total number of shares reported for Mr. Rasul includes 43,298 RSUs expected to vest within 60 days and 179,102 stock options that are, or will be, exercisable within 60 days.
8.The total number of shares reported for Mr. Rosenbloom includes 29,522 RSUs expected to vest within 60 days and 110,634 stock options that are, or will be, exercisable within 60 days.
9.All information for Mr. Sonig set forth in this table is as of December 1, 2025, the date on which he stopped serving as an executive officer, as updated by certain information available to Baxter.
10.The total number of shares reported for Ms. Soriano includes 13,402 RSUs expected to vest within 60 days and 23,282 stock options that are, or will be, exercisable within 60 days.
Security Ownership by Certain Beneficial Owners
The following entities were the only persons known to Baxter to be the beneficial owners of more than five percent of Baxter common stock, based on public filings made with the SEC (as described below):

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS[1] (%)

Pzena Investment Management LLC[2] 320 Park Avenue, 8th Floor. New York, NY 10022	70,866,049	13.8
The Vanguard Group[3] 100 Vanguard Blvd. Malvern, PA 19355	60,155,132	11.7
Dodge & Cox[4] 555 California Street, 40th Floor San Francisco, CA 94104	57,396,370	11.2
BlackRock Portfolio Management LLC[5] 50 Hudson Yards New York, NY 10001	44,925,341	8.7
BlackRock, Inc.[6] 50 Hudson Yards New York, NY 10001	38,621,365	7.5
FMR LLC[7] 245 Summer Street Boston, Massachusetts 02210	34,811,770	6.8
1.Based on shares outstanding as of February 5, 2026, as set forth in the 2025 Form 10-K.
2.Based solely on Amendment No. 3 to Schedule 13G filed with the SEC on January 21, 2026, Pzena Investment Management LLC has sole voting power with respect to 58,815,905 of the reported shares, shared voting power with respect to none of the reported shares, sole dispositive power with respect to all of the reported shares and shared dispositive power with respect to none of the reported shares.
3.Based solely on Amendment No.10 to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group has sole voting power with respect to none of the reported shares, shared voting power with respect to 628,382 of the reported shares, sole dispositive power with respect to 57,933,960 of the reported shares and shared dispositive power with respect to 2,221,172 of the reported shares.
4.Based solely on Amendment No.4 to Schedule 13G filed with the SEC on November 13, 2025, Dodge & Cox has sole voting power with respect to 54,118,570 of the reported shares, shared voting power with respect to none of the reported shares, sole dispositive power with respect to all of the reported shares and shared dispositive power with respect to none of the reported shares.
5.Based solely on Amendment No.2 to Schedule 13G filed with the SEC on January 21, 2026, BlackRock Portfolio Management LLC has sole voting power with respect to 44,289,706 of the reported shares, shared voting power with respect to none of the reported shares, sole dispositive power with respect to all of the reported shares and shared dispositive power with respect to none of the reported shares. As reported on the amended Schedule 13G, a portion of the reported shares are also beneficially owned by the subsidiaries set forth on Exhibit 99 to the amended Schedule 13G.
6.Based solely on Amendment No.11 to Schedule 13G filed with the SEC on April 24, 2025, BlackRock, Inc. has sole voting power with respect to 34,743,616 of the reported shares, shared voting power with respect to none of the reported shares, sole dispositive power with respect to all of the reported shares and shared dispositive power with respect to none of the reported shares. As reported on the amended Schedule 13G, a portion of the reported shares are also beneficially owned by the subsidiaries set forth on Exhibit 99 to the amended Schedule 13G.
7.Based solely on Schedule 13G filed with the SEC on February 5, 2026, FMR LLC has sole voting power with respect to 23,858,435 of the reported shares, shared voting power with respect to none of the reported shares, sole dispositive power with respect to all of the reported shares and shared dispositive power with respect to none of the reported shares. As reported on the Schedule 13G, a portion of the reported shares are also beneficially owned by the subsidiaries set forth on Exhibit 99 to the Schedule 13G.

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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires executive officers and directors and persons who own more than 10% of Baxter common stock to file initial reports of ownership and changes in ownership with the SEC. Based solely on the company’s review of the reports that have been filed by or on behalf of such persons in this regard and written representations from the company's executive officers and directors, we believe that all reports required by Section 16(a) of the Exchange Act were filed on a timely basis during or with respect to 2025.

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Proposal 4

Approval of the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan
Our Board of Directors has approved the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan.

The Board recommends a vote FOR this proposal. Proxies solicited by the Board will be voted FOR this proposal unless otherwise instructed.

Baxter is requesting that stockholders approve the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan (the Amended Plan), which is an amendment and restatement of the Baxter International Inc. Amended and Restated 2021 Incentive Plan (the 2021 Plan), which was most recently approved by Baxter’s stockholders in 2024 (the Existing Plan). If the Amended Plan is approved by our stockholders and becomes effective, Baxter expects to file a registration statement on Form S-8 registering the shares reserved for issuance under the Amended Plan as soon as reasonably practicable after the Annual Meeting (assuming the Amended Plan is duly approved by stockholders as proposed).
Key Aspects of the Amended Plan
The Board adopted the Amended Plan on February 10, 2026, subject to approval from stockholders at the Annual Meeting (if approved, such date will be the Effective Date). The Amended Plan is based on the Existing Plan, with the only change being an increase in the aggregate number of shares of common stock authorized for issuance by 20,000,000. If the Amended Plan had been adopted as of December 31, 2025, the total numbers of shares available for future awards under the Existing Plan would have increased from approximately 40,000,000 to 60,000,000, and the total number of shares reserved for issuance under the Existing Plan would have increased from approximately 75,000,000 to 95,000,000. Stockholders are not being asked to approve any other changes to the Existing Plan.
Reasons to Approve the Amended Plan
The Board believes that it is advisable to adopt the Amended Plan to continue to give Baxter ongoing flexibility to attract, retain and reward Baxter’s employees, directors, consultants and advisors. The Amended Plan provides for grants of equity awards in the form of stock options, restricted stock, RSUs, stock appreciation rights, deferred stock, deferred stock units, performance compensation awards, other stock-based awards and cash-based awards.
In determining the number of additional shares of common stock to become available under the Amended Plan, the Board considered the following factors:
•Market Competitiveness. The Amended Plan plays an important role in the efforts to align the interests of participants and stockholders. Additionally, equity compensation awards are an important tool in recruiting, retaining and motivating highly skilled and critical talent, upon whom Baxter relies. If the Amended Plan is not approved by our stockholders at the Annual Meeting, we will continue to operate the Existing Plan pursuant to its current provisions (including share limitations). We then may be required to increase the cash component of our compensation mix which would restrict our ability to align the interests of our employees, directors and other service providers with the interests of our stockholders, to recruit and retain new executives, key employees and directors and motivate our current executives and key employees over a long-term horizon.
•Forecasted Share Usage. In determining the projected share utilization, the Board considered a forecast that included the following factors: (i) Baxter’s historical burn rate levels; (ii) forecasted future grants (principally based on historical grant practices); and (iii) estimated future cancellations of awards that could return to the Amended Plan (also based on past experience). If stockholders approve the Amended Plan and based on our historical grant practices, it is expected that the share authorization will meet Baxter’s expected award needs for the next one to two years. Despite this estimate, the

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duration of the share reserve may be shorter or longer depending on a variety of factors, including stock price, aggregate equity needs and equity award type mix.
•Current Equity Usage. Set forth below is the number of shares available for future issuance pursuant to outstanding and future equity awards under the Existing Plan as of March 4, 2026. This also includes all of Baxter’s outstanding awards under all stock plans, including awards outside of the Existing Plan (described below in the “Equity Compensation Plan Information” table). On March 4, 2026, the closing price of a share of Baxter’s common stock on the NYSE was $19.03. As of the close of business on March 4, 2026, approximately 515,000,000 shares of common stock were outstanding.

CURRENT EQUITY USAGE	AS OF MARCH 4, 2026

Number of Stock Options Outstanding	13,394,648
Weighted average exercise price of outstanding stock options	$55.99
Weighted average remaining term of outstanding stock options	3.80 years
Number of Full Value Awards outstanding[1]	11,891,575
Shares remaining available for issuance under Existing Plan	24,050,285
Additional shares requested for issuance under the Amended Plan	20,000,000
Total shares available to be granted under the Amended Plan	44,050,285
1. Includes awards that were granted as performance shares or performance units, reflected at target.
•Burn Rate and Dilution. One common measure for the use and dilution impact of equity incentive plans is burn rate. The burn rate measures the annual dilution from equity awards granted during a particular year. Baxter calculates this based on all Full Value (as defined below) and appreciation awards granted under the Existing Plan in a given year as a percent of the weighted average shares of common stock outstanding in that year. After discussing with Aon and reviewing the grant practices of comparator companies, we believe that our burn rates for the past three years are at reasonable levels. The burn rate may increase in future years as the number of Baxter employees who are eligible to receive equity awards grows, and if Baxter continues to have equity awards as an important component of compensation for executives and other key employees to better align their interests with the interests of Baxter stockholders. Our equity usage over the past three years, as well as the average over those years, is detailed in the chart below. Note that as part of the separation of Baxter's Kidney Care business, personnel who were separating who would otherwise have had their unvested restricted stock units forfeited were issued prorated replacement grants based upon service from grant date to separation date that vested upon separation. Those replacement grants, which replaced original grants made in 2023 and 2024, are not included in the Full Value Awards Granted column in the table below.

YEAR	STOCK OPTIONS GRANTED	FULL VALUE AWARDS GRANTED	TOTAL GRANTED	BASIC WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING AS OF YEAR END	BURN RATE

2025	1,251,451	5,210,212	6,461,663	513,000,000	1.3%
2024	—	5,102,164	5,102,164	510,000,000	1.0%
2023	4,361,064	3,960,736	8,321,800	506,000,000	1.6%
Three-Year Average Burn Rate					1.3%

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•Overhang. Another common measure for the use and potential dilution to stockholders of equity incentive plans is overhang. We calculate this based on all unissued shares under the Existing Plan plus the share reserve increase proposed under the Amended Plan plus outstanding target PSUs and RSUs as a percentage of the total number of shares of common stock outstanding. The below overhang numbers exclude the impact of the Existing Plan’s fungible ratio provision, which requires us to reduce the plan’s share reserve by three shares of common stock for every share of common stock issued with respect to a Full Value Award. After discussing with Aon and reviewing the grant practices of comparator companies, we believe that our overhang rates are at reasonable levels and provide the company with the appropriate flexibility to help ensure the availability of meaningful equity awards in future years for executives and other key employees to better align their interests with the interests of Baxter stockholders.

OVERHANG FOR FISCAL YEAR 2025	AS OF DECEMBER 31, 2025

Number of Stock Options outstanding	13,755,445
Number of Full Value Awards outstanding	7,403,146
Shares remaining available for issuance under Existing Plan + Amended Plan’s proposed share reserve increase	60,142,672
Overhang Rate	15.8%

UPDATED OVERHANG	AS OF MARCH 4, 2026

Number of Stock Options outstanding	13,394,648
Number of Full Value Awards outstanding	11,891,575
Shares remaining available for issuance under Existing Plan + Amended Plan’s proposed share reserve increase	44,050,285
Overhang Rate	13.5%
The Amended Plan Combines Compensation and Governance Best Practices
The Amended Plan contains features that the Board believes are consistent with the interests of Baxter stockholders and sound governance principles. These features include the following:
•Flexibility and Performance Ties. The variety of equity and cash awards permitted under the Amended Plan affords flexibility with respect to the design of long-term incentives to be responsive to evolving regulatory changes and compensation best practices and can incorporate tailored, performance-based measures.
•No Discount Options. Stock options (or stock appreciation rights (SARs)) may not be granted or awarded with a then-established exercise price of less than the fair market value of Baxter’s common stock on the date of grant.
•Non-Employee Director Compensation Limit. The Amended Plan includes an annual limit of $1,500,000 on the cash and equity compensation that may be paid or awarded to a non-employee director in any calendar year with respect to his or her service as a non-employee director.
•No Repricings. The repricing (i.e., lowering the exercise price) of stock options and SARs is prohibited without the approval of Baxter stockholders. This prohibition applies both to repricings that involve the lowering of the exercise price of a stock option or SAR as well as to repricings that are accomplished by canceling an existing award and replacing it with a lower priced award (or cash).
•Baxter CHC Committee Oversight. The Amended Plan will continue to be administered by the CHC Committee, which is comprised solely of non-employee, independent directors (or such other committee comprised of non-employee, independent directors as the Board may designate).
•No Single-Trigger Vesting on Change in Control. The Amended Plan generally prohibits “single trigger” vesting on a “change in control” (as defined in the Amended Plan), unless the change in control results in Baxter no longer being publicly traded or being acquired by an acquirer that does not assume the outstanding awards.
•No Liberal Share Counting. The Amended Plan prohibits liberal share counting practices, by providing that shares withheld for the payment of the exercise price or tax withholding obligations arising from an award are not added back to the pool of available shares and by providing that the full number of shares covered by a stock-settled SAR count against the number of available shares.

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•Recoupment and Clawback Provisions. The Amended Plan provides that any recoupment or clawback provision adopted by Baxter to comply with the Dodd-Frank Act or other applicable law is automatically incorporated into all awards and also explicitly permits the CHC Committee to adopt other recoupment and clawback provisions to protect Baxter’s interests (including the Mandatory Clawback Policy and Compensation Recoupment Policy, as each may be amended from time to time). Baxter’s Compensation Recoupment Policy applies to time-based awards in addition to performance-based awards, going beyond the requirements of the Dodd-Frank Act.
•280G Cutback; No Gross-Up. If any payments and/or benefits under the Amended Plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the Code, then any such payments or benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax, if such a reduction would put the participant in a better after-tax position than if the participant were to receive all such payments and/or benefits and pay the excise tax. No tax gross-ups will be provided under the Amended Plan with respect to the excise tax imposed under Section 4999 of the Code.
Summary of the Amended Plan
The Amended Plan is set forth as Appendix A to the proxy statement. The following is a description of the material features of the Amended Plan, which is qualified in its entirety by reference to Appendix A.
Purpose
The purpose of the Amended Plan, like the Existing Plan, is to increase stockholder value and provide a means to advance the interests of Baxter and its subsidiaries by providing a variety of economic incentives designed to motivate, retain and attract employees, directors, consultants, advisors and other persons providing services to Baxter.
Administration
The Amended Plan will be administered by the CHC Committee. The CHC Committee has the sole and plenary authority to establish the terms and conditions of any award consistent with the provisions of the Amended Plan. The CHC Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Amended Plan and any instrument or agreement relating to, or any award granted under, the Amended Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the CHC Committee deems appropriate for the proper administration of the Amended Plan; to make any other determination and take any other action that the CHC Committee deems necessary or desirable for the administration of the Amended Plan; and to adopt sub-plans to the Amended Plan for the purpose of permitting the offering of awards to employees of certain designated foreign subsidiaries or otherwise outside the United States.
Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which Baxter’s securities are listed or traded, the CHC Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the Amended Plan. Any such allocation or delegation may be revoked by the CHC Committee at any time. Unless otherwise expressly provided in the Amended Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Amended Plan or any award or any documents evidencing awards granted pursuant to the Amended Plan are within the sole discretion of the CHC Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, Baxter, any holder or beneficiary of any award, and any stockholders.
Eligibility
Any employee, director, officer, consultant or advisor to Baxter or an affiliate thereof who is selected by the CHC Committee to participate in the Amended Plan is eligible to receive an award thereunder. As of March 4, 2026, approximately 37,500 employees inclusive of Baxter’s President and CEO and nine non-employee directors would be eligible to receive awards under the Amended Plan.
Shares Subject to the Amended Plan
The Amended Plan provides that, subject to the “adjustment” provisions of the Amended Plan described below, the total number of shares of common stock that may be issued is 20,000,000, plus any shares of common stock that are available under the Existing Plan on the date that the Amended Plan is approved by stockholders (the Absolute Share Limit). As noted above, as of March 4, 2026, there were 24,050,285 shares of common stock remaining available for issuance of future awards under the Existing Plan, which would result in an Absolute Share Limit of 44,050,285 shares of common stock if the Amended Plan were approved by stockholders on such date. The actual Absolute Share Limit will reflect incremental changes in the number of shares of common stock remaining available under the Existing Plan to reflect issuances and forfeitures of equity

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awards following such date through the Effective Date of the Amended Plan. The maximum number of shares for which incentive stock options may be granted under the Amended Plan is 5,000,000 (subject to the “adjustment” provisions of the Amended Plan described below), and the maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year in respect of such non-employee director’s service on the Board, will not exceed $1,500,000 in total value. Except as otherwise provided in the Amended Plan and for substitute awards (as described below), in the event any award is forfeited, cancelled, surrendered or terminated without the payment of the full number of shares subject to such award, including as a result of the award being settled in cash, the undelivered shares may be granted again under the Amended Plan.
Shares of common stock subject to an award under the Amended Plan may not again be made available for issuance if such shares: (i) were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR; (ii) were delivered to or withheld by Baxter to pay the exercise price, the strike price, or the withholding taxes related to an outstanding award; or (iii) were repurchased on the open market with the proceeds of an option exercise. Any shares of common stock subject to a Full Value Award will be counted against the Absolute Share Limit as three shares of common stock for every share of common stock issued in connection with such award. If shares of common stock subject to any such Full Value Award are forfeited, cancelled, surrendered, or terminated without issuance of shares and would otherwise return to the Amended Plan, three times the number of shares of common stock so forfeited, cancelled, surrendered or terminated will again be available for issuance under the Amended Plan. A Full Value Award (as used in this Proposal 4) is a grant of one or more shares of common stock or a right to receive the same in the future, including restricted stock, RSUs, deferred stock, deferred stock units, performance shares, PSUs and dividend equivalents.
Awards may, in the sole discretion of the CHC Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by Baxter or with which Baxter combines (substitute awards), and such substitute awards will not be counted against the total number of shares that may be issued under the Amended Plan, except that substitute awards intended to qualify as “incentive stock options” will count against the limit on incentive stock options described above. Baxter’s issuance of shares of stock unrelated to the Amended Plan will not affect, and no adjustment by reason of such issuance will be made, with respect to outstanding awards under the Amended Plan unless expressly provided by its terms. No award may be granted under the Amended Plan on or after the tenth anniversary of the date that the Existing Plan was originally approved by stockholders (or May 4, 2031), but awards granted prior to such date may extend beyond that date.
Options
The CHC Committee may grant non-qualified stock options and incentive stock options under the Amended Plan, with terms and conditions determined by the CHC Committee that are not inconsistent with the Amended Plan; provided that all stock options granted under the Amended Plan are required to have a per share exercise price that is not less than the greater of 100% of the fair market value of Baxter’s common stock or the par value of Baxter’s common stock underlying such stock options, each as determined on the date an option is granted (other than in the case of options that are substitute awards). All stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under the Amended Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of common stock is prohibited by Baxter’s insider trading policy (or company-imposed blackout period), the term will automatically be extended until the earlier of the 30th day following the end of such period and the expiration of the original option exercise period. Additionally, in the sole discretion of the CHC Committee, any option that is exercisable but unexercised as of the day immediately before its expiration may be automatically exercised, in accordance with procedures established for this purpose by the CHC Committee, but only if the exercise price is less than the fair market value of a share of common stock on that date. The CHC Committee, in its discretion, may provide post-exercise restrictions on shares of stock acquired pursuant to the exercise of an option as it determines to be appropriate. The purchase price for the shares as to which a stock option is exercised may be paid to Baxter, to the extent permitted by law, (1) in cash or its equivalent at the time the stock option is exercised, (2) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements under the Amended Plan or that may be imposed by the CHC Committee, or (3) by such other method as the CHC Committee may permit in its sole discretion, including, without limitation, (A) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to Baxter the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (B) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price. No incentive stock options may be granted under the Amended Plan more than ten years after the date of original adoption of the Existing Plan by the Board (or February 15, 2031).

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Stock Appreciation Rights
The CHC Committee may grant SARs subject to terms and conditions that are not inconsistent with the Amended Plan. Generally, each SAR will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the CHC Committee) equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (2) the number of shares of common stock covered by the SAR, less an amount equal to any statutory withholding amounts or taxes required to be withheld. The strike price per share of a SAR will be determined by the CHC Committee at the time of grant, but in no event may such amount be less than the fair market value of a share of common stock on the date the SAR is granted (other than in the case of SARs granted in tandem with or in substitution for previously granted awards). The exercise of a SAR granted in connection with an option will cancel the corresponding tandem option right with respect to such share of common stock, and vice versa.
Restricted Shares and RSUs
The CHC Committee may grant restricted shares of common stock or RSUs, representing the right to receive, upon the expiration of the applicable restricted period, one share of common stock for each RSU, or, in the CHC Committee’s sole discretion, the cash value thereof (or any combination of shares and cash). As to restricted shares of common stock, subject to the other provisions of the Amended Plan, the holder will generally have the rights and privileges of a stockholder, including, without limitation, the right to vote such restricted shares of common stock (except that dividends credited on such restricted shares of common stock may be subject to the same restrictions applicable to the underlying awards and delivered without interest to the holder of such shares when the restrictions on such shares lapse). To the extent provided in the applicable award agreement, the holder of outstanding RSUs may be entitled to be credited with dividend equivalent payments (upon the payment by Baxter of dividends on shares of common stock) either in cash or, at the CHC Committee’s sole discretion, in shares of common stock having a value equal to the amount of such dividends (and interest may, at the CHC Committee’s sole discretion, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the CHC Committee). In the event that the dividend equivalents are subject to the same restrictions applicable to the underlying RSUs, the dividend equivalents will be held by Baxter and delivered at the same time as the underlying RSUs are settled following the release of restrictions on such RSUs, or forfeited if such RSUs are forfeited. An award agreement may also provide that dividend equivalents on RSUs will be reinvested in additional RSUs.
Other Stock-Based Awards and Other Cash-Based Awards
Under the Amended Plan, the CHC Committee may issue (i) unrestricted common stock, (ii) rights to receive grants of awards at a future date, (iii) other awards denominated in shares of common stock, valued by reference to, or that are otherwise based on the fair market value per share of common stock (including, without limitation, performance shares, performance share units, or performance units), or (iv) cash incentive awards or other awards denominated in cash (and payable in cash or, in the discretion of the CHC Committee, shares of common stock having value equivalent to the cash otherwise payable), including, without limitation, cash bonuses and performance-based awards.
Performance Compensation Awards
The CHC Committee may also make performance goals applicable to an award recipient with respect to any award granted in its discretion, including, but not limited to, one or more of the performance criteria listed below.
The CHC Committee has the sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply.
The performance criteria that will be used to establish the performance goal(s) may be based on the attainment of specific levels of performance of Baxter (and/or one or more members of the company group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and may include, but are not limited to, any of the following, which may be determined in accordance with GAAP or on a non-GAAP basis: (i) sales or net sales; (ii) gross profit or margin; (iii) expenses, including cost of goods sold, operating expenses, marketing and administrative expense, research and development, restructuring or other special or unusual items, interest, tax expense, or other measures of savings; (iv) operating earnings, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings; (v) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments, or capital expenditures; (vi) balance sheet performance, including debt, long or short term, inventory, accounts payable or receivable, working capital, or stockholders’ equity; (vii) return measures, including return on invested capital, sales, assets, or equity; (viii) stock price performance or stockholder return; (ix) economic value created or added; (x) implementation or completion of critical projects, including acquisitions, divestitures, and other ventures, process improvements, product or production quality, attainment of other strategic objectives, including market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals, or the like; (xi) any other objective or subjective performance criteria specified by the CHC Committee; or (xii) any combination of the foregoing.

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The CHC Committee will have the authority to specify adjustments or modifications to be made to the calculation of a performance goal for a performance period, based on and to appropriately reflect the following events: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (4) any reorganization and restructuring programs; (5) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in Baxter’s annual report to stockholders for the applicable year; (6) acquisitions or divestitures; (7) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (8) foreign exchange gains and losses; (9) discontinued operations and nonrecurring charges; (10) a change in Baxter’s fiscal year; and (11) any other adjustments specified by the CHC Committee. If the CHC Committee determines that a change in the business, operations, corporate structure or capital structure of Baxter, or any other events or circumstances, renders any performance goals to be unsuitable, the CHC Committee may modify such goals as it deems appropriate.
Following the completion of a performance period, the CHC Committee will review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing that amount of the performance compensation awards earned for the period. In determining the actual amount of an individual participant’s performance compensation award for a performance period, the CHC Committee may make such adjustments to the amount of the performance compensation award earned as it determines in its sole discretion.
Deferrals of Payment
The CHC Committee may determine that the delivery of shares or cash upon the vesting, exercise or settlement of an award under the Amended Plan may or will be deferred in accordance with applicable law.
Effect of Certain Events on the Amended Plan and Awards
In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Baxter’s common stock or other securities, issuance of warrants or other rights to acquire shares of Baxter’s common stock or other securities, or other similar corporate transaction or event that affects the shares of common stock, or (b) unusual or nonrecurring events affecting Baxter, including changes in applicable rules, rulings, regulations or other requirements, affecting the shares of common stock such that the CHC Committee determines, in its sole discretion, that an adjustment is warranted in order to prevent a substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (an adjustment event), the CHC Committee will, in respect of any such adjustment event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (i) the Absolute Share Limit or any other limits applicable under the Amended Plan with respect to the number of awards which may be granted under the Amended Plan, (ii) the number of shares of Baxter’s common stock or other securities which may be delivered in respect of awards or with respect to which awards may be granted under the Amended Plan and (iii) the terms of any outstanding award (subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code), including, without limitation, (A) the number of shares of common stock subject to outstanding awards or to which outstanding awards relate (with any increase requiring the approval of the Board), (B) the exercise price or strike price with respect to any award or (C) any applicable performance measures.
Without limiting the generality of the foregoing, in connection with an adjustment event, the CHC Committee may in its sole discretion provide for the cancellation of any outstanding award granted (x) in exchange for payment in cash, property, or other securities having an aggregate fair market value of the shares of common stock covered by such award, reduced by the aggregate exercise price, strike price, or purchase price thereof, if any, and (y) with respect to any awards for which the exercise price, strike price, or purchase price per share of common stock is greater than or equal to the then current fair market value per share of common stock, for no consideration; provided, that any substitution or adjustment of any incentive stock option will comply with Section 424(a) of the Code and maintain the qualification of such award as an incentive stock option for purposes of Section 422 of the Code.
Except as otherwise determined by the CHC Committee at the time of a change in control, or as provided in an award agreement or a participant’s change in control agreement, in connection with any change in control event of Baxter, the following will apply: (i) no award that is not otherwise vested or exercisable will become vested or exercisable solely as the result of the occurrence of a change in control, except as otherwise determined by the CHC Committee (in accordance with clause (x) of the above paragraph) in the case of a change in control that results in Baxter no longer being a publicly traded corporation, or in the assets or stock of Baxter being transferred to a successor that does not agree to assume Baxter’s obligations under outstanding awards; and (ii) if the participant experiences a qualifying termination (generally, a termination of service with a successor company and its subsidiaries without cause, or by the participant with good reason, within twenty-four (24) months of a change in control), the participant’s awards will be fully vested and, in the case of an option or SAR, will remain exercisable until the award’s original expiration date; provided that, in the case of an award subject in whole or part to performance-based vesting, the applicable performance goals will be deemed to have been met at the target level.

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Proposal 4	Table of Contents
Nontransferability of Awards
An award will not be transferable or assignable by a participant (including, without limitation, except as may be prohibited by applicable law, pursuant to a domestic relations order) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the company or any affiliate. However, the CHC Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of such participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.
Amendment and Termination
The Board may amend, alter, suspend, discontinue, or terminate the Amended Plan or any portion of the Amended Plan at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if (1) such approval is necessary to comply with any regulatory requirement applicable to the Amended Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which Baxter’s securities may be listed or quoted) or for changes in GAAP to new accounting standards, (2) it would materially increase the number of securities which may be issued under the Amended Plan (except for adjustments in connection with certain adjustment events), or (3) it would materially modify the requirements for participation in the Amended Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to be effective without such individual’s consent.
The CHC Committee may also, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of any participant with respect to such award; provided, further, that without stockholder approval, except as otherwise permitted in the “adjustments” provisions of the Amended Plan, (1) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (2) the CHC Committee may not cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the intrinsic value of the cancelled option or SAR, and (3) the CHC Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which Baxter’s securities are listed or quoted.
Dividends and Dividend Equivalents
The CHC Committee, in its sole discretion, may provide part of an award with dividends, dividend equivalents, or similar payments in respect of awards, on such terms and conditions as may be determined by the CHC Committee in its sole discretion; provided, that no dividend equivalents will be payable in respect of outstanding options or SARs. The CHC Committee may determine to subject any dividends, dividend equivalents, or other similar payments to the same restrictions applicable to their underlying awards, and in such case, such amounts will be held by Baxter and delivered to the participant (with or without interest in the CHC Committee’s sole discretion), at the time that the underlying award is settled (and the right to any such accumulated dividends, dividend equivalents or other similar payments will be forfeited upon the forfeiture of the award to which such amounts relate).
Clawback/Forfeiture
All awards will be subject to reduction, cancellation, forfeiture or recoupment to (i) the extent necessary to comply with any clawback, forfeiture, or other similar policy adopted by the Board or CHC Committee (including Baxter’s Mandatory Clawback Policy and Compensation Recoupment Policy, each as amended from time to time), and applicable law (including, without limitation, the applicable rules and regulations of the SEC and the NYSE or any other securities exchange or inter-dealer quotation system on which Baxter’s common stock is listed or quoted) and (ii) as the CHC Committee may specify in an award agreement, upon the occurrence of other specified events, including the failure to remit the amounts necessary to satisfy the participant’s tax withholding obligations, termination for cause, termination of service to Baxter or its subsidiaries, violation of material policies, breach of restrictive covenants, or other conduct by the participant that is detrimental to the business or reputation of Baxter or its subsidiaries. No recovery of compensation under a clawback policy will be classified as an event giving rise to a right to resign for “good reason” or “constructive termination.”

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Table of Contents	Proposal 4
Unfunded and Unqualified Plan
The Amended Plan is intended to be an unfunded plan and is not qualified under Section 401 of the Code. In addition, the Amended Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended Plan. This discussion does not address all aspects of the United States federal income tax consequences that could arise from participation in the Amended Plan, some of which may be relevant to participants in light of their personal investment or tax circumstances; it also does not discuss any state, local or non-United States tax consequences of participating in the Amended Plan. Before taking any actions with respect to any awards, each participant is advised to consult such participant’s tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws.
Non-Qualified Stock Options and SARs
Generally, no taxable income is reportable when a non-qualified stock option or SAR is granted to a person. Upon exercise, generally, the person will have ordinary income equal to the fair market value of Baxter’s common stock on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock received upon exercise will be a capital gain or loss to the person.
Incentive Stock Options
Generally, no taxable income is reportable when an incentive stock option is granted or exercised (except for persons who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the incentive stock option is exercised). If the person exercises the incentive stock option and then sells the underlying shares of Baxter’s common stock at least two years after the grant date and at least one year after the exercise date (together, the ISO holding periods), the sale price minus the exercise price will be taxed as a long-term capital gain or loss. If the person exercises the incentive stock option and sells the shares before the end of the holding periods described in the previous sentence, then the person generally will recognize ordinary income at the time of the sale equal to the fair market value of the shares of Baxter’s common stock on the exercise date (or the sale price, if less) minus the exercise price of the incentive stock option, and any additional gain on the sale will be treated as capital gain.
Restricted Stock and RSUs
A person receiving restricted stock or RSUs generally will not recognize taxable income upon the grant unless, in the case of restricted stock that is subject to a substantial risk of forfeiture, the person timely elects under Section 83(b) of the Code to be taxed at that time. If such election is made, the person will recognize compensation taxable as ordinary income at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the person will recognize ordinary income at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. A person receiving RSUs will recognize ordinary income on the settlement date of the shares of Baxter’s common stock (or cash) received, equal to the fair market value on such date. Any gain or loss upon the disposition of the stock acquired with respect to settlement of the award will be a capital gain or loss to the person.
Performance Awards and Other Stock-Based Awards
A person receiving a performance award or other stock-based award that is subject to a substantial risk of forfeiture will generally not recognize income at the time of grant or receipt. A person will generally recognize ordinary income in an amount equal to any cash received or the value of any shares of Baxter’s common stock received on the date of payment or delivery of such cash or shares in settlement of such person’s performance compensation award. If a stock-based award is not subject to a substantial risk of forfeiture at grant, such as an award of fully vested stock, the person will generally recognize ordinary income in an amount equal to the value of any shares received on the date of receipt. Any gain or loss upon the disposition of the stock acquired with respect to settlement of the performance award or other stock-based award will be a capital gain or loss to the person.
Other Cash-Based Awards
Generally, other cash-based awards are subject to tax at the time of payment.
Impact of Sale of Stock
Upon the disposition of shares of Baxter’s common stock received or acquired with respect to an award under the Amended Plan, whether the person holding such shares will recognize a long-term or short-term capital gain or loss will depend on the length of time the shares are held.

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Tax Withholding
As a condition to the delivery of any shares of Baxter’s common stock to the recipient of an award, Baxter (or, if applicable, the affiliate employer) may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award or withhold or receive shares in satisfaction of a participant’s tax obligations; provided that the amount of tax withholding to be satisfied by withholding shares will be limited to the maximum individual statutory tax rate in a given jurisdiction (or such lower amount as may be necessary to avoid liability award accounting or any other accounting consequence or cost to Baxter).
Tax Effects for Baxter
Baxter (or, if applicable, the affiliate employer) generally will receive a tax deduction for any ordinary income recognized by a person with respect to an award under the Amended Plan (for example, upon the exercise of a non-qualified stock option). In the case of incentive stock options that meet the holding period requirements described above, the person will not recognize ordinary income; therefore, neither Baxter (nor any affiliate employer) will receive a deduction. Baxter’s (or, if applicable, the affiliate employer’s) deduction may also be limited by Section 280G or Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.
Historical Equity Awards Table
The following table sets forth the number of time-based restricted stock units, performance share units and stock options granted over the lifetime of the Existing Plan to the individuals and groups indicated below as of March 4, 2026:

NAME AND POSITION	TIME-BASED FULL VALUE AWARDS(1) (#)	PERFORMANCE SHARE UNITS (#)	STOCK OPTIONS (#)

Andrew Hider President and CEO	569,854	944,557	954,157
José Almeida Former Chair of the Board, President and CEO	243,474	344,058	433,041
Brent Shafer Non-Executive Chair and Former Executive Chair and Interim CEO	89,295	—	—
Joel Grade Executive Vice President and CFO	271,029	237,790	304,199
Heather Knight Former Executive Vice President, COO and Interim Group President, Medical Products & Therapies	187,846	119,897	233,292
Reaz Rasul Executive Vice President and Group President, Healthcare Systems & Technologies	134,919	85,081	159,651
David Rosenbloom Executive Vice President and General Counsel	153,412	131,780	214,538
Alok Sonig Former Executive Vice President and Group President, Pharmaceuticals	146,353	90,789	189,474
Cecilia Soriano Group President, ITT and Pharmaceuticals	82,663	65,455	96,611
All current executive officers as a group (6 persons)	1,241,554	1,500,276	1,772,259
All current directors who are not executive officers as a group (8 persons)(2)	140,031	—	5,685
All current non-executive officer employees as a group (approximately 2,240 persons)	10,888,685	401,755	2,477,021
1.Includes RSUs granted to employees, and stock awards that vest immediately granted to non-employee directors.
2.Excludes Mr. Shafer. While he is a current (and former) non-executive officer director, all grants he has received over the life of the Existing Plan, both as a non-executive officer director and as Executive Chair and Interim CEO, are included in his individual entry in the table.

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Table of Contents	Proposal 4
No awards have been granted under the Existing Plan over its lifetime to the following categories of persons: (i) any associates of our non-employee directors, executive officers or nominees; or (ii) any other person who received or who is to receive 5% of such options, warrants or rights.
New Plan Benefits under the Amended Plan
The specific individuals who will be granted awards under the Amended Plan and the type and amount of any such awards will be determined by the CHC Committee. Accordingly, future awards to be received by or allocated to particular individuals under the Amended Plan are not presently determinable. Grants under the Existing Plan in 2025 to the NEOs are shown in the 2025 Grants of Plan-Based Awards table (as set forth in “Executive Compensation—Executive Compensation Tables”) and to Baxter’s non-employee directors are shown in the Director Compensation Table (as set forth in “Corporate Governance at Baxter International Inc.—Director Compensation”). The anticipated aggregate value of the unrestricted shares of common stock to be issued under the Amended Plan to our non-employee directors following completion of the Annual Meeting (subject to their re-election) are shown in the table below.

NAME AND POSITION	DOLLAR VALUE ($)

Andrew Hider President and CEO	N/A
José Almeida Former Chair of the Board, President and CEO	N/A
Brent Shafer Non-Executive Chair and Former Executive Chair and Interim CEO	N/A
Joel Grade Executive Vice President and CFO	N/A
Heather Knight Former Executive Vice President, COO and Interim Group President, Medical Products & Therapies	N/A
Reaz Rasul Executive Vice President and Group President, Healthcare Systems & Technologies	N/A
David Rosenbloom Executive Vice President and General Counsel	N/A
Alok Sonig Former Executive Vice President and Group President, Pharmaceuticals	N/A
Cecilia Soriano Group President, ITT and Pharmaceuticals	N/A
All current executive officers as a group (6 persons)	N/A
All current directors who are not executive officers as a group (8 persons)[1]	1,720,000
All current non-executive officer employees as a group (approximately 2,240 persons)	N/A
1.Inclusive of Mr. Shafer, who returned to a current non-executive director role upon Mr. Hider's hire in August 2025. Does not include Dr. Stephen Oesterle, who will retire from the Board in May 2026.

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Equity Compensation Plan Information
The following table provides information relating to shares of common stock that may be issued under Baxter’s existing equity compensation plans as of December 31, 2025.

PLAN CATEGORY	NUMBER OF SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SHARES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SHARES REFLECTED IN COLUMN (A)(B))

Equity Compensation Plans Approved by Stockholders	21,350,925[1]	$60.12 [2]	46,513,873[3]
Equity Compensation Plans Not Approved by Stockholders	0	—	—
Total	21,350,925[4]	$60.12 [2]	46,513,873
1.Excludes purchase rights under our Employee Stock Purchase Plan (ESPP). Under the ESPP, eligible employees may purchase shares of common stock through payroll deductions of up to 15 percent of base pay at a purchase price equal to 85 percent of the closing market price on the purchase date (as defined by the ESPP). A participating employee may not purchase more than $25,000 in fair market value of common stock under the ESPP in any calendar year and may withdraw from the ESPP at any time.
2.RSUs and PSUs are excluded when determining the weighted-average exercise price of outstanding options.
3.Includes (i) 6,371,202 shares of common stock available for purchase under the ESPP; and (ii) 40,142,671 shares of common stock available under the Existing Plan.
4.Includes outstanding awards of 13,755,445 stock options, which have a weighted-average exercise price of $60.12 and a weighted-average remaining term of 3.95 years, 6,139,204 shares of common stock issuable upon vesting of RSUs, and 1,263,942 shares of common stock reserved for issuance in connection with PSU grants.
The Board of Directors recommends a vote “FOR” this proposal.

104	| 2026 Annual Meeting of Stockholders and Proxy Statement

Proposal 5

Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Amend Board Size
Our Board of Directors has approved and recommends that stockholders approve an amendment to our Amended and Restated Certificate of Incorporation to provide that the Board shall consist of no fewer than five directors.

The Board recommends a vote FOR this proposal. Proxies solicited by the Board will be voted FOR this proposal unless otherwise instructed.

Our Amended and Restated Certificate of Incorporation (the Certificate of Incorporation) currently provides that the Board shall consist of no fewer than nine directors and no more than 17 directors, with the exact number being fixed by the Board.
After careful consideration, our Board has approved, subject to the approval of our stockholders, an amendment to the Certificate of Incorporation to reduce the required minimum number of directors to five with no stated maximum limit (the Proposed Amendment). While the Board’s size has generally remained static since completion of the spinoff of Baxter’s bioscience business in July 2015, the Board size recently contracted consistent with Baxter’s smaller footprint after completion of the Kidney Care sale in January 2025 and ongoing Board refreshment. While the Board currently intends to maintain a roughly similar size going forward (after giving effect to the reduction to occur immediately prior to the Annual Meeting in connection with Dr. Oesterle’s retirement), the actual number of directors may vary from time to time. Additional changes are more likely during periods of additional strategic transformation as we may further reevaluate and adjust our Board composition to ensure continued alignment with evolving business priorities.
The Board believes that providing greater flexibility in its size is in the best interest of Baxter and our stockholders as it will enable the Board to maintain the optimal number of directors to facilitate effective decision-making while also ensuring compliance with the Certificate of Incorporation during transitional periods. The additional flexibility provided by the Proposed Amendment will further allow effective Board refreshment and succession planning practices in the future but avoid imposing undue haste in recruiting new directors in the event any unexpected vacancies result in the Board’s size falling below the existing minimum size requirement. Given the importance of recruiting strong and qualified candidates to serve as Baxter directors, the Board believes that it is prudent to be able to conduct an organized search for a replacement when vacancies occur in order to maintain the high quality of the Board. At the same time, the Board believes that setting a minimum of five directors will help preserve a variety of skills, perspectives and experience so that the Board can continue to provide effective strategic oversight of Baxter.
The Board remains committed to strong corporate governance practices and protecting stockholder rights. As such, Baxter maintains annual director elections, regular refreshment including the appointment of three of our current independent directors over the last three years, a range of key skills represented on the Board consistent with its oversight responsibilities and strong Board independence.
Proposed Amendment
Accordingly, for the reasons set forth herein, the Board is asking our stockholders to approve the Proposed Amendment, which, upon approval and filing with the Secretary of State of the State of Delaware, would only amend and restate the first sentence of Article FIFTH of the Certificate of Incorporation to read as follows (with additions indicated by underlining and deletions indicated by strikeouts):
FIFTH: The number of directors which shall constitute the whole Board of Directors of the Corporation shall be the number from time to time fixed by the Board of Directors but in no event shall be less than five ~~nine or more than seventeen~~.

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Vote Required
Approval of this Proposal 5 requires the affirmative “FOR” vote of the holders of a majority of the shares of Baxter's common stock outstanding and entitled to vote on the proposal at the Annual Meeting. If this Proposal 5 is approved by our stockholders, the Proposed Amendment will become effective upon the filing of a related Certificate of Amendment reflecting only the changes set forth above, with the Secretary of State of the State of Delaware, which we anticipate will occur shortly after the Annual Meeting. If this Proposal 5 is not approved by our stockholders, the Proposed Amendment will not be implemented.
The Board of Directors recommends a vote “FOR” this proposal.

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General Information
Questions and Answers about the Annual Meeting
Q.Who is entitled to vote?
A.All record holders of Baxter common stock as of the close of business on March 13, 2026 are entitled to vote. On that day, approximately shares were outstanding. Each share is entitled to one vote on each matter presented at the Annual Meeting.
Q.How do I vote?
A.Baxter offers registered stockholders three ways to vote, other than by virtually attending the Annual Meeting and voting through the online platform:
•By Internet, following the instructions on the Notice or the proxy card;
•By telephone, using the telephone number printed on the proxy card; or
•By mail (if you received your proxy materials by mail), using the enclosed proxy card and return envelope.
Q.How do I participate in the Annual Meeting?
A.To provide a safe, convenient and cost-efficient experience to all stockholders regardless of location, the Annual Meeting will be held only in a virtual format. Please refer to “Other Information—Attending the Annual Meeting” for more information.
Q.How do I vote shares that are held by my broker?
A.If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that your broker or nominee provides to you. Most brokers offer voting by mail, telephone and the Internet.
Q.What does it mean to vote by proxy?
A.It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares in accordance with the following recommendations of the Board:

COMPANY PROPOSALS		BOARD RECOMMENDATION	PAGE

1	Election of Directors	FOR each nominee	14
2	Advisory Vote to Approve Named Executive Officer Compensation for 2025	FOR	41
3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2026	FOR	87
4	Approval of the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan.	FOR	93
5	Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Amend Board Size.	FOR	105
Q.What if I submit a proxy and later change my mind?
A.If you have given your proxy and later wish to revoke it, you may do so by giving written notice to the Corporate Secretary, submitting another proxy bearing a later date (in any of the permitted forms), or voting online during the Annual Meeting.

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General Information	Table of Contents
Q.What happens if other matters are raised at the Annual Meeting?
A.If other matters are properly presented at the Annual Meeting, the individuals named as proxies will have the discretion to vote on those matters for you in accordance with their best judgment. However, Baxter’s Corporate Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the Annual Meeting.
Q.How is it determined whether a matter has been approved?
A.Assuming a quorum is present, the approval of the matters specified in the Notice of Annual Meeting of Stockholders will be determined as follows:
•Each director nominee under Proposal 1 receiving a majority of votes cast (meaning, the number of votes cast “for” the director’s election exceeds the number of votes cast “against” his or her election) will be elected as a director.
•The approval of the amendment to our Amended and Restated Certificate of Incorporation under Proposal 5 requires the affirmative vote of a majority of shares of common stock outstanding and entitled to vote on the matter at the Annual Meeting.
•Each other matter requires the affirmative vote of a majority of the shares of common stock, present (virtually) in person or represented by proxy, and entitled to vote on the matter at the Annual Meeting.
Q.Who will count the vote?
A.Baxter has engaged Broadridge Financial Solutions, Inc. (Broadridge) to serve as the tabulator of votes and a representative of Broadridge will serve as the Inspector of Election at the Annual Meeting.
Q.How do I find out the voting results?
A.Preliminary results are typically announced at the Annual Meeting. Final voting results will be reported on a Form 8-K filed with the SEC following the Annual Meeting.
Q.What constitutes a quorum?
A.The holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present virtually or represented by proxy, constitutes a quorum. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.
Q.What are broker non-votes and what effect do they have?
A.Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders. If that happens, the nominees may vote those shares only on matters deemed “routine” by the NYSE, such as the ratification of the appointment of our independent registered public accounting firm. On “non-routine” matters, nominees cannot vote unless they receive voting instructions from beneficial owners, resulting in so called “broker non-votes.” The items being considered at the Annual Meeting, except for “Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm for 2026”, are considered “non-routine” matters.
Broker non-votes will have no impact on “Proposal 1—Election of Directors”, “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation for 2025”, or “Proposal 4—Approval of the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan”.
Broker non-votes will have the same effect as a vote against “Proposal 5—Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Amend Board Size”.
Q.What effect does an abstention have?
A.Abstentions or directions to withhold authority will have no effect on the outcome of Proposal 1. Abstentions will have the same effect as a vote against any of the other matters specified in the Notice of Annual Meeting of Stockholders.

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Table of Contents	General Information
Q.What is “householding” and how does it affect me?
A.Baxter has adopted “householding”, a procedure under which stockholders of record who have the same address and last name and do not receive proxy materials electronically will receive a single Notice of Internet Availability of Proxy Materials or set of proxy materials, unless one or more of these stockholders notifies the company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to the company by reducing printing and postage costs and reduces the environmental impact of the Annual Meeting.
If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, or if you wish to receive separate copies of future notices, annual reports and proxy statements, please call 1-866-540-7095 or write to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The company has instructed Broadridge to deliver requested documents to a requesting stockholder of record promptly upon receipt of a related request.
Any stockholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Broadridge at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.
Q.What shares are covered by the proxy card?
A.The proxy card covers all shares held by you of record (registered in your name). If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares.
Q.Does the company offer an opportunity to receive future proxy materials electronically?
A.Yes. If you wish to receive future proxy materials over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, you will not have the option to elect electronic delivery while voting.
If you elect electronic delivery, the company will discontinue mailing the proxy materials to you beginning next year and will send you an e-mail message notifying you of the Internet address or addresses where you may access next year’s proxy materials and vote your shares. You may discontinue electronic delivery at any time.
Q.What are the benefits of electronic delivery?
A.Electronic delivery reduces the company’s printing and mailing costs as well as the environmental impact of the Annual Meeting. It is also a convenient way for you to receive your proxy materials and makes it easy to vote your shares over the Internet.

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Other Information
Attending the Annual Meeting
The Annual Meeting will be held virtually on Tuesday, May 5, 2026 at 9 a.m., Central Time. Online access to the Annual Meeting will begin at 8:45 a.m., Central Time. To provide a safe, convenient and cost-efficient experience to all stockholders regardless of location, the Annual Meeting will be held only in a virtual format. You can attend the Annual Meeting by accessing www.virtualshareholdermeeting.com/BAX2026 and entering the 16-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials you previously received. If you hold your shares in “street name” (i.e., through an account at a broker or other nominee), please follow your broker’s or nominee’s instructions you previously received to obtain your 16-digit control number or otherwise attend through the broker or nominee. If you have other questions about attending the Annual Meeting, please contact Investor Relations at 224-948-3020 or Global_CORP_Investor_Relations@baxter.com.
We encourage you to access the Annual Meeting in advance of the designated start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the Annual Meeting log-in page.
Asking Questions
If you wish to submit a question, you may do so in two ways. If you want to ask a question before the Annual Meeting, then beginning on April 21, 2026 and until 11:59 p.m., Central Time, on May 4, 2026, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management”, type in your question and click “Submit.” Alternatively, you will be able to submit questions live during the Annual Meeting by accessing the meeting at www.virtualshareholdermeeting.com/BAX2026, typing your question into the “Ask a Question” field and clicking “Submit”.
Only questions pertinent to Annual Meeting matters will be answered during the Annual Meeting. If any questions pertinent to Annual Meeting matters cannot be answered during the Annual Meeting due to time constraints, the company will post and answer a representative set of these questions online at https://investor.baxter.com. The questions and answers will be available as soon as reasonably practicable after the Annual Meeting and will remain available until one week after posting.
Voting Shares at the Virtual Meeting
If you have not voted your shares prior to the Annual Meeting, you will be able to vote your shares electronically at the Annual Meeting by clicking “Vote Here” on the Annual Meeting website. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote your shares prior to the Annual Meeting by one of the methods described in the proxy statement.
Attending the Virtual Meeting as a Guest
If you would like to attend the Annual Meeting as a guest in listen-only mode, please access www.virtualshareholdermeeting.com/BAX2026 and enter the information requested on the screen. Please note you will not have the ability to ask questions or vote during the Annual Meeting if you participate as a guest.
Stockholder Proposals for the 2027 Annual Meeting
Any stockholder who intends to present a proposal at the 2027 annual meeting and who wishes to have a proposal included in Baxter’s proxy statement for that annual meeting, must deliver the proposal to the Corporate Secretary. All such proposals must be received by the Corporate Secretary no later than November 23, 2026 and must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting.
To be eligible for consideration at the 2027 annual meeting, any proposal that is a proper subject for consideration which has not been submitted by the deadline for inclusion in the proxy statement (as set forth above) must comply with the procedures specified in Baxter’s Bylaws. These procedures require, among other things, that notice of any such proposal be received by the Corporate Secretary no earlier than January 5, 2027 and no later than February 4, 2027 and contain all of the information required to be included in such notice under the Bylaws.
All submissions to, or requests of, the Corporate Secretary should be made to Baxter’s principal executive offices at One Baxter Parkway, Deerfield, Illinois 60015.

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Table of Contents	Other Information
Nominations of Individuals for Election as Directors at the 2027 Annual Meeting
A stockholder or group of up to 20 stockholders who have continuously owned Net Long Shares (as defined in Baxter's Bylaws) representing at least 3% of Baxter’s common stock for at least three years have the ability to submit director nominees (up to the greater of two and 20% of the Board) for inclusion in the related proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in the proxy access provision of Baxter’s Bylaws. Notice of any such nomination must be received by the Corporate Secretary no earlier than October 24, 2026 and no later than November 23, 2026 and contain all of the information required to be included in any Access Notice (as defined in Baxter's Bylaws).
To be eligible for consideration at the 2027 annual meeting, any nomination for director that is made outside of the proxy access procedures (as described above) must comply with the procedures specified in Baxter’s Bylaws. These procedures require, among other things, that notice of any such nomination be received by the Corporate Secretary no earlier than January 5, 2027 and no later than February 4, 2027 and contain all of the information required to be included in such notice under Baxter's Bylaws.
In addition to satisfying the foregoing requirements under Baxter’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Baxter’s nominees must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under Baxter’s Bylaws.
All submissions to, or requests of, the Corporate Secretary should be made to Baxter’s principal executive offices at One Baxter Parkway, Deerfield, Illinois 60015.
Cost of Proxy Solicitation
Baxter will bear the costs of soliciting proxies. Copies of proxy solicitation materials will be mailed to stockholders and employees of Baxter may communicate with stockholders to solicit their proxies. Banks, brokers and others holding stock in their names, or in the names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies and Baxter will reimburse them for their expenses.
In addition, Baxter has retained D.F. King & Co., Inc. to assist in the distribution and solicitation of proxies. Baxter has agreed to pay D.F. King & Co., Inc. a fee of approximately $22,500 plus other solicitation-related expenses.
Transfer Agent and Registrar
Correspondence concerning Baxter common    stock holdings or lost or missing certificates or dividend checks should be directed to: Computershare Trust Company, N.A., P.O. Box 43006, Providence, RI 02940-3006, (781)575-2723.
Forward-Looking Statements
The proxy statement contains forward-looking statements. Forward-looking statements are based on our current assumptions regarding future business and financial performance and various strategic and operational initiatives and actions. These statements by their nature address matters that are uncertain to different degrees. Words such as “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “seeks”, “intends”, “evaluates”, “pursues”, “anticipates”, “continues”, “designs”, “impacts”, “affects”, “forecasts”, “target”, “outlook”, “initiative”, “objective”, “designed”, “priorities”, “goal”, or the negative of those words or other similar expressions may identify forward-looking statements that represent our current judgment about possible future events, although not all forward-looking statements contain such words. These forward-looking statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions, and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform to expectations and predictions is subject to a number of risks and uncertainties, including those described in the 2025 Form 10-K, many of which are beyond our control. Further, other unknown or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement in the proxy statement speaks only as of the date on which it is made. Except as required by law, Baxter assumes no obligation, and expressly disclaims any obligation, to update or revise any forward-looking statements included in the proxy statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.
Websites
References to Baxter’s website or other links to its publications or other information are provided for the convenience of the company’s stockholders. None of the information or data included on its websites or accessible at these links is incorporated into, and will not be deemed to be a part of, the proxy statement or any of the company’s other filings with the SEC.

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Appendix A
BAXTER INTERNATIONAL INC. SECOND AMENDED
AND RESTATED 2021 INCENTIVE PLAN
Effective May 5, 2026
1. Purpose. The purpose of the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan is to increase stockholder value and provide a means to advance the interests of the Company and other members of the Company Group by providing a variety of economic incentives designed to motivate, retain and attract employees, directors, consultants, advisors and other persons providing services to the Company.
2. Definitions. The following definitions shall be applicable throughout the Plan.
(a) “2021 Plan” has the meaning set forth in Section 3 of the Plan.
(b) “2021 Plan Effective Date” means May 4, 2021.
(c) “Absolute Share Limit” has the meaning given such term in Section 5(a) of the Plan.
(d) “Accounting Firm” has the meaning given such term in Section 14(x) of the Plan.
(e) “Adjustment Event” has the meaning given such term in Section 12(a) of the Plan.
(f) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
(g) “Award Agreement” means the document(s) or other terms and conditions in a form specified by the Committee by which each Award is evidenced, which may be in written, electronic or in any other form as specified by the Committee.
(h) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, deferred stock, deferred stock units, performance shares, performance share units, Performance Compensation Award, Other Stock-Based Award, Other Cash-Based Award or any other award granted under this Plan.
(i) “Board” means the Board of Directors of the Company.
(j) “Cause” means (i) the willful and continued failure by the Participant to substantially perform their duties with a member of the Company Group that has not been cured within thirty (30) days after written demand for substantial performance is delivered by the member of the Company Group, which demand specifically identifies the manner in which the Participant has not substantially performed (other than any such failure resulting from the Participant’s incapacity due to Disability), or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company Group, monetarily, reputationally, or otherwise. For purposes hereof, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action was in the best interest of the Company Group. Notwithstanding the foregoing, if a Participant is a party to a Change in Control Agreement, “Cause” with respect to such Participant shall have the meaning given to such term in the Change in Control Agreement. The Company shall make the determination as to whether a Termination is for Cause, and such determination shall be binding, final and conclusive on all concerned.
(k) “Change in Control” means the first to occur of any of the following: (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of the Company or the entity surviving such merger or consolidation or (B) if there is no such parent, of the Company or such surviving entity; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, during any period of twelve (12) consecutive months beginning on or after the 2021 Plan Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or

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election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the 2021 Plan Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of the Company or the entity surviving such merger or consolidation or (B) if there is no such parent, of the Company or such surviving entity; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of the Company or of the entity to which such assets are sold or disposed or (B) if there is no such parent, of the Company or such entity.
Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if such Change in Control also constitutes a “change in control event” under Section 409A of the Code.
(l) “Change in Control Agreement” means an employment agreement, change in control agreement or plan, severance agreement or plan, or other agreement between the Company Group (or a member thereof) and a Participant or Company Group plan covering a Participant that provides for severance benefits upon a voluntary Termination for good reason or involuntary Termination without cause in connection with a Change in Control of the Company and that has been approved by the Board or the Committee.
(m) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(n) “Committee” means the Compensation and Human Capital Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(o) “Common Stock” means the common stock, par value $1.00 per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged), as adjusted as set forth hereunder.
(p) “Company” means Baxter International Inc., a Delaware corporation, and any successor thereto.
(q) “Company Group” means, collectively, the Company and its Subsidiaries.
(r) “Date of Grant” means the date as of which an Award is approved and as provided in the Award Agreement governing such Award, or such later date as may be required by applicable local law in the case of an Award granted to a Participant outside of the United States.
(s) “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.
(t) “Disability” means a condition entitling the Participant to receive benefits under a long-term disability plan of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee (or designee) in its sole and absolute discretion.
(u) “Effective Date” has the meaning set forth in Section 3 of the Plan.
(v) “Eligible Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (ii) with respect to actions undertaken to comply with the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, an “independent director” under the rules of the NYSE or any other securities exchange or inter- dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.
(w) “Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group who may be

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offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act. Prospective employees, directors, consultants or advisors who have accepted offers of employment or consultancy from a member of the Company Group are also Eligible Persons for purposes of the Plan.
(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(y) “Excise Tax” has the meaning given such term in Section 14(x) of the Plan.
(z) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.
(aa) “Fair Market Value” of one (1) share of Common Stock means, as of any date and except as otherwise provided by the Committee, the closing sale price of a share of Common Stock as reported on the NYSE Composite Tape (or if the Common Stock is not traded on the NYSE, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system) (“Composite Tape”) on the applicable date or, if no sales of shares of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date a sale was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable). For purposes of determining the Fair Market Value of shares of Common Stock that are sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such shares of Common Stock are sold.
(bb) “Full Value Award” is a grant of one (1) or more shares of Common Stock or a right to receive one (1) or more shares of Common Stock in the future, including Restricted Stock, Restricted Stock Units, deferred stock, deferred stock units, performance shares, performance share units and any dividend equivalents or units or rights issued in respect of dividend equivalents.
(cc) “GAAP” means generally accepted accounting principles.
(dd) “Good Reason” means the occurrence (without the Participant’s express written consent) of any of the following: (i) reduction by the Company in the Participant’s annual base salary as in effect on the Date of Grant or as the same may be increased from time to time; (ii) the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment immediately prior to the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations as in effect immediately prior to the change; or (iii) the failure by the Company to pay to the Participant any portion of the Participant’s current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due. The Participant shall not be deemed to have resigned for Good Reason unless (i) the Participant provides written notice to the Company of the existence of the Good Reason event within sixty (60) days after its initial occurrence, (ii) the Company fails to cure such Good Reason event within thirty (30) days after receipt of such notice, and (iii) the Participant effectively terminates employment within one-hundred twenty (120) days following the occurrence of the non-cured Good Reason event. Notwithstanding the foregoing, if a Participant is a party to a Change in Control Agreement, “Good Reason” with respect to such Participant shall have the meaning given to such term in the Change in Control Agreement.
(ee) “Immediate Family Members” has the meaning given such term in Section 14(b)(ii) of the Plan.
(ff) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(gg) “Indemnifiable Person” has the meaning given such term in Section 4(e) of the Plan.
(hh) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(ii) “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.
(jj) “NYSE” means the New York Stock Exchange.
(kk) “Option” means an Award granted under Section 7 of the Plan.
(ll) “Option Period” has the meaning given such term in Section 7(c)(ii) of the Plan.
(mm) “Other Cash-Based Award” means an Award granted under Section 10 of the Plan that is payable without reference to the value of Common Stock (including, without limitation, a cash incentive award).

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(nn) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan that is payable by reference to the value of Common Stock.
(oo) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.
(pp) “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.
(qq) “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.
(rr) “Performance Goals” means, for a Performance Period, one (1) or more goals established by the Committee for the Performance Period based upon the Performance Criteria.
(ss) “Performance Period” means the one (1) or more periods of time, as the Committee may select, over which the attainment of one (1) or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.
(tt) “Permitted Transferee” has the meaning given such term in Section 14(b)(ii) of the Plan.
(uu) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) any member of the Company Group, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(vv) “Plan” means this Baxter International Inc. Second Amended and Restated 2021 Incentive Plan, as it may be amended from time to time.
(ww) “Qualifying Termination” means a Termination of a Participant’s employment or service with a Successor Company and its Subsidiaries without Cause, or by the Participant for Good Reason, upon or within twenty- four (24) months of a Change in Control.
(xx) “Restricted Stock” means a share of Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(yy) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(zz) “SAR Period” has the meaning given such term in Section 8(c)(ii) of the Plan.
(aaa)“Section 409A of the Code” has the meaning given such term in Section 14(v)(i) of the Plan.
(bbb) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(ccc) “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable (or any Successor Company, to the extent applicable).
(ddd) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(eee) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.
(fff) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Section 424(f) of the Code.

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(ggg) “Substitute Awards” has the meaning given such term in Section 5(d) of the Plan.
(hhh) “Sub-Plans” means any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5 shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.
(iii) “Successor Company” means an acquiring company or successor to the Company, or the surviving company of a Change in Control, or, if any, the parent or holding company thereof.
(jjj) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient.
(kkk) “Vesting Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
3. Effective Date; Duration. The Plan shall become effective on May 5, 2026, the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”), subject to such approval. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the 2021 Plan Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards; and, provided further, that in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (a) the date of the adoption of the 2021 Plan by the Board (February 15, 2021) or (b) the 2021 Plan Effective Date. If the Plan is not approved by stockholders, the Baxter International Inc. 2021 Incentive Plan (as amended and restated in May 2024, the “2021 Plan”) shall continue to remain in effect in accordance with its terms until the tenth (10th) anniversary of the 2021 Plan Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the 2021 Plan shall continue to apply to such Awards.
4. Administration.
(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (x) adopt Sub-Plans.
(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one (1) or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 4(c), it is intended that any action under the Plan intended to qualify for the exemptions provided by Rule 16b-3 under the Exchange Act will be taken only by the Board or by a committee or subcommittee of two (2) or more Eligible Directors.

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However, the fact that any member of such committee or subcommittee shall fail to qualify as an Eligible Director shall not invalidate any action that is otherwise valid under the Plan.
(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan, any Award granted or any Award Agreements evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any other member of the Company Group, any Participant, any holder or beneficiary of any Award and any stockholder of the Company. To the extent provided by the Committee, any Award may be settled in cash rather than in shares of Common Stock.
(e) No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including legal fees and expenses) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award granted hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law (including the applicable rules of NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted) or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Person harmless.
(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter- dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5. Grant of Awards; Shares Subject to the Plan; Limitations.
(a) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, as of the Effective Date, the maximum number of shares of Common Stock subject to Awards that may be delivered under the Plan is 20,000,000 shares of Common Stock, plus any shares of Common Stock that are available under the 2021 Plan on the Effective Date (collectively, the “Absolute Share Limit”); (ii) subject to Section 12 of the Plan, no more than 5,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year in respect of such Non-Employee Director’s service on the Board, shall not exceed $1,500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
(b) Except as otherwise provided herein and other than with respect to Substitute Awards, any shares of Common Stock subject to an Award which for any reason expires or is forfeited, cancelled, surrendered, or terminated without issuance of shares of Common Stock (including shares of Common Stock attributable to Awards that are settled in cash) shall again be available under the Plan. Shares of Common Stock subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares of Common Stock are: (i) shares of Common Stock that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR; (ii) shares of Common Stock delivered to or withheld by the Company to pay the Exercise Price, the Strike Price, or the withholding taxes related to an outstanding Award; or (iii) shares of Common Stock repurchased on the open market with the proceeds of an Option exercise. Any shares of

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Common Stock subject to a Full Value Award shall be counted against the Absolute Share Limit as three (3) shares of Common Stock for every one (1) share of Common Stock issued in connection with such Award. If shares of Common Stock subject to any such Full Value Award are forfeited, cancelled, surrendered, or terminated without issuance of shares of Common Stock and would otherwise return to the Plan pursuant to this Section 5(b), three (3) times the number of shares of Common Stock so forfeited, cancelled, surrendered or terminated shall again be available for issuance under the Plan.
(c) Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.
(d) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan (and shares of Common Stock subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Section 5(b) above); provided that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company Group prior to such acquisition or combination. Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of any member of the Company Group convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.
6. Eligibility. Participation in the Plan shall be limited to Eligible Persons. The Committee shall determine and designate, from time to time, from among the Eligible Persons those persons who will be granted Awards under the Plan and who will become Participants, and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant.
7. Options.
(a) General. Each Option granted under the Plan shall be evidenced by an Award Agreement, in written or electronic form, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant), or if greater, the par value of a share of Common Stock (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

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(c) Vesting and Expiration.
(i) Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, subject to the terms of the Plan.
(ii) Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the earlier of (i) the thirtieth (30th) day following the expiration of such prohibition and (ii) the expiration of the original Option Period. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.
(iii) In the sole discretion of the Committee, any Option that is exercisable but unexercised as of the day immediately before the expiration of the Option Period may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Common Stock on that date. In the event of an automatic exercise, payment of the Exercise Price and any applicable tax withholdings shall be made by a “net exercise” procedure as described in Section 7(d)(ii)(B) below.
(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised in whole or in part (but with respect to whole shares of Common Stock only) by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (provided, however, that shares of Common Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances ); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP); or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation: (A) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (B) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price.
(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two (2) years after the Date of Grant of the Incentive Stock Option or (B) one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.
(f) Post-Exercise Limitations. The Committee, in its discretion, may provide in an Award Agreement such restrictions on shares of Common Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, share of Common Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.
(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter- dealer quotation system on which the securities of the Company are listed or traded.
8. Stock Appreciation Rights.
(a) General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be

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reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.
(c) Vesting and Expiration.
(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such events as determined by the Committee, subject to the terms of the Plan.
(ii) SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company- imposed “blackout period”), then the SAR Period shall be automatically extended until the earlier of (i) the thirtieth (30th) day following the expiration of such prohibition and (ii) the expiration of the original SAR Period.
(iii) In the sole discretion of the Committee, any SAR that is exercisable but unexercised as of the day immediately before the expiration of the SAR Period may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Strike Price is less than the Fair Market Value of a share of Common Stock on that date. In the event of an automatic exercise, payment of the Strike Price and any applicable tax withholdings shall be made as described in Section 8(e) below.
(d) Method of Exercise. SARs which have become exercisable may be exercised in whole or in part (but with respect to whole shares of Common Stock only) by written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. The exercise of a SAR granted in connection with an Option shall cancel the corresponding tandem SAR or Option right with respect to such share of Common Stock, and vice versa.
(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares of Common Stock subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee.
9. Restricted Stock and Restricted Stock Units.
(a) General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b) Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (if required by the Committee) an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder of Common Stock with respect to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that the Committee may determine that dividends credited with respect to any shares of Restricted Stock will be subject to the same restrictions (whether time-and/or performance-based) applicable to the underlying shares of Restricted Stock, and held by the Company and delivered (without interest) to the Participant at the time that the restrictions on such Restricted Stock lapse (and that the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent that shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with

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respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.
(c) Vesting. Restricted Stock and Restricted Stock Units shall vest, and any applicable Vesting Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee, subject to the terms of the Plan.
(d) Issuance of Restricted Stock and Settlement of Restricted Stock Units.
(i) Upon the expiration of the Vesting Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Vesting Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(ii) Unless provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Vesting Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or his or her beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part shares of Common Stock and part cash, as the case may be) beyond the expiration of the Vesting Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in settlement of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of Common Stock as of the date on which the Vesting Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalents (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate, and subject to such terms, as determined by the Committee. Any accumulated dividend equivalents (and interest thereon, if applicable) may be subject to the same restrictions (whether time-and/or performance-based) applicable to the underlying Restricted Stock Units. In the event that the dividend equivalents are subject to the same restrictions applicable to the underlying Restricted Stock Units, the dividend equivalents will be held by the Company and delivered at the same time as the underlying Restricted Stock Units are settled following the date on which the Vesting Period lapses with respect to such Restricted Stock Units (and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalents (or interest thereon, if applicable)). An Award Agreement may also provide that dividend equivalents on Restricted Stock Units will be reinvested in additional Restricted Stock Units.
(e) Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE BAXTER INTERNATIONAL INC. SECOND AMENDED AND RESTATED 2021 INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN BAXTER AND THE PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF BAXTER.
10. Other Stock-Based Awards and Other Cash-Based Awards. The Committee may issue Other Stock-Based Awards and Other Cash-Based Awards, including, without limitation, (a) unrestricted Common Stock, (b) rights to receive grants of Awards at a future date, (c) other Awards denominated in Common Stock, valued by reference to, or that are otherwise based on the Fair Market Value per share of Common Stock, including, without limitation, performance shares, performance units, or performance share units, or (d) cash incentive awards or other Awards denominated in cash (and payable in cash or, in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine (including, without limitation, Awards that are contingent on the achievement of Performance Goals over a specified Performance Period established by the Committee, or other restrictions and contingencies determined by the Committee, including provisions relating to deferred payment). Each Other

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Stock-Based Award granted under the Plan shall be evidenced by an Award Agreement, and each Other Cash-Based Awards shall be evidenced in such form, if any, as the Committee may determine from time to time. Each Other Stock-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 14(a) of the Plan.
11. Performance Compensation Awards.
(a) General. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award.
(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and any other applicable terms and conditions.
(c) Performance Criteria.
(i) The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one (1) or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and may include, but are not limited to, any of the following, which may be determined in accordance with GAAP or on a non-GAAP basis: (i) sales or net sales; (ii) gross profit or margin; (iii) expenses, including cost of goods sold, operating expenses, marketing and administrative expenses, research and development, restructuring or other special or unusual items, interest, tax expenses, or other measures of savings; (iv) operating earnings, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings; (v) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments, or capital expenditures; (vi) balance sheet performance, including debt, long or short term, inventory, accounts payable or receivable, working capital, or stockholders’ equity; (vii) return measures, including return on invested capital, sales, assets, or equity; (viii) stock price performance or stockholder return; (ix) economic value created or added; (x) implementation or completion of critical projects, including acquisitions, divestitures, and other ventures, process improvements, product or production quality, attainment of other strategic objectives, including market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals, or the like; (xi) any other objective or subjective performance criteria specified by the Committee; or (xii) any combination of the foregoing.
(ii) The Committee may specify any reasonable definition of the Performance Criteria that it uses, and any one (1) or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one (1) or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one (1) or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this Section 11(c).
(d) Modification of Performance Goal(s). The Committee shall have the authority to specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; (x) a change in the Company’s fiscal year; and (xi) any other adjustments specified by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render Performance Goals to be unsuitable, the Committee may modify such Performance Goals, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted, or transferred to a different business unit or function during a Performance Period, the Committee may determine that the Performance Goals or Performance Period are no longer appropriate and may (x) adjust, change or eliminate the Performance

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Goals or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Committee.
(e) Payment of Performance Compensation Awards.
(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(ii) Limitation. Unless otherwise provided in the applicable Award Agreement or as may otherwise be determined by the Committee, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.
(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period, and in so doing, the Committee may make such adjustments to the amount of the Performance Compensation Award earned as it determines in its sole discretion.
(iv) Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.
12. Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (except Other Cash-Based Awards):
(a) General. In the event (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock, or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, affects the shares of Common Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to prevent a substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan, and (C) the terms of any outstanding Award (subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code), including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award, or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Without limiting the generality of the foregoing, in connection with an Adjustment Event, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (I) in exchange for payment in cash, property, or other securities, in the Committee’s sole discretion, having an aggregate Fair Market Value of the shares of Common Stock covered by such Award, reduced by the aggregate Exercise Price, Strike Price, or purchase price thereof, if any, and (II) with respect to any Awards for which the Exercise Price, Strike Price, or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 12(a) shall comply with the rules of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Section 422 of the Code. Any adjustment made under this Section 12 shall be conclusive and binding for all purposes.
(b) Change in Control. Except as otherwise determined by the Committee at the time of a Change in Control or as provided in an Award Agreement or a Change in Control Agreement, in the event of a Change in Control of the Company, the following provisions will apply:

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(i) No Award that is not otherwise vested or exercisable shall become vested or exercisable solely as the result of the occurrence of a Change in Control, except as otherwise determined by the Committee in accordance with Section 12(a)(I) in the case of a Change in Control that results in the Company no longer being a publicly traded corporation, or in the assets or stock of the Company being transferred to a successor that does not agree to assume the Company’s obligations under outstanding Awards; and
(ii) If the Participant experiences a Qualifying Termination, the Participant’s Awards shall be fully vested and, in the case of an Option or SAR, shall remain exercisable until the original expiration date of the Option or SAR; provided that in the case of an Award the vesting of which is based in whole or part upon the attainment of Performance Goals, the Performance Goals shall be deemed to have been met at the target level. The Committee may require a Participant to enter into an agreement containing restrictive covenants, including without limitation, covenants not to compete, not to solicit customers or employees, not to make use of confidential information, not to disparage the Company, or to cooperate with the Company in responding to claims about which the Participant has knowledge, as a condition to the application of the provisions of this Section 12(b)(ii).
(c) Other Requirements. Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to his or her Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post- closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
13. Amendments and Termination.
(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if: (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (provided that adjustments made pursuant to Section 12(a) shall not be subject to this limitation); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.
(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided that, other than pursuant to Section 12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
14. General.
(a) Award Agreements; Plan Document Controls. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom the Award was granted, and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company. The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

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(b) Nontransferability.
(i) Each Award shall be exercisable only by such Participant to whom the Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (including, without limitation, except as may be prohibited by applicable law, pursuant to a domestic relations order) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any other member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules and procedures as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii) The terms of any Award transferred in accordance with Section 14(b)(ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c) Dividends and Dividend Equivalents. The Committee, in its sole discretion, may provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding Options or SARs. The Committee may determine to subject any dividends, dividend equivalents or other similar payments to the same restrictions (whether time- and/or performance-based) applicable to the underlying Award, and in such case, such amounts shall be held by the Company and delivered to the Participant (with or without interest, as the Committee may determine in its sole discretion) at the time that the underlying Award is settled (and the right to any such accumulated dividends, dividend equivalents, or other similar payments shall be forfeited upon the forfeiture of the Award to which such amounts relate).
(d) Special Director Provisions. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Board, awards to Non-Employee Directors shall be made in accordance with the terms of the Baxter International Inc. Non-Employee Director Compensation Plan, as amended, and all such awards shall be deemed to be made under the Plan.
(e) Tax Withholding.
(i) A Participant shall be required to pay to the Company or any other member of the Company Group, and the Company or any other member of the Company Group shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding or any other applicable taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of

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the Committee or the Company to satisfy all obligations for the payment of such withholding or any other applicable taxes.
(ii) Without limiting the generality of clause (i) above, the Committee may (but is not obligated to), in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP) having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability; provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the maximum required statutory withholding liability.
(f) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and his or her participation in the Plan.
(g) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any other member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(h) International Participants. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may, in its sole discretion, amend the terms of the Plan or any outstanding Awards with respect to such Participants and make such modifications, amendments, procedures and Sub-Plans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company Group operates or has employees or to obtain more favorable tax or other treatment for a Participant, the Company or any other member of the Company Group.
(i) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one (1) or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If more than one (1) beneficiary has been designated, the balance of the Participant’s benefits under the Plan shall be distributed to each such beneficiary per capita. If no beneficiary designation is filed by a Participant, or if the designated beneficiary is not surviving when a payment is to be made under the Plan, the beneficiary shall be the Participant’s estate.
(j) Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one (1) Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such

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Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.
(k) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.
(l) Government and Other Regulations.
(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable), over (II) the aggregate Exercise Price or Strike Price (of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, or the underlying shares in respect thereof.
(m) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

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(n) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(o) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable (including, without limitation, the granting of equity awards other than under this Plan) and such arrangements may be either applicable generally or only in specific cases.
(p) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any other member of the Company Group, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan (or with respect to any payments not yet made or shares of common stock not yet transferred) other than as unsecured general creditors of the Company and, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
(q) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company or any other member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(r) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company Group except as otherwise specifically provided in such other plan or as required by applicable law.
(s) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflicts of law provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.
(t) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(u) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(v) Section 409A of the Code.
(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan be exempt from or, in the alternative, comply with Section 409A of the Code and any Treasury Regulations promulgated thereunder (collectively, “Section 409A of the Code”), and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group guarantees that Awards under the Plan will comply with Section 409A of the Code or shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For

A-17	| 2026 Annual Meeting of Stockholders and Proxy Statement

Table of Contents	Appendix A
purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.
(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code, no payments in respect of any Awards that the Committee determines in good faith constitutes “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall, to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six (6)-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.
(iv) The Committee shall have the authority to amend any outstanding Awards to conform to the requirements of Section 409A of the Code but is under no obligation to make any changes to any Awards to cause such compliance.
(w) Clawback/Forfeiture.
(i) All Awards shall be subject to reduction, cancellation, forfeiture or recoupment (A) to the extent necessary to comply with (I) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time (including the Company’s Mandatory Clawback Policy and Compensation Recoupment Policy, each as amended from time to time); and (II) applicable law, including, but not limited to, the applicable rules and regulations of the Securities and Exchange Commission and the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, and (B) as the Committee may specify in an Award Agreement, upon the occurrence of other specified events, including, without limitation, failure to remit the amounts necessary to satisfy the Participant’s tax withholding obligations, Termination for Cause, Termination of the Participant’s provision of services to the Company or any other member of the Company Group, violation of material policies of any member of the Company Group, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any other member of the Company Group.
(ii) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.
(iii) To the extent that any policy adopted by the Company in order to comply with regulations issued pursuant to Section 10D of the Exchange Act, as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and related NYSE (or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted) rules requires any Participant to forfeit any Award, or repay any amount paid with respect to any Award, such policy shall be deemed incorporated into all outstanding Awards to the extent required by such regulations, and all Participants subject to such regulations, by accepting any Award, shall be deemed to have consented to the inclusion of provisions in their Award Agreement as determined by the Committee to be necessary or appropriate to comply with such regulations.
(iv) No recovery of compensation under a clawback policy or provision contemplated by this section will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any other member of the Company Group.
(x) Section 280G. If any payment or benefit received or to be received by a Participant (including any payment or benefit received pursuant to this Plan or otherwise) would be, in whole or in part, subject to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto, or any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any interest and penalties, are hereinafter collectively referred to as

2026 Annual Meeting of Stockholders and Proxy Statement |	A-18

Appendix A	Table of Contents
the “Excise Tax”), then the payments or benefits provided under this Plan or any other agreement pursuant to which the Participant receives payments that give rise to the Excise Tax will either be (i) paid in full, or (ii) reduced to the extent necessary to make such payments and benefits not subject to such Excise Tax. The Company shall reduce or eliminate the payments in the following order of priority in a manner consistent with Section 409A of the Code: (A) first by reducing cash compensation, (B) next from equity compensation, and then (C) pro rata among all remaining payments and benefits, in each case, in reverse order beginning with payments that are to be paid the farthest in time from the determination. The Participant shall receive the greater, on an after-tax basis, of (i) or (ii). In no event will the Company be required to gross up any payment or benefit to the Participant to avoid the effects of the Excise Tax or to pay any regular or excise taxes arising from the application of the Excise Tax. Unless the Company and the Participant otherwise agree in writing, any parachute payment calculation will be made in writing by the Accounting Firm (as defined below), whose calculations will be conclusive and binding upon the Company and the Participant for all purposes. The Company and the Participant will furnish to the Accounting Firm such information and documents as they may reasonably request in order to make a parachute payment determination. The Accounting Firm also will provide its calculations, together with detailed supporting documentation, both to the Company and to the Participant, before making any payments that may be subject to the Excise Tax. For purposes of this Plan, “Accounting Firm” shall mean the then-current independent auditors of the Company or such other consulting firm or nationally recognized certified public accounting firm as may be designated by the Company.
(y) Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company or any other member of the Company Group, as applicable, and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award; provided, this limitation will have no impact on the Company’s ability to enforce any clawback policy or provision as contemplated under Section 14(w) of the Plan.
(z) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

A-19	| 2026 Annual Meeting of Stockholders and Proxy Statement

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION
DATED MARCH 13, 2026

SCAN TO
VIEW MATERIALS & VOTE

BAXTER INTERNATIONAL INC.
ONE BAXTER PARKWAY
DEERFIELD, IL 60015

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 4, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BAX2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 4, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85336-P39519

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BAXTER INTERNATIONAL INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. William A. Ampofo II	☐	☐	☐
1b. Jeffrey A. Craig	☐	☐	☐
1c. Andrew P. Hider	☐	☐	☐
1d. Michael R. McDonnell	☐	☐	☐
1e. Patricia B. Morrison	☐	☐	☐
1f. Nancy M. Schlichting	☐	☐	☐
1g. Brent Shafer	☐	☐	☐
1h. Amy A. Wendell	☐	☐	☐
1i. David S. Wilkes, M.D.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	**For**	**Against**	**Abstain**
2. Advisory Vote to Approve Named Executive Officer Compensation for 2025	☐	☐	☐
3. Ratification of Appointment of Independent Registered Public Accounting Firm for 2026	☐	☐	☐
4. Approval of the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan	☐	☐	☐
5. Approval of Amendment to the Baxter International Inc. Amended and Restated Certificate of Incorporation to Amend Board Size	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BAXTER INTERNATIONAL INC.
2026 Annual Meeting of Stockholders

May 5, 2026
9:00 a.m. Central Daylight Time
www.virtualshareholdermeeting.com/BAX2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V85337-P39519

BAXTER INTERNATIONAL INC.
Annual Meeting of Stockholders
May 5, 2026 9:00 AM Central Daylight Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew P. Hider, David S. Rosenbloom and Ellen K. Bradford, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BAXTER INTERNATIONAL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM CDT on May 5, 2026, held virtually at www.virtualshareholdermeeting.com/BAX2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side